                                                 Filed Pursuant to Rule 424B
                                                 File No. 333-49761

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED MAY 26, 1998
TO PROSPECTUS DATED MAY 26, 1998)

                           $196,664,528 (APPROXIMATE)
                       HOMESIDE MORTGAGE SECURITIES, INC.
                                     SELLER
                             HOMESIDE LENDING, INC.
                                    SERVICER
          MULTI-CLASS MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-2

         On any Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than 5% of the aggregate unpaid scheduled principal balance of the Mortgage Pool on the Cut-off Date, the Servicer may repurchase from the Trust Fund all Mortgage Loans remaining outstanding at a purchase price equal to the sum of (i) the unpaid principal amount of such Mortgage Loans (other than any such Mortgage Loans as to which the related Mortgaged Properties have been acquired and whose fair market values are included in clause (ii) below), plus accrued interest thereon at the Net Mortgage Rate to the next Due Date and (ii) the fair market value of any such acquired properties, in each case less any unreimbursed Advances made with respect to such Mortgage Loans. Upon such repurchase, holders of the Offered Certificates generally will receive the outstanding principal balance of the Offered Certificates plus accrued interest thereon (other than on the Class IIA-P Certificates) at the applicable Remittance Rate.

         Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement dated May 26, 1998.

                              --------------------

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MAY 27, 1998

PROSPECTUS
----------

             MORTGAGE PASS-THROUGH CERTIFICATES (ISSUABLE IN SERIES)

                       HOMESIDE MORTGAGE SECURITIES, INC.

                                     SELLER

                             HOMESIDE LENDING, INC.

                                    SERVICER

         Each Certificate offered hereby will evidence a beneficial ownership interest in one of a number of trust funds (each a "Trust Fund") created by HomeSide Mortgage Securities, Inc. ("HomeSide Mortgage Securities" or the "Seller"), formerly known as BancBoston Mortgage Securities, Inc., from time to time. As specified in the related Prospectus Supplement, the property of each Trust Fund will consist of a pool of one- to four-family residential mortgage loans (the "Mortgage Loans") and related property and interests (such as amounts received as Monthly Payments or principal prepayments which are on deposit in the Collection Account from time to time, property which secured a Mortgage Loan which has been acquired by foreclosure or proceeds of the liquidation of a Mortgaged Property) conveyed to such Trust Fund by the Seller. As more specifically described in the related Prospectus Supplement, each pool will consist entirely of fixed-rate, first-lien Mortgage Loans or entirely of adjustable-rate, first-lien Mortgage Loans originated by HomeSide Lending, Inc. ("HomeSide Lending" or the "Servicer"), formerly known as BancBoston Mortgage Corporation, either directly or through correspondent originators, or originated by other originators and, in any such case, acquired by the Seller. Information regarding the size, composition and other characteristics of the mortgage pool relating to such Series, will be furnished in the related Prospectus Supplement at the time such Series is offered. If specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income, reserve accounts, insurance policies, guarantees or similar instruments or agreements.

         The Certificates may be sold from time to time in one or more series on terms determined at the time of sale and specified in the Prospectus Supplement relating to such series. Each series of Certificates will be issued in a single class or in two or more classes. The Certificates of each class will evidence the beneficial ownership of (i) any distributions in respect of the assets of the Trust Fund that are allocable to principal of the Certificates in the amount of the aggregate original principal balance, if any, of such class of Certificates as specified in the related Prospectus Supplement and (ii) any distributions in respect of the assets of the Trust Fund that are allocable to interest on the principal balance or notional principal balance of such Certificates at the interest rate, if any, applicable to such class of Certificates as specified in the related Prospectus Supplement. One or more classes of each series (i) may be entitled to receive distributions allocable to principal, principal prepayments, interest or any combination thereof prior to one or more other classes of Certificates of such series or after the occurrence of certain events and (ii) may be subordinated in the right to receive such distributions on such Certificates to one or more senior classes of Certificates, in each case as specified in the related Prospectus Supplement. Interest on each class of Certificates entitled to distributions allocable to interest will accrue at a fixed rate or at a rate that is subject to change from time to time as specified in the related Prospectus Supplement on an actual or notional principal amount, may represent a specified portion of interest received on some or all of the assets of the Trust Fund or may otherwise be determined as specified in the related Prospectus Supplement.

         Distributions on the Certificates of a series will be made only from the assets of the related Trust Fund. The Certificates of any series will not be insured or guaranteed by any governmental entity or by any other person.

         THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN HOMESIDE MORTGAGE SECURITIES, INC., HOMESIDE LENDING, INC. OR ANY OF THEIR AFFILIATES. THE CERTIFICATES WILL NOT BE SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT

INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY NOR HAS THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY PASSED UPON THE ACCURACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS.

         Except as otherwise specifically provided in the applicable Prospectus Supplement (which may also provide that a party other than the Seller shall have some or all of the following obligations), the Seller's only obligations with respect to the Certificates will be (i) its obligation, as described herein (see "The Pooling and Servicing Agreement--Repurchase or Substitution"), to repurchase Mortgage Loans under certain circumstances if either documentation with respect to one or more Mortgage Loans required to be delivered by the Seller to the Trustee is missing or defective or a representative or warranty with respect to one or more Mortgage Loans is breached and such breach materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, and (ii) its obligations, if any, as principal obligor in connection with certain credit enhancements that may be described in the Prospectus Supplement. Except as otherwise specifically provided in the applicable Prospectus Supplement and except for certain representations and warranties relating to the Servicer, the Servicer's obligations with respect to each Series of Certificates will be limited to its contractual servicing obligations, including any obligation it may have to advance, under the circumstances specified in the Prospectus Supplement, delinquent payments on the Mortgage Loans included in the related Trust Fund, and its obligations pursuant to certain representations and warranties made by it.

         The yield on each class of Certificates of a series will be affected by the rate of payment of principal (including prepayments) on the assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. Each series of Certificates may be subject to early termination only under the circumstances described herein and in the related Prospectus Supplement.

         PROSPECTIVE INVESTORS IN THE CERTIFICATES SHOULD CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 6.

         If specified in a Prospectus Supplement, an election will be made to treat the related Trust Fund as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes, or two REMIC elections may be made with respect to the related Trust Fund. See "Federal Income Tax Consequences".

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement. There will have been no public market for any series of Certificates prior to the offering thereof. Accordingly, once an offering of any Series of Certificates has been made, there can be no assurance that a secondary market for Certificates of such Series will develop or, if it does develop, that such market will continue. No application will be made to list the Certificates on any securities exchange.

         THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                  THE DATE OF THIS PROSPECTUS IS MAY 26, 1998.

                              PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a series of Certificates being offered hereby will, among other things, set forth with respect to such series of Certificates (i) information as to the assets comprising the Trust Fund, including the characteristics of the Mortgage Loans and, if applicable, the insurance, guarantees or other instruments or agreements included in the Trust Fund and the amount and source of any reserve accounts; (ii) the aggregate original principal balance of each class of Certificates entitled to distributions allocable to principal and, if a fixed rate of interest, the interest rate for each class of such Certificates entitled to distributions allocable to interest; (iii) information as to any class of Certificates that has a rate of interest that is subject to change from time to time and the basis on which such interest rate will be determined; (iv) information as to any class of Certificates on which interest will accrue and be added to the principal or, if applicable, the notional principal balance thereof; (v) information as to the method used to calculate the amount of interest to be paid on any class entitled to distributions of interest only; (vi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; (vii) the circumstances, if any, under which the Trust Fund is subject to early termination; (viii) if applicable, the final distribution date and the first mandatory principal distribution date of each class of such Certificates; (ix) the method used to calculate the aggregate amounts of principal and interest required to be distributed on each distribution date in respect of each class of such Certificates and, with respect to any series consisting of more than one class, the basis on which such amounts will be allocated among the classes of such series; (x) the distribution date for each class of the Certificates, the date on which payments received in respect of the assets included in the Trust Fund during the related period will be deposited in the related Collection Account (as defined herein) and, if applicable, the assumed reinvestment rate applicable to payments received in respect of such assets and the date on which such payments are assumed to be received for such series of Certificates; (xi) the name of the trustee of the Trust Fund; (xii) information with respect to the administrator, if any, of the Trust Fund; (xiii) whether an election will be made to treat all or a portion of the Trust Fund as a REMIC or a double REMIC and, if applicable, the designation of the regular interests and residual interests therein; and (xiv) information with respect to the plan of distribution of such Certificates.

                              AVAILABLE INFORMATION

         The Seller will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to the series of Certificates offered hereby and by the related Prospectus Supplement, and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be obtained from the web site that the Commission maintains at http://www.sec.gov.

         The Seller has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission as described in the preceding paragraph.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the Seller pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a series of Certificates subsequent to the date of this Prospectus and the related Prospectus Supplement and prior to the termination of the offering of such series of Certificates shall be deemed to be incorporated by reference in this

Prospectus as supplemented by the related Prospectus Supplement. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

         Any statement contained herein or in a Prospectus Supplement for a series of Certificates or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement to the extent that a statement contained herein or in such Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in such Prospectus Supplement modifies or supersedes such statement, except to the extent that such subsequently filed document expressly states otherwise. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement or, if applicable, the Registration Statement.

         The Seller will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus and the related Prospectus Supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Office of the Secretary, HomeSide Mortgage Securities, Inc., 7301 Baymeadows Way, Jacksonville, Florida 32256. Telephone requests for such copies should be directed to the Office of the Secretary at (904) 281-3000.

                               ------------------

         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the series of Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters of the series of Certificates covered by such Prospectus Supplement and with respect to their unsold allotments or subscriptions.

         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer to sell or a solicitation of an offer to buy the Certificates to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus or any Prospectus Supplement with respect hereto nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that the information herein or therein is correct as of any time subsequent to the date of such information.

                               ------------------

                          REPORTS TO CERTIFICATEHOLDERS

         The Trustee will provide to the holders of Certificates of each series, annually and on each Distribution Date, reports concerning the Trust Fund related to such Certificates. See "The Pooling and Servicing Agreement-- Reports to Certificateholders". The Trustee will file with the Commission such reports with respect to the Trust Fund for a series of Certificates as are required under the Exchange Act and the rules and regulations of the Commission thereunder until the completion of the reporting period required by Rule 15d-1 under the Exchange Act.

                               ------------------

                                TABLE OF CONTENTS

SUMMARY OF PROSPECTUS...............................................................1

RISK FACTORS........................................................................6

DESCRIPTION OF THE CERTIFICATES.....................................................8
     General........................................................................8
     Classes of Certificates........................................................9
     Distributions of Principal and Interest.......................................10

THE MORTGAGE POOLS.................................................................11

CREDIT SUPPORT.....................................................................13
     General.......................................................................13
     Limited Guarantee of the Guarantor............................................14
     Subordination.................................................................14
     Cross-Support.................................................................15
     Pool Insurance................................................................15
     Special Hazard Insurance......................................................16
     Bankruptcy Bond...............................................................17
     Repurchase Bond...............................................................17
     Guaranteed Investment Contracts...............................................17
     Reserve Accounts..............................................................17
     Other Insurance, Guarantees and Similar Instruments or Agreements.............18

YIELD, MATURITY AND WEIGHTED AVERAGE LIFE CONSIDERATIONS...........................18

HOMESIDE MORTGAGE SECURITIES, INC..................................................19

HOMESIDE LENDING, INC..............................................................19
     Production....................................................................20
     Wholesale Production..........................................................20
     Underwriting Policies.........................................................21

SERVICING OF THE MORTGAGE LOANS....................................................23
     Collection and Other Servicing Procedures.....................................23
     Private Mortgage Insurance....................................................24
     Hazard Insurance..............................................................24
     Advances......................................................................25
     Servicing and Other Compensation and Payment of Expenses......................26
     Resignation, Succession and Indemnification of the Servicer...................26

THE POOLING AND SERVICING AGREEMENT................................................27
     Assignment of Mortgage Loans; Warranties......................................27
     Payments on Mortgage Loans; Collection Account................................28
     Repurchase or Substitution....................................................29
     Certain Modifications and Refinancings........................................30
     Evidence as to Compliance.....................................................30
     The Trustee...................................................................30
     Reports to Certificateholders.................................................31
     Events of Default.............................................................31
     Rights Upon Event of Default..................................................32


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
     Amendment.....................................................................33
     Termination; Purchase of Mortgage Loans.......................................33

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS........................................33
     General.......................................................................34
     Foreclosure...................................................................34
     Right of Redemption...........................................................35
     Anti-Deficiency Legislation and Other Limitations on Lenders..................36
     Consumer Protection Laws......................................................36
     Enforceability of Due-on-Sale Clauses.........................................37
     Applicability of Usury Laws...................................................38
     Soldiers' and Sailors' Civil Relief Act.......................................38
     Late Charges, Default Interest and Limitations on Prepayment..................38
     Environmental Considerations..................................................39
     Forfeiture in Drug and RICO Proceedings.......................................40

LEGAL INVESTMENT MATTERS...........................................................40

ERISA CONSIDERATIONS...............................................................41

FEDERAL INCOME TAX CONSEQUENCES....................................................43
     General.......................................................................43
     REMIC Elections...............................................................43
     REMIC Certificates............................................................43
     Tax Opinion...................................................................43
     Status of Certificates....................................................... 44
     Income from Regular Certificates..............................................44
     Income from Residual Certificates.............................................47
     Sale or Exchange of Certificates..............................................49
     Taxation of Certain Foreign Investors.........................................50
     Transfers of Residual Certificates............................................51
     Servicing Compensation and Other REMIC Pool Expenses..........................52
     Reporting and Administrative Matters..........................................53
     Non-REMIC Certificates........................................................53
     Trust Fund as Grantor Trust...................................................53
     Status of the Certificates....................................................54
     Possible Application of Stripped Bond Rules...................................54
     Taxation of Certificates if Stripped Bond Rules Do Not Apply..................54
     Taxation of Certificates if Stripped Bond Rules Apply.........................55
     Sales of Certificates.........................................................56
     Foreign Investors.............................................................56
     Reporting.....................................................................56
     Backup Withholding............................................................56

PLAN OF DISTRIBUTION...............................................................56

USE OF PROCEEDS....................................................................57

FINANCIAL INFORMATION..............................................................57

LEGAL MATTERS......................................................................58

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the Prospectus Supplement to be prepared in connection with each Series of Certificates. Unless otherwise specified, capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus and in the related Prospectus Supplement.

Title of Securities                 Mortgage Pass-Through Certificates, issuable
                                    in series.

Seller; Servicer                    HomeSide Mortgage Securities, Inc.
                                    ("HomeSide Mortgage Securities" or the
                                    "Seller"), formerly known as BancBoston
                                    Mortgage Securities, Inc. See "HomeSide
                                    Mortgage Securities, Inc." HomeSide Lending,
                                    Inc. ("HomeSide Lending" or the "Servicer"), formerly known as BancBoston Mortgage
                                    Corporation. See "HomeSide Lending, Inc."
                                    HomeSide or such other entity or entities specified in the Prospectus Supplement, will service, and may act as master servicer with respect to, the Mortgage Loans included in the Trust Fund.

Description of Certificates         Each Certificate will represent a beneficial
                                    ownership interest in one of a number of trusts to be created by the Seller from time to time pursuant to a pooling and servicing agreement (each, an "Agreement") among the Seller, the Servicer and the commercial bank or trust company acting as trustee specified in the Prospectus Supplement. The property of each trust (a "Trust Fund") will consist of a pool (a "Mortgage Pool") of residential one- to four-family mortgage loans (the
                                    "Mortgage Loans") and related property and interests (including, for example, (i) amounts received as Monthly Payments or principal prepayments which are on deposit in the Collection Account from time to time,
                                    (ii) property which secured a Mortgage Loan which has been acquired by foreclosure or
                                    (iii) proceeds of the liquidation of a
                                    Mortgaged Property) conveyed to each Trust
                                    Fund by the Seller. As specified in the
                                    related Prospectus Supplement, each Mortgage
                                    Pool will consist entirely of fixed-rate or adjustable-rate Mortgage Loans originated by the Servicer, either directly or through correspondent originators, or originated by other originators and, in any such case, acquired by the Servicer or an affiliate thereof. If specified in the related
                                    Prospectus Supplement, a Trust Fund may also include one or more of the following:
                                    reinvestment income, reserve accounts,
                                    insurance policies, guarantees or similar instruments or agreements intended to decrease the likelihood that
                                    Certificateholders will experience delays in distributions of scheduled payments on, or losses in respect of, the assets in such Trust Fund. The Certificates of any series will be entitled to payment only from the assets of the related Trust Fund.

                                    The Certificates of any series may be issued in a single class or in two or more classes, as specified in the Prospectus Supplement. One or more classes of Certificates of each series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods;
                                    (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Certificates of such series throughout the lives of the Certificates or during specified periods;
                                    (iv) may be entitled to receive such
                                    distributions only after the occurrence of events specified in the Prospectus Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the Trust Fund; (vi) as to Certificates entitled


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



                                    to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Certificates entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

                                    The Certificates will be offered in
                                    fully-registered form only in the
                                    denominations specified in the Prospectus
                                    Supplement. The Certificates will not be guaranteed or insured by any governmental agency or instrumentality or any other issuer and, except as described in the Prospectus Supplement, the Mortgage Loans included in the related Trust Fund will not be guaranteed or insured by any governmental agency or instrumentality or any other person.

Distributions on
the Certificates                    Distributions on the Certificates entitled
                                    thereto will be made on the 25th day (or, if such day is not a business day, the business day immediately following such 25th day) of each month or such other date specified in the Prospectus Supplement solely out of the payments received in respect of the assets of the related Trust Fund. The amount allocable to payments of principal and interest on any distribution date will be determined as specified in the Prospectus
                                    Supplement. All distributions will be made pro rata to Certificateholders of the class entitled thereto or by the other method specified in the Prospectus Supplement. See
                                    "Description of the Certificates."

                                    The aggregate original principal balance of the Certificates will equal the aggregate distributions allocable to principal that such Certificates will be entitled to receive. If specified in the Prospectus Supplement, the Certificates of a series will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the related Mortgage Loans as of the first day of the month of creation of the Trust Fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Mortgage Loans, net of servicing fees payable to the Servicer and any primary or sub-services of the Mortgage Loans and any other amounts (including fees payable to the Servicer as master Servicer, if applicable) specified in the Prospectus Supplement (as to each Mortgage Loan, the "Remittance Rate"). See "Description of the Certificates--Distributions of Principal and Interest."

                                    The rate at which interest will be passed through to holders of Certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time, in each case as specified in the Prospectus Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the Prospectus Supplement. See "Description of the Certificates--Distributions of Principal and Interest."

The Mortgage Pools                  As specified in the Prospectus Supplement,
                                    each Mortgage Pool will consist of Mortgage
                                    Loans which were represented to the Seller as meeting certain standards. Each Mortgage
                                    Pool will contain one or more of the
                                    following types of Mortgage Loans:(1) 20- to 30-year ("30-year") fixed-rate, fully amortizing Mortgage Loans providing for level monthly payments of principal and interest; (2) 10- to 15-year ("15-year") fixed-rate, fully amortizing Mortgage Loans providing for level monthly payments of principal and interest;(3) adjustable-rate Mortgage Loans
                                    ("ARMs" or "ARM Loans"), which may include loans providing for negative amortization;
                                    (4) another type of Mortgage Loan, as
                                    described in the applicable Prospectus
                                    Supplement. If specified in the applicable
                                    Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans subject to buy-down plans ("Buy-Down Mortgage Loans"). See "The
                                    Mortgage Pools."

Primary Mortgage
Insurance                           To the extent specified in the applicable
                                    Prospectus Supplement, each Mortgage Loan having a Loan-to-Value Ratio above a specified level will be covered by a Primary
                                    Mortgage Insurance Policy insuring against default by the Borrower with respect to all or a specified portion of the principal amount thereof until the principal balance of such Mortgage Loan is reduced below a specified percentage of the lesser of the sales price or appraised value of the Mortgaged Property. See "The Mortgage
                                    Pools."

Purchase of Mortgage
Loans As described in the applicable Prospectus Supplement, the Agreement for each series may permit, but not require, the Seller, the Servicer or another party to purchase from the Trust Fund for such series all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans, at a price described in the Prospectus Supplement, subject to the condition that the aggregate outstanding principal balance of the Mortgage Loans for such series at the time of purchase shall be less than a percentage of the aggregate principal balance at the Cut-Off Date specified in the Prospectus Supplement. The exercise of such right will result in the early retirement of the Certificates of that series. See "The Pooling and Servicing
                                    Agreement--Termination; Purchase of Mortgage
                                    Loans."

Collection                          Account With respect to each Trust Fund, the
                                    Servicer will be obligated to establish an account into which it will deposit on the dates specified in the related Prospectus
                                    Supplement payments received in respect of the assets in such Trust Fund. See "The
                                    Pooling and Servicing Agreement--Payments on
                                    Mortgage Loans; Collection Account."

Advances If specified in the Prospectus Supplement, the Servicer, as Servicer or master servicer of the Mortgage Loans, will be obligated to advance, using its own funds, delinquent installments of principal and interest (the latter adjusted to the applicable Remittance
                                    Rate) on the Mortgage Loans in a Trust Fund.
                                    Any such obligation to make advances may be limited to amounts due holders of certain classes of Certificates of the related series, to amounts deemed to be recoverable from late payments or liquidation proceeds, for specified periods or any combination thereof, in each case as specified in the related Prospectus Supplement. Any such advance will be recoverable by the Servicer as specified in the related Prospectus Supplement. See "Servicing of the Mortgage Loans-- Advances."

Credit Support If specified in the Prospectus Supplement, a series of Certificates, or certain classes within such series, may have the benefit of one or more of the following types of credit support. The protection against losses afforded by any such credit support will be limited. See "Credit Support."

A.  Limited Guarantee               If specified in the Prospectus Supplement,
                                    certain obligations of the Servicer under the related Agreement, including obligations of the Servicer to cover certain deficiencies in principal or interest payments on the Mortgage Loans resulting from the bankruptcy of the related borrower, may be covered by a financial guarantee policy, limited guarantee or other similar instrument (the "Limited Guarantee"), limited in scope and amount, issued by an entity named in the Prospectus Supplement
                                    (the "Guarantor"). If so specified, the
                                    Guarantor may be obligated to take either or both of the following actions in the event the Servicer fails to do so: make deposits to the Collection Account (a "Deposit
                                    Guarantee"); or make advances (an "Advance
                                    Guarantee"). Any such Limited Guarantee will be limited in amount and a portion of the coverage of any such Limited Guarantee may be separately allocated to certain events.
                                    The scope, amount and, if applicable, the allocation of any Limited Guarantee will be described in the related Prospectus
                                    Supplement. See "Credit Support--Limited
                                    Guarantee of the Guarantor."

B.  Subordination                   A series of Certificates may include one or
                                    more classes that are subordinate in the right to receive distributions on such Certificates to one or more senior classes of Certificates of the same series, to the extent described in the related Prospectus
                                    Supplement. If so specified in the related
                                    Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses resulting from the bankruptcy of the borrower.

                                    If specified in the Prospectus Supplement, a reserve fund may be established and maintained by the deposit therein of distributions allocable to the holders of subordinate Certificates until a specified level is reached. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of subordinate Certificates in a series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding the related reserve fund, if any, and the conditions under which amounts in any such reserve fund will be used to make distributions to holders of senior Certificates or released from the related Trust Fund. See "Credit Support--Subordination."

C.  Cross-Support                   If specified in the Prospectus Supplement,
                                    the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related series of Certificates. In such case, and if so specified, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to subordinate Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust
                                    Fund. If specified in the Prospectus
                                    Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust
                                    Funds. If applicable, the Prospectus
                                    Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds. See "Credit
                                    Support--Cross Support."

D.  Pool and Special
Hazard Insurance                    In order to decrease the likelihood that
                                    Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Seller will obtain one or more insurance policies to cover (i) losses by reason of defaults by borrowers (a "Mortgage Pool Insurance
                                    Policy") and (ii) losses by reason of
                                    hazards not covered under the standard form of hazard insurance (a "Special Hazard
                                    Insurance Policy"), in each case up to the amounts, for the periods and subject to the conditions specified in the Prospectus Supplement. See "Credit
                                    Support-- Pool Insurance" and "-- Special
                                    Hazard Insurance."

E.  Reserve Accounts,
Other Insurance,
Guarantees and Similar
Instruments and
Agreements                          In order to decrease the likelihood that
                                    Certificateholders will experience delays in the receipt of scheduled payments on, and losses in respect of, the assets in a Trust
                                    Fund, if specified in the related Prospectus
                                    Supplement, such Trust Fund may also include reserve accounts, other insurance, guarantees and similar instruments and agreements entered into with the entities, in the amounts, for the purposes and subject to the conditions specified in the Prospectus Supplement. See "Credit
                                    Support--Reserve Accounts" and "--Other
                                    Insurance, Guarantees and Similar
                                    Instruments or Agreements."

Federal Income Tax
Consequences                        The federal income tax consequences to
                                    Certificateholders will depend on, among other factors, whether an election is made to treat the Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code").
                                    See "Federal Income Tax Consequences".

ERISA Considerations A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan subject to
                                    Section 4975 of the Code should carefully review with its own legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See "ERISA Considerations".

Legal Investment Matters            The Prospectus Supplement for each series of
                                    Certificates will specify which, if any, of the classes of Certificates offered thereby will constitute "mortgage related securities" under the Secondary Mortgage
                                    Market Enhancement Act of 1984 ("SMMEA").
                                    Classes of Certificates that qualify as
                                    "mortgage related securities" will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors.
                                    Institutions whose investment authority is subject to legal restrictions should consult with their own legal advisors or the applicable authorities to determine whether and to what extent an investment in a particular class of Certificates (whether or not such class constitutes a "mortgage related security") constitutes a legal investment for them. See "Legal Investment
                                    Matters".

                                  RISK FACTORS

         Prospective Certificateholders should consider, among other things, the following factors in connection with the purchase of the Certificates:

         l. Losses on the Mortgage Pool. An investment in Certificates evidencing interests in Mortgage Loans may be affected, among other things, by a decline in real estate values or changes in mortgage market rates. If the residential real estate market in the locale of properties securing the Mortgage Loans should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool, become equal to or greater than the value of Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by any subordination feature, applicable insurance policies or other credit enhancement, holders of the Certificates of a Series evidencing interests in such Mortgage Pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans. See "The Mortgage Pools."

         2. Limited Obligations. The Certificates will not represent an interest in or obligation of the Seller. The Certificates will not be insured or guaranteed by any government agency or instrumentality, nor, unless expressly provided in the related Prospectus Supplement, by HomeSide Lending, Inc., HomeSide Mortgage Securities, Inc. or any of their affiliates.

         3. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates of any Series or, if it does develop, that it will provide the holders of Certificates of such Series with liquidity of investment or that it will remain for the term of such series of Certificates. Although the Certificateholders of each series receive monthly statements containing certain statistical information with respect to the related Mortgage Pool, neither the Company nor the Servicer publishes any information relating to the Certificates of any series or any Mortgage Pool. The limited availability of any such published information may influence the liquidity of the Certificates. The Certificates will not be listed on any securities exchange.

         4. Prepayment Considerations. The prepayment experience on the Mortgage Loans will affect the average life of the Certificates or each class of Certificates. Prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the Mortgage Loans and prevailing mortgage rates (giving consideration to the cost of refinancing). In general, if mortgage rates fall below the interest rates on the Mortgage Loans, the rate of prepayment would be expected to increase, and the yields at which an investor in the Certificates may be able to reinvest amounts received as payments on such investor's Certificates may be lower than the yield on such Certificates. Conversely, if mortgage rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease, and the amount of payments available to a Certificateholder for reinvestment may be relatively low. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Yield, Maturity and Weighted Average Life Considerations."

         5. Yield, Maturity and Weighted Average Life Considerations. The yield of the Certificates of each series will depend in part on the rate of principal payment on the Mortgage Loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Such yield may be adversely affected, depending upon whether a particular Certificate is purchased at a premium or discount price, by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. In particular, the yield on Classes of Certificates entitling the holders thereof primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield on certain Classes of Certificates may be relatively more sensitive to the rate of prepayment of specified Mortgage Loans than other Classes of Certificates. Furthermore, the yield to investors may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate Servicing Fees or other mechanisms specified in the applicable Prospectus Supplement. The yield to investors in Classes of Certificates will be adversely affected to the extent that losses on the Mortgage Loans in the related Trust Fund are allocated to such Classes and may be adversely affected to the extent of unadvanced delinquencies on the Mortgage Loans in the related Trust Fund. Classes of Certificates identified in the applicable Prospectus Supplement as subordinated Certificates are more likely to be affected by delinquencies and losses than other Classes of Certificates.
See "Yield, Maturity and Weighted Average Life Considerations."

         6. Subordination. With respect to Certificates of a series having one or more classes of subordinated Certificates, while the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to senior Certificateholders, such subordination will be limited as specified in the Prospectus Supplement, any reserve fund could be depleted under certain circumstances, and payments applied to the senior Certificates which are otherwise due to the subordinated Certificates may be less than losses.

                         DESCRIPTION OF THE CERTIFICATES

         Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") entered into among the Seller, the Servicer and a commercial bank or trust company named in the Prospectus Supplement, as trustee (the "Trustee") for the benefit of holders of Certificates of that Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The Agreement will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part, or in such similar form as will reflect the terms of a series of Certificates described in the Prospectus Supplement. The following summaries describe the material provisions which may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each series of Certificates and the applicable Prospectus Supplement. The Seller will provide any Certificateholder, without charge, on written request a copy of the Agreement for any series. Requests should be addressed to HomeSide Mortgage Securities, Inc., 7301 Baymeadows Way, Jacksonville, Florida 32256, Attention:
General Counsel. The Agreement relating to a series of Certificates will be filed with the Securities and Exchange Commission in a report on Form 8-K within 15 days after the date of issuance of such series of Certificates (the "Delivery Date").

         The Certificates of a series will be entitled to payment only from the assets included in the Trust Fund related to such series and will not be entitled to payments in respect of the assets included in any other trust fund established by the Seller. The Certificates will not represent obligations of the Seller, the Servicer or any of their affiliates and will not be insured or guaranteed by any governmental agency or any other person. Unless otherwise specified in the Prospectus Supplement, the Seller's only obligations with respect to the Certificates will consist of its obligations pursuant to certain representations and warranties made by it. Unless otherwise specified in the Prospectus Supplement, the Servicer's only obligations with respect to the Certificates will consist of its contractual servicing and/or master servicing obligations, including any obligation to make advances under certain limited circumstances specified herein of delinquent installments of principal and interest (adjusted to the applicable Remittance Rate), and its obligations pursuant to certain representations and warranties made by it.

         The Mortgage Loans will not be insured or guaranteed by any governmental entity or, except as specified in the Prospectus Supplement, by any other person. To the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans are not advanced by the Servicer or any other entity or paid from any applicable credit support arrangement, such delinquencies may result in delays in the distribution of payments to the holders of one or more classes of Certificates, and such losses will be borne by the holders of one or more classes of Certificates.

GENERAL

         The Certificates of each series will be issued in fully-registered form only. The minimum original Certificate Principal Balance or Notional Principal Balance that may be represented by a Certificate (the "denomination") will be specified in the Prospectus Supplement. The original Certificate Principal Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the Notional Principal Balance of such Certificate. The Notional Principal Balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         The Certificates of a series will be transferable and exchangeable on a Certificate Register to be maintained at the corporate trust office of the Trustee for the related series or such other office or agency maintained for such purposes by the Trustee in New York City (or at the office of the certificate registrar specified in the related Prospectus Supplement). Unless otherwise specified in the Prospectus Supplement, under each Agreement, the Trustee will initially be appointed as the Certificate Registrar. Unless otherwise specified in the Prospectus Supplement, no service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

CLASSES OF CERTIFICATES

         Each series of Certificates will be issued in a single class or in two or more classes. The Certificates of each class will evidence the beneficial ownership of (i) any distributions in respect of the assets of the Trust Fund that are allocable to principal, in the aggregate amount of the original Certificate Principal Balance, if any, of such class of Certificates as specified in the Prospectus Supplement and (ii) any distributions in respect of the assets of the Trust Fund that are allocable to interest on the Certificate Principal Balance or Notional Principal Balance of such Certificates from time to time at the Certificate Rate, if any, applicable to such class of Certificates as specified in the Prospectus Supplement. If specified in the Prospectus Supplement, one or more classes of a series of Certificates may evidence beneficial ownership interests in separate groups of assets included in the related Trust Fund.

         If specified in the Prospectus Supplement, the Certificates will have an aggregate original Certificate Principal Balance equal to the aggregate unpaid principal balance of the Mortgage Loans as of the close of business on the first day of the month of creation of the Trust Fund (the "Cut-Off Date") after deducting payments of principal due on or before, and prepayments of principal received on or before, the Cut-Off Date and in the aggregate will bear interest equal to the weighted average of the Remittance Rates. The Remittance Rate will equal the rate of interest payable on each Mortgage Loan minus the Servicer's servicing fee as described herein, the servicing fee of any third party servicer of the Mortgage Loans and such other amounts (including fees payable to the Servicer as master servicer, if applicable) as are specified in the Prospectus Supplement. The Certificates may have an original Certificate Principal Balance as determined in the manner specified in the Prospectus Supplement.

         Each class of Certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) in reference to an index, or (c) otherwise (each, a "Certificate Rate"), in each case as specified in the Prospectus Supplement. One or more classes of Certificates may provide for interest that accrues, but is not currently payable ("Accrual Certificates"). With respect to any class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date (as defined below under "Distributions of Principal and Interest") will be added to the aggregate Certificate Principal Balance of such class of Certificates on that Distribution Date.

         A series of Certificates may include one or more classes entitled only to distributions (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below) or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A series of Certificates may consist of one or more classes as to which distributions will be allocated (i) on the basis of collections from designated portions of the assets of the Trust Fund, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time or otherwise, in each case as specified in the Prospectus Supplement.

         The taking of action with respect to certain matters under the Agreement, including certain amendments thereto, will require the consent of the holders of the Certificates. The voting rights allocated to each class of Certificates will be specified in the Prospectus Supplement. Votes may be allocated in different proportions among classes of Certificates depending on whether the Certificates of a class have a Notional Principal Balance or a Certificate Principal Balance.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

General.

         Distributions of principal and interest at the applicable Certificate Rate (if any) on the Certificates will be made by the Trustee to the extent of funds available from the related Trust Fund on the 25th day (or if such 25th day is not a business day, on the business day next following such 25th day) of each calendar month (each, a "Distribution Date"), commencing in the month following the issuance of the related series, or on such other date as is specified in the Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, if specified in the Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Certificateholder, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in a separate account established and maintained under the Agreement for the benefit of holders of the Certificates of the related series (the "Collection Account"), including any funds transferred from any Reserve Account. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Distributions to any class of Certificates will be made pro rata to all Certificateholders of that class or by the other method described in the Prospectus Supplement. If so specified in the Prospectus Supplement, the amounts deposited into the Collection Account as described below under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Collection Account" will be invested in the eligible investments specified in the Agreement and all income or other gain from such investments will be deposited in the Collection Account and will be for the benefit of the Servicer or other entity specified in the Prospectus Supplement and subject to withdrawal from time to time.

         DISTRIBUTIONS OF INTEREST. Interest will accrue on the aggregate Certificate Principal Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate Notional Principal Balance) of each class of Certificates entitled to interest from the date, at the Certificate Rate and for the periods (each, an "Interest Accrual Period") specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Accrual Certificates) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Certificate Principal Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate Notional Principal Balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. Distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Certificate Principal Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance as so adjusted.

         DISTRIBUTIONS OF PRINCIPAL. Unless otherwise specified in the Prospectus Supplement, the aggregate Certificate Principal Balance of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Principal Balance of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, as specified in the Prospectus Supplement, increased on each Distribution Date by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

         If so specified in the Prospectus Supplement, one or more classes of senior Certificates will be entitled to receive all or a disproportionate percentage of the payments or other recoveries of principal on a Mortgage Loan which are received in advance of their scheduled due dates and not accompanied by amounts of interest representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Certificates while increasing the interests evidenced by the remaining Certificates in the Trust Fund.

                               THE MORTGAGE POOLS

         Each mortgage pool (a "Mortgage Pool") will consist of one- to four-family residential mortgage loans evidenced by promissory notes (each, a "Note") secured by first mortgages or first deeds of trust or other similar security instrument (each, a "Mortgage") creating a first lien on properties (the "Mortgaged Properties"). When each series of Certificates is issued, the Seller will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee for the benefit of the holders of the Certificates of that series, and will receive the Certificates in exchange therefor. Certain Certificates evidencing interests in a Trust Fund may not form part of the offering made pursuant to this Prospectus and the related Prospectus Supplement.

           The Mortgaged Properties in each Mortgage Pool may consist of single-unit dwellings, two-, three- and four-unit detached, townhouse or rowhouse dwellings, condominium and planned-unit development ("PUD") units and such other types of homes or units as are described in the applicable Prospectus Supplement, and may include vacation and second homes and investment properties. The applicable Prospectus Supplement will contain information concerning the originators of the Mortgage Loans and the underwriting standards employed by such originators.

         Unless otherwise specified in the applicable Prospectus Supplement, all Mortgage Loans will (i) have monthly payments due on the first of each month,
(ii) be secured by Mortgaged Properties located in one of the states of the United States or the District of Columbia, and (iii) be of one or more of the following types of Mortgage Loans:

         (1) Fully-amortizing Mortgage Loans, each with a 20-to 30-year ("30-Year") term at origination, interest (the "Mortgage Rate") at a fixed rate and level monthly payments over the term of the Mortgage Loan.

         (2) Fully-amortizing Mortgage Loans, each with a 10-to 15-year ("15-Year") term at origination, a fixed Mortgage Rate and level monthly payments over the term of the Mortgage Loan.

         (3) Mortgage Loans, each with an adjustable Mortgage Rate, which may include loans providing for negative amortization.

           Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement. The "Loan-to- Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan to the lesser of (i) the sales price for such property at the time the Mortgage Loan is closed and (ii) the appraised value at origination or, in the case of refinancings, the value set forth in the appraisal, if any, obtained by the loan originator in connection with such refinancing. Unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Loan will also be covered by a Standard Hazard Insurance Policy, as described under "Servicing of the Mortgage Loans--Hazard Insurance" below.

         In addition, other credit enhancements acceptable to the rating agency (or agencies) rating the Certificates may be provided for coverage of certain risks of default or losses. See "Credit Support" herein.

         If specified in the applicable Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans subject to buy-down plans ("Buy-Down Mortgage Loans") pursuant to which the monthly payments made by the Borrower will be less than the scheduled monthly payments on the Buy-Down Mortgage Loan, the resulting difference to be drawn from an amount contributed by the seller of the Mortgaged Property or another source at the time of origination of the Buy-Down Mortgage Loan and placed in a trust or custodial account (the "Buy-Down Fund") (such amount hereinafter referred to as the "Buy-Down Reserve"). The applicable Prospectus Supplement or Current Report (as defined below) will contain information, with respect to any Buy-Down Mortgage Loans, concerning limitations on the interest rate payable by the Borrower initially, on annual increases in the interest rate, on the length of the buy-down period, and on


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



the Buy-Down Fund. The repayment of a temporary Buy-Down Mortgage Loan is dependent on the ability of the Borrower to make larger monthly payments after the Buy-Down Reserves have been depleted and, for certain Buy-Down Mortgage Loans, while such funds are being depleted. The inability of the Borrower to make larger monthly payments may lead to a default on the Buy-Down Mortgage Loan or, if the Borrower is able to obtain refinancing on favorable terms, a prepayment of such loan. See "Yield, Maturity and Weighted Average Life Considerations."

         The Prospectus Supplement for a series of Certificates may specify that the related Mortgage Pool contains Mortgage Loans that have been used for refinancing for the purpose of removing equity from the related Mortgaged Properties ("Cash-Out Refinance Loans").

         The Prospectus Supplement for each series of Certificates will specify the approximate aggregate principal balance of the Mortgage Loans (within the percentage or dollar range specified therein). The Prospectus Supplement for each series of Certificates will contain information regarding the Mortgage Loans which are expected to be included in the related Mortgage Pool, including among other things, information, as of the applicable Cut-Off Date and to the extent then specifically known to the Seller, as to (i) the aggregate principal balance of the Mortgage Loans, (ii) the aggregate principal balance or percentage by aggregate principal balance of Mortgage Loans secured by each type of property, (iii) the original terms to maturity of the Mortgage Loans, (iv) the smallest and largest in principal balance at origination of the Mortgage Loans, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the aggregate principal balance or percentage by aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans and (viii) the average outstanding principal balance of the Mortgage Loans. If specific information with respect to the Mortgage Loans is not known at the time the related series of Certificates is initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "Current Report"). A copy of the Agreement with respect to a series of Certificates will be attached to the related Current Report and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement.

         The Seller's assignment of the Mortgage Loans to the Trustee will be without recourse. Unless otherwise specified in the applicable Prospectus Supplement, the Seller or another party identified in such Prospectus Supplement will make certain representations concerning the Mortgage Loans, including that no Mortgage Loan in a Mortgage Pool evidenced by Certificates will be more than one month delinquent as of the date of the initial issuance of the Certificates. For a description of other representations that will be made by the party specified in the applicable Prospectus Supplement concerning the Mortgage Loans, see "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties." The Seller's obligations with respect to the Mortgage Loans will be limited to any representations and warranties made by it in, as well as its contractual obligations under, the Agreement for each series of Certificates. Unless otherwise specified in the applicable Prospectus Supplement, these obligations consist primarily of the obligation under certain circumstances to repurchase or replace Mortgage Loans as to which there has been a material breach of the Seller's representations and warranties which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan or to cure such breach, and of the obligation, under certain circumstances, to ensure the timely payment of premiums on certain insurance policies and bonds. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties."

         In addition, to the extent specified in the applicable Prospectus Supplement, in the event of delinquencies in payments of principal and interest on the Mortgage Loans in any Mortgage Pool, the Servicer (or, if so indicated in the applicable Prospectus Supplement, another entity) will advance cash in amounts described herein under "The Pooling and Servicing Agreement-Advances" and "--Payments on Mortgage Loans; Collection Account." The Servicer is not required to make any advance which it determines in its good faith judgment not to be ultimately recoverable under any applicable policy of insurance ("Insurance Proceeds") or out of the proceeds of liquidation of a Mortgage Loan ("Liquidation Proceeds"). Each month, the Trustee (or such other paying agent as may be specified in the applicable Prospectus Supplement) will be obligated to remit to Certificateholders of each series all amounts relating to the Mortgage Loans due to the Certificateholders to the extent such amounts have been collected or advanced by the

Servicer or such other entity and remitted to the Trustee pursuant to the terms of the Agreement for such series. See "Description of the Certificates--Distributions of Principal and Interest."

         There can be no assurance that real estate values will remain at present levels in the areas in which the Mortgaged Properties will be located. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the properties subject to the Mortgage Loans included in such Mortgage Pool, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. To the extent that such delinquencies, foreclosures and losses are not covered by applicable credit enhancements described in the Prospectus Supplement, the losses resulting therefrom will be borne by holders of the Certificates of the series evidencing interests in such Mortgage Pool. With respect to any series as to which subordinated Certificates shall have been issued, such losses will first be borne by the holders of subordinated Certificates as a result and to the extent of the subordination in right of payment of the subordinated Certificates to the senior Certificates and as a result of first allocating such losses to reduce the Certificate Principal Balance of such subordinated Certificates.

         Because the principal amounts of Mortgage Loans decline monthly as principal payments, including prepayments, are received, the fractional undivided interest in principal evidenced by each Certificate in a series multiplied by the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool will decline correspondingly. The principal balance represented by a Certificate, therefore, ordinarily will decline over time.

                                 CREDIT SUPPORT

GENERAL

           Credit support may be provided with respect to one or more classes of a series of Certificates or with respect to the assets in the related Trust Fund. Credit support may be in the form of a limited financial guarantee policy, limited guarantee or other similar instrument (a "Limited Guarantee") issued by an entity named in the Prospectus Supplement (the "Guarantor"), the subordination of one or more classes of the Certificates of such series, the establishment of one or more reserve accounts, the use of a pool insurance policy, bankruptcy bond, special hazard insurance policy, repurchase bond, guaranteed investment contract or another method of credit support described in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the Prospectus Supplement, any credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Certificateholders will bear their allocable share of the resulting deficiencies.

LIMITED GUARANTEE OF THE GUARANTOR

         If specified in the Prospectus Supplement, certain obligations of the Servicer under the related Agreement may be covered by a Limited Guarantee, limited in scope and amount, issued by the Guarantor. If so specified, the Guarantor may be obligated to take either or both of the following actions in the event the Servicer fails to do so: make deposits to the Collection Account (a "Deposit Guarantee"); or make advances (an "Advance Guarantee"). Any such Limited Guarantee will be limited in amount and a portion of the coverage of any such Limited Guarantee may be separately allocated to certain events. The scope, amount and, if applicable, the allocation of any Limited Guarantee will be described in the related Prospectus Supplement.

SUBORDINATION

         If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Certificates of a series (the "subordinated Certificates") will instead be payable to holders of one or more other classes of such series (the "senior Certificates") under the circumstances and to the extent specified in the Prospectus

Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of subordinated Certificates and thereafter by the various classes of senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated Certificateholders that will be distributable to senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of senior Certificates could experience losses on the Certificates.

         In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts (a "Reserve Account") established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the Servicer or the holders of any class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

         If specified in the Prospectus Supplement, one or more classes of Certificates may bear the risk of certain losses on defaulted Mortgage Loans not covered by other forms of credit support prior to other classes of Certificates. Such subordination might be effected by reducing the Certificate Principal Balance of the subordinated Certificates on account of such losses, thereby decreasing the proportionate share of distributions allocable to such Certificates, or by another means specified in the Prospectus Supplement.

         If specified in the Prospectus Supplement, various classes of senior Certificates and subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

         As between classes of senior Certificates and as between classes of subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of subordinated Certificates, payments to holders of senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the Prospectus Supplement.

CROSS-SUPPORT

         If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related series of Certificates. In such case, credit support may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

POOL INSURANCE

         In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Seller will obtain one or more pool insurance policies. Any such policies may be in lieu of or in addition to any obligations of the Seller or the Servicer in respect of the Mortgage Loans. Such pool insurance policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on the Mortgage Loans up to the amounts specified in the Prospectus Supplement or the Detailed Description and for the periods specified in the Prospectus Supplement. The Servicer will agree to use its best reasonable efforts to maintain in effect any such pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the Trustee and the Certificateholders. The pool insurance policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policy, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe any provisions of a pool insurance policy that are materially different from those described below.

         Any pool insurance policy may provide that no claims may be validly presented thereunder unless (i) any required primary mortgage insurance policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-Off Date; (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens, except certain permitted encumbrances; and (v) the Servicer has advanced foreclosure costs. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the Principal Balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Servicer on behalf of the Trustee and the Certificateholders, or (b) to pay the amount by which the sum of the Principal Balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses, and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the pool insurance policy or any primary mortgage insurance policy.

         In general, no pool insurance policy will insure (and many primary mortgage insurance policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of a representation of the Seller (or another party) and in such event might give rise to an obligation on the part of the Seller (or such other party) to purchase or replace the defaulted Mortgage Loan if the breach materially and adversely affects the interests of Certificateholders and cannot be cured.

         As specified in the Prospectus Supplement, the original amount of coverage under any pool insurance policy will be reduced over the life of the related series of Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of the Mortgage Loans --Foreclosure". Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by one or more classes of Certificateholders unless assumed by some other entity, if and to the extent specified in the Prospectus Supplement.

         Since any mortgage pool insurance policy may require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the pool insurer, such policy may not provide coverage against hazard losses. The hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below. As a result, certain hazard risks will not be insured against and will therefore be borne by Certificateholders, unless otherwise assumed by some other entity, as specified in the Prospectus Supplement.

SPECIAL HAZARD INSURANCE

         In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Seller will obtain one or more special hazard insurance policies with respect to the Mortgage Loans. Such a special hazard insurance policy will, subject to limitations described below and in the Prospectus Supplement, protect holders of Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in hazard insurance policies. See "Servicing of the Mortgage Loans--Hazard Insurance" below. Any special hazard insurance policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each special hazard insurance policy may be limited to a specified percentage of the aggregate principal balance as of the Cut-Off Date of the Mortgage Loans. Any special hazard insurance policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid by the Servicer.

         Subject to the foregoing limitations, any special hazard insurance policy may provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Servicer, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under clause (i) above will satisfy the condition under any pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under clause (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under the related pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

BANKRUPTCY BOND

         In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Mortgaged Property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Loans --Enforceability of Certain Provisions". If so provided in the related Prospectus Supplement, the Servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. Any such bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the secured principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         Any such bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans, to the extent specified in the related Prospectus Supplement, and will not be restored.

         In lieu of a bankruptcy bond, the Servicer may obtain a Limited Guarantee to cover such bankruptcy-related losses.

REPURCHASE BOND

         If so specified in the related Prospectus Supplement, the Servicer will be obligated to purchase any Mortgage Loan up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Mortgage Loan. Such obligation may be secured by a surety bond or other instrument or mechanism guaranteeing payment of the amount to be paid by the Servicer.

GUARANTEED INVESTMENT CONTRACTS

           If so specified in the Prospectus Supplement, on or prior to the Delivery Date, the Trustee will enter into a guaranteed investment contract (a "GIC") pursuant to which all amounts deposited in the Collection Account, and if so specified the Reserve Accounts, will be invested by the Trustee and under which the issuer of the GIC will pay to the Trustee interest at an agreed rate per annum with respect to the amounts so invested.

RESERVE ACCOUNTS

         If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit, other instruments or obligations or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Servicer on the Delivery Date in one or more Reserve Accounts established by the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Servicer has any obligation to make such a deposit, certain amounts to which the subordinated Certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested in Eligible Investments, which will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of

United States government securities with eligible commercial banks and certain other Eligible Investments described in the Agreement. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the related Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the Prospectus Supplement, the related Trust Fund may also include insurance, guarantees, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicer to advance delinquent installments in respect of the Mortgage Loans.

            YIELD, MATURITY AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

         The yields to maturity and weighted average lives of the Certificates will be affected primarily by the rate and timing of principal payments received on or in respect of the Mortgage Loans included in the related Trust Fund. Such principal payments will include scheduled payments as well as Principal Prepayments (including refinancings) and prepayments resulting from foreclosure, condemnation and other dispositions of the Mortgaged Properties (including amounts paid by insurers under applicable insurance policies), from purchase by the Seller of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan), purchase by the Servicer of Mortgage Loans modified by it in lieu of refinancing thereof and from the repurchase by the Seller of all of the Mortgage Loans in certain circumstances. See "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans." The yield to maturity and weighted average lives of the Certificates may also be affected by the amount and timing of delinquencies and losses on the Mortgage Loans.

         A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, delinquencies and losses. For a Trust Fund comprised of Mortgage Loans, these factors may include the age of the Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of the Mortgages, the characteristics of the mortgagors, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, servicing decisions, prevailing mortgage market interest rates in relation to the interest rates on the Mortgage Loans, the availability of mortgage funds, the use of second or "home equity" mortgage loans by mortgagors, the availability of refinancing opportunities (including refinancing opportunities offered by HomeSide Lending to existing borrowers or to its affiliates), the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties and, where investment properties are securing the Mortgage Loans, tax-related considerations and the availability of other investments. The rate of principal payment may also be subject to seasonal variations.

         The rate of principal prepayments on pools of conventional housing loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates were to rise above the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below interest rates on the Mortgage Loans. The timing of changes in the rate of prepayments may significantly affect


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



a Certificateholder's actual yield to maturity, even if the average rate of principal payments is consistent with a Certificateholder's expectation. In general, the earlier a prepayment of principal the greater the effect on a Certificateholder's yield to maturity. As a result, the effect on a Certificateholder's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the related series of Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

         To the extent described in the applicable Prospectus Supplement, the effective yields to Certificateholders will be lower than the yields produced by the interest rates on the Certificates because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest to Certificateholders will be made in the month following the month of accrual.

         When a Mortgage Loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. When a partial prepayment of principal is made on a Mortgage Loan, the borrower generally will not be required to pay interest on the amount of the partial prepayment during the month in which such prepayment is made. In addition, unless otherwise specified in the related Prospectus Supplement, a full or partial prepayment will not be required to be passed through to Certificateholders until the month following receipt.

         If and to the extent specified in the applicable Prospectus Supplement, under the Agreement, if a full or partial voluntary prepayment of a Mortgage Loan is made and does not include the full amount of interest on such Mortgage Loan which would have been due but for such prepayment to and including the end of the month in which the prepayment takes place, the servicer will be obligated to pay the interest thereon at the Remittance Rate from the date of prepayment through the end of such month (each such payment, a "Compensating Interest Payment"), provided that the aggregate of such Compensating Interest Payments by the Servicer with respect to any Distribution Date will not exceed the aggregate Servicing Fee to which the Servicer is entitled in connection with such Distribution Date. The Servicer will not be entitled to reimbursement for such Compensating Interest Payments. Consequently, to the extent the Servicer is so obligated, neither partial nor full prepayments will reduce the amount of interest passed through to Certificateholders the following month from the amount which would have been passed through in the absence of such prepayments. If the Servicer is not obligated to make Compensating Interest Payments, or if such payments are insufficient to cover the interest shortfall, partial or full prepayments will reduce the amount of interest passed through to Certificateholders, as described in the applicable Prospectus Supplement.

         Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Loans at any time or over the lives of the Certificates.

         The Prospectus Supplement relating to a series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

                       HOMESIDE MORTGAGE SECURITIES, INC.

         HomeSide Mortgage Securities, Inc. ("HomeSide Mortgage Securities" or the "Seller") is a Delaware corporation and a wholly-owned subsidiary of HomeSide Lending, Inc. The Seller has not had and is not expected to have any business operations other than offering Certificates and related activities. The Seller's principal offices are located at 7301 Baymeadows Way, Jacksonville, Florida 32256. Its telephone number is (904) 281-3000. See "HomeSide Mortgage Securities, Inc." in the Prospectus.

                             HOMESIDE LENDING, INC.

         HomeSide Lending, Inc. ("HomeSide Lending" or the "Servicer"), the successor to BancBoston Mortgage Corporation ("BBMC"), which was the mortgage banking subsidiary of BankBoston, N.A., formerly known as The First


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



National BankBoston ("BankBoston"), was acquired by HomeSide, Inc. on March 15, 1996 (the "BBMC Acquisition"). Barnett Mortgage Corporation ("BMC"), formerly the mortgage banking subsidiary of Barnett Banks, Inc. ("Barnett"), was acquired by HomeSide, Inc. on May 31, 1996. Upon the acquisition of BMC, now known as HomeSide Holdings, Inc. ("HomeSide Holdings"), by HomeSide, Inc., all of the assets and liabilities of BMC, with the exception of certain GNMA servicing rights, were transferred to HomeSide Lending. HomeSide Holdings is an indirect wholly-owned subsidiary of HomeSide, Inc. and HomeSide Lending is a wholly-owned subsidiary of HomeSide Holdings. On February 10, 1998, a wholly-owned subsidiary of National Australia Bank Ltd. ("NAB") acquired all the outstanding shares of common stock of HomeSide, Inc. Following the transaction described above, such subsidiary now owns 100% of the common stock of HomeSide, Inc. (now known as HomeSide International, Inc.) and HomeSide International, Inc. became an indirect wholly-owned subsidiary of NAB. HomeSide Lending was incorporated in Florida on September 18, 1986. HomeSide Lending's executive offices are located at 7301 Baymeadows Way, Jacksonville, Florida 32256, telephone number (904) 281-3000.

         HomeSide Lending is engaged in the business of mortgage banking, which primarily involves originating, purchasing, selling and servicing residential mortgage loans secured by one- to four-family homes.

PRODUCTION

         HomeSide Lending originates and purchases residential single family mortgage loans through all major channels including correspondents, mortgage brokers, co-issue partners, consumer direct telemarketing and affinity programs. Each correspondent assisting HomeSide Lending in the origination of mortgage loans is required to follow HomeSide Lending's loan underwriting policies.

WHOLESALE PRODUCTION

         CORRESPONDENT PRODUCTION

         Through its correspondent program, HomeSide Lending purchases loans from approximately 500 commercial banks, savings and loan associations, licensed mortgage lenders and other financial intermediaries. The correspondent takes the mortgage application and processes the loan, which is either underwritten through contract underwriters or, in some cases, the correspondent to whom underwriting authority has been delegated. Closing documents are submitted to HomeSide Lending for legal review and funding. The participants in this program are prequalified and monitored on an ongoing basis by HomeSide Lending. If a correspondent subsequently fails to meet HomeSide Lending's requirements, HomeSide Lending typically terminates the relationship. Correspondents are also required to repurchase loans in the event of fraud or misrepresentation in the origination process and for certain other reasons.

         CO-ISSUE PRODUCTION

         Co-issue production, which represents the purchase of servicing rights from a correspondent under contracts to deliver specified volumes on a monthly or quarterly basis, is another main source of HomeSide Lending's production. The co-issue correspondent controls the entire loan process from application to closing. This arrangement particularly suits large originators who have the ability to deliver on an automated basis. Reflecting this delegated underwriting authority, co-issue correspondents are subject to more extensive credit and quality control reviews. Contractually, the co-issue correspondent is obligated to make certain representations and warranties and is required to repurchase loans in the event of fraud or misrepresentation in the origination process or for certain other reasons.

         BROKER PRODUCTION

         Under its broker program, HomeSide Lending funds loans at closing from a network of approximately 450 mortgage brokers nationwide. The broker controls the process of application and loan processing. A preclosing quality control review is performed by HomeSide Lending to verify the borrower's credit. All loans originated through brokers are underwritten by HomeSide Lending's approved contract underwriters. Loans are funded by HomeSide Lending and may be closed in either the broker's name or HomeSide Lending's name. Participants in this program prequalify on the basis of creditworthiness, mortgage lending experience and reputation. Each broker is subject to annual and ongoing reviews by HomeSide Lending.

         DIRECT PRODUCTION

         HomeSide Lending's direct production includes the use of telemarketing to originate loans from several sources, including refinancings of mortgage loans in HomeSide Lending's existing servicing portfolio, leads generated from direct mail campaigns and other advertising, and mortgages related to affinity group and co-branding partnerships.

         BankBoston retained all of its retail production facilities in the New England area and entered into exclusive five-year agreements to sell, subject to certain limitations, all loans originated from these sources to HomeSide Lending on a broker or correspondent basis at market prices. In 1996, HomeSide Lending sold or closed most of HomeSide Lending's remaining retail branches.

         HomeSide Lending may from time to time conduct solicitations of borrowers under any Mortgage Loans to refinance such loans with HomeSide Lending acting for its own account. See "Yield, Maturity and Weighted Average Life Considerations."

UNDERWRITING POLICIES

         The Mortgage Loans will be originated or acquired by HomeSide Lending based on its credit, appraisal, and underwriting guidelines as published and amended from time to time. The Mortgage Loans may be underwritten by HomeSide Lending or by designated third parties. HomeSide Lending may purchase Mortgage Loans which do not conform to the underwriting standards set forth in HomeSide Lending's published guide. Such Mortgage Loans may be purchased in negotiated transactions from sellers who will represent that the Mortgage Loans have been originated in accordance with credit, appraisal and underwriting standards agreed to by HomeSide Lending. In such event, the applicable Prospectus Supplement will describe the underwriting standards used in originating such Mortgage Loans. All Mortgage Loans will be originated using an application approved by HomeSide Lending.

         In originating or purchasing residential mortgages, HomeSide Lending follows standard procedures established to comply with applicable federal and state laws and regulations. HomeSide Lending's underwriting standards generally follow guidelines acceptable to Fannie Mae and FHLMC.

         To determine the adequacy of the underlying property to be financed, HomeSide Lending requires an appraisal by an independent third party. The appraiser inspects the property and estimates its market value on the basis of comparable properties and the cost of replacing the property. If the property is new construction, the appraiser will inspect the property to verify that construction has been completed. Generally, the maximum amount allowed to be financed on a property is based upon the lower of purchase price or appraised value.

         Initially, a prospective mortgagor is required to complete a detailed application designed to provide HomeSide Lending with pertinent information about the prospective mortgagor, the property to be financed and the type of loan desired. As part of the description of the prospective mortgagor's financial condition, HomeSide Lending requires a current statement describing assets and liabilities and income and expenses, and a credit report which summarizes the prospective mortgagor's credit and payment history with merchants and other lenders.

         HomeSide Lending may, in order to assess the creditworthiness of a prospective mortgagor and as part of the normal course of its underwriting process, use a statistically derived credit or mortgage score. The score is provided by a third party and may be used to determine eligibility for certain loan programs. HomeSide Lending, when making an underwriting decision, will use the score in conjunction with other mortgage loan characteristics.

         Under HomeSide Lending's Full Documentation underwriting program, HomeSide Lending requires verification of the prospective Mortgagor's employment and income from the prospective mortgagor's employer, where the employer reports the prospective mortgagor's length of employment with that organization and current salary. Each

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



prospective mortgagor who is self-employed is required to submit a copy of his or her federal income tax returns. HomeSide Lending may originate or purchase loans under its Alternative Documentation underwriting program, which is the same as the corresponding Fannie Mae and FHLMC programs, as in effect at the time of each mortgage loan origination. Under this program, the prospective mortgagor's employment and income are verified through alternative sources such as pay stubs, W-2 forms and/or federal income tax returns.

         HomeSide Lending's documentation standards may vary from those described above for certain prospective mortgagors. The degree to which the documentation required varies will be dependent on the financial ability of the prospective mortgagor to make a larger cash down payment on a purchase transaction or to finance a lower percentage of the appraised value of the property securing the related mortgage loan. Such standards have been modified, for example, for mortgage loans eligible for HomeSide Lending's "limited" or "no ratio" documentation programs. To be eligible for either of these programs, the prospective mortgagor is required to have a higher level of verified assets and/or liquid reserves. In addition, greater reliance is placed on the prospective mortgagor's credit or mortgage score. The maximum Loan-to-Value ratio of any mortgage loan originated under these programs is 80%.

         Under the Limited Documentation Program, HomeSide Lending may not require that a prospective borrower's income be verified prior to closing, but the prospective borrower must agree to allow HomeSide Lending to audit the prospective mortgagor's income at a later date.

         Under the No Ratio Documentation Program, income is not used as a means of qualifying for the loan. The prospective mortgagor is required to provide evidence of his or her job stability to be verified in writing by an independent third party. HomeSide Lending may require two full appraisals or may place certain other restrictions on eligibility for this program.

         Upon receipt of the appropriate verification, HomeSide Lending makes a determination as to whether the prospective mortgagor has sufficient monthly income to meet the monthly payment obligations on the proposed mortgage loan, including taxes and insurance, as well as other financial obligations and normal monthly living expenses. HomeSide Lending's underwriting standards for such determination generally follow the guidelines established by Fannie Mae and FHLMC, as in effect at the time of each mortgage loan origination.

         Mortgage loans that HomeSide Lending acquires or originates which have an original principal amount exceeding 80% of original value will usually have primary mortgage insurance. Such insurance typically reduces the exposure of HomeSide Lending to an effective Loan-to-Value Ratio of 75%.

         HomeSide Lending grants delegated underwriting status to its larger correspondents who meet certain financial strength, delinquency, underwriting and quality control standards. The granting of delegated status by HomeSide Lending enables a correspondent to submit conventional loans to HomeSide Lending without prior underwriting approval. Correspondent lenders who have not been granted delegated underwriting status are required by HomeSide Lending to have their mortgage loans underwritten by third party contract underwriters prior to purchase by HomeSide Lending. In all cases, correspondents are required to use underwriting standards established by HomeSide Lending.

         HomeSide Lending implemented an automated underwriting process for its retail production operation in 1994. The automated underwriting technology incorporates credit scoring and appraisal evaluation systems. These systems employ rules-based and statistical technologies to evaluate the borrower, the property and salability of the loan to the secondary market.

         From time to time, exceptions to HomeSide Lending's underwriting guidelines may be made. Such exceptions may be made only if specifically approved on a loan-by-loan basis by certain personnel of HomeSide Lending who have the authority to make such exceptions. Exceptions may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

         With respect to any Mortgage Pool which contains Mortgage Loans acquired by HomeSide Lending in a bulk purchase, the related Prospectus Supplement will describe the extent, if any, to which such Mortgage Loans were


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



reunderwritten by HomeSide Lending. To the extent that any Mortgage Pool contains Mortgage Loans as to which HomeSide Lending is unable to establish the underwriting standards used in originating such Mortgage Loans, the related Prospectus Supplement will describe any resulting risks.

                         SERVICING OF THE MORTGAGE LOANS

         Unless otherwise specified in the Prospectus Supplement, with respect to each series of Certificates, the related Mortgage Loans will be serviced by HomeSide Lending, acting alone or, as master servicer, through one or more direct servicers. Unless otherwise specified in the Prospectus Supplement, if HomeSide Lending acts as master servicer with respect to a series, the related Agreement will provide that HomeSide Lending shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans, that any servicing agreement entered into between HomeSide Lending and a direct servicer will be deemed to be between HomeSide Lending and the direct servicer alone and that the Trustee and the Certificateholders will have no claims, obligations, duties or liabilities with respect to any such agreement.

COLLECTION AND OTHER SERVICING PROCEDURES

         Subject to the terms of the Agreement, the Servicer generally will be obligated to service and administer the Mortgage Loans in accordance with the specific procedures set forth in the Fannie Mae Seller's Guide and Fannie Mae Servicing Guide, as amended or supplemented from time to time, and, to the extent such procedures are unavailable, in accordance with the mortgage servicing practices of prudent mortgage lending institutions.

         The Servicer will be responsible for using its best reasonable efforts to collect all payments called for under the Mortgage Loans and shall, consistent with each Agreement, follow such collection procedures as it deems necessary and advisable with respect to the Mortgage Loans. Consistent with the above, the Servicer, may, in its discretion, (i) waive any late payment charge and (ii) if a default on the related Mortgage Loan has occurred or is reasonably foreseeable, arrange with the mortgagor a schedule for the liquidation of a delinquency. In the event of any such arrangement the Servicer will be responsible for distributing funds with respect to such Mortgage Loan during the scheduled period in accordance with the original amortization schedule thereof and without regard to the temporary modification thereof.

         The Servicer will be obligated to use it best reasonable efforts to realize upon a defaulted Mortgage Loan in such manner as will maximize the payments to Certificateholders. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the mortgagor or other person, foreclose against such property and proceed for the deficiency against the appropriate person. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments. The amount of the ultimate net recovery (including the proceeds of any pool insurance or other guarantee), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan will be distributed to the related Certificateholders on the next Distribution Date following the month of receipt. If specified in the Prospectus Supplement, if such net recovery exceeds the Principal Balance of such Mortgage Loan plus one month's interest thereon at the Remittance Rate, the excess will be paid to the Servicer as additional servicing compensation. The Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgaged Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds in respect of the related Mortgage Loan.

         If a Mortgaged Property has been or is about to be conveyed by the mortgagor, the Servicer will be obligated to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under applicable law or such enforcement would adversely affect or jeopardize coverage under any related primary mortgage insurance policy or pool insurance policy. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on-sale" clause, the Servicer, with the consent of the insurer under any insurance policy implicated thereby, may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note. Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Loans -- Enforceability of Certain Provisions". In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

           The Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to mortgagors on balances in such account or accounts to the extent required by law.

PRIVATE MORTGAGE INSURANCE

         Generally, Mortgage Loans that the Servicer originates or acquires do not have Loan-to-Value Ratios in excess of 95%. Unless otherwise specified in the Prospectus Supplement, each Agreement will obligate the Servicer to exercise its best reasonable efforts to maintain and keep in full force and effect a private mortgage insurance policy on all Mortgage Loans that have a Loan-to-Value Ratio in excess of 80%.

         A private mortgage insurance policy may provide that, as an alternative to paying a claim thereunder, the mortgage insurer will have the right to purchase the Mortgage Loan following the receipt of a notice of default, at a purchase price equal to the sum of the principal balance of the Mortgage Loan, accrued interest thereon and the amount of certain advances made by the Servicer with respect to the Mortgage Loan. The mortgage insurer may have such purchase right after the borrower has failed to make three scheduled monthly payments (or one payment if it is the first payment due on the Mortgage Loan) or after any foreclosure or other proceeding affecting the Mortgage Loan or the Mortgaged Property has been commenced. The proceeds of any such purchase will be distributed to Certificateholders on the applicable Distribution Date. A mortgage insurer may be more likely to exercise such purchase option when prevailing interest rates are low relative to the interest rate borne by the defaulted Mortgage Loan, in order to reduce the aggregate amount of accrued interest that the insurer would be obligated to pay upon payment of a claim.

HAZARD INSURANCE

         The Servicer will cause to be maintained for each Mortgaged Property a standard hazard insurance policy. The coverage of such policy is required to be in an amount at least equal to the maximum insurable value of the improvements which are a part of such property from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. All amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of property subject to the related Mortgage or property acquired by foreclosure or amounts released to the related mortgagor in accordance with the Servicer's normal servicing procedures) will be deposited in the Collection Account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, pollution, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, the Agreement will require that flood insurance be maintained in an amount representing coverage not less than the least of (i) the principal balance owing on such Mortgage Loan from time to time, (ii) the maximum insurable value of the improvements which are a part of such property from time to time or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Seller may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Support--Special Hazard Insurance".

         Most of the properties securing the Mortgage Loans will be covered by homeowners' insurance policies, which, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the lesser of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

         The Servicer will cause to be maintained on any Mortgaged Property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of the related Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure, plus accrued interest and the Servicer's good-faith estimate of the related liquidation expenses to be incurred in connection therewith.

         The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Mortgage Loan, one or more blanket insurance policies covering hazard losses on the Mortgage Loans. The Servicer will pay the premium for such policy on the basis described therein and will pay any deductible amount with respect to claims under such policy relating to the Mortgage Loans.

ADVANCES

         To the extent specified in the Prospectus Supplement, in the event that any borrower fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Servicer will be obligated to advance the entire amount of such payment adjusted in the case of any delinquent interest payment to the applicable Net Mortgage Rate. This obligation to advance will be limited to amounts which the Servicer reasonably believes will be recoverable by it out of liquidation proceeds or otherwise in respect of such Mortgage Loan. The Servicer will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan as to which such advance was made. Furthermore, the Servicer will be entitled to reimbursement for any such advance
(i) from Liquidation Proceeds or Insurance Proceeds received if such Mortgage Loan is foreclosed prior to any payment to Certificateholders in respect of the repossession or foreclosure and (ii) from receipts or recoveries on all other Mortgage Loans or from any other assets of the Trust Fund, for all or any portion of such advance which the Servicer determines, in good faith, may not be ultimately recoverable from such liquidation or insurance proceeds (a "Nonrecoverable Advance"). Any Nonrecoverable Advance will be reimbursable out of the assets of the Trust Fund. The amount of any scheduled payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a borrower providing for the postponement or modification of the due date or amount of such scheduled payment. If specified in the Prospectus Supplement, the Trustee for the related series will make advances of delinquent payments of principal and interest in the event of a failure by the Servicer to perform such obligation.

         Any such obligation to make advances may be limited to amounts due holders of certain classes of Certificates of the related series or may be limited to specified periods or otherwise as specified in the Prospectus Supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         Unless otherwise specified in the Prospectus Supplement, the Servicer's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of all or a portion of the difference between the Mortgage Rate for such Mortgage Loan and the related Remittance Rate. In addition to its primary compensation, the Servicer will retain all assumption fees, late payment charges and other miscellaneous charges, all to the extent collected from borrowers. In the event the Servicer is acting as master servicer under an Agreement, it will receive compensation with respect to the performance of its activities as master servicer.

         Unless otherwise specified in the Prospectus Supplement, the Servicer will be responsible for paying all expenses incurred in connection with the servicing of the Mortgage Loans (subject to limited reimbursement as described under "The Pooling and Servicing Agreement---Payments on Mortgage Loans; Collection Account"), including, without limitation, payment of any premium for any Advance Guarantee, Deposit Guarantee, bankruptcy bond, repurchase bond or other guarantee or surety, payment of the fees and the disbursements of the Trustee and the and independent accountants, payment of the compensation of any direct servicers of the Mortgage Loans, payment of all fees and expenses in connection with the realization upon defaulted Mortgage Loans and payment of expenses incurred in connection with distributions and reports to Certificateholders. Unless otherwise specified in the Prospectus Supplement, the Servicer may assign any of its primary servicing compensation in excess of that amount customarily retained as servicing compensation for similar assets.

RESIGNATION, SUCCESSION AND INDEMNIFICATION OF THE SERVICER

         The Agreement will provide that the Servicer may not resign from its obligations and duties as servicer or master servicer thereunder, except upon determination that its performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the Servicer's servicing obligations and duties under such Agreement. The Guarantor's obligations under any Advance Guarantee or Deposit Guarantee will, upon issuance thereof, be irrevocable, subject to certain limited rights of assignment as described in the Prospectus Supplement if applicable.

         The Agreement will provide that neither the Seller nor the Servicer nor, if applicable, the Guarantor, nor any of their respective directors, officers, employees or agents, shall be under any liability to the Trust Fund or the Certificateholders of the related series for taking any action, or for refraining from taking any action, in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Servicer nor, if applicable, the Guarantor, nor any such person, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will also provide that the Seller, the Servicer and, if applicable, the Guarantor and their respective directors, officers, employees and agents are entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Seller nor the Servicer nor, if applicable, the Guarantor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to the Servicer's servicing responsibilities under such Agreement or the Guarantor's payment obligations under any Limited Guarantee, respectively, and which in its respective opinion may involve it in any expense or liability. Each of the Seller, the Servicer and, if applicable, the Guarantor may, however, in its respective discretion undertake any such action which it may deem necessary or desirable in respect of such Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Seller, the Servicer and, if applicable, the Guarantor, will be entitled to be reimbursed therefor from amounts deposited in the Collection Account.


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



         Any corporation into which the Servicer may be merged or consolidated or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation succeeding to the business of the Servicer, which assumes the obligations of the Servicer, will be the successor of the Servicer under each Agreement.

                       THE POOLING AND SERVICING AGREEMENT

         The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement applicable to a particular series of Certificates. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE LOANS; WARRANTIES

         At the time of issuance of each series of Certificates, the Seller will cause the Mortgage Loans in the Trust Fund represented by that series of Certificates to be assigned to the Trustee, together with all principal and interest due on or with respect to such Mortgage Loans, other than principal and interest due on or before the Cut-Off Date and prepayments of principal received before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing such Trust Fund to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for that series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, as to each Mortgage Loan, information as to the outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the Mortgage Rate, the current scheduled monthly payment, the number of months remaining until the stated maturity date of each Note and the location of the related Mortgaged Property.

         In addition, the Seller will, as to each Mortgage Loan, deliver to the Trustee (i) the Note, endorsed to the order of the Trustee by the holder/payee thereof without recourse; (ii) the "buy-down" agreement (if applicable); (iii) a Mortgage and Mortgage assignment meeting the requirements of the Agreement; (iv) all Mortgage assignments from the original holder of the Mortgage Loan, through any subsequent transferees to the transferee to the Trustee; (v) the original Lender's Title Insurance Policy, or other evidence of title or if a policy has not been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company; (vi) as to each Mortgage Loan, an original certificate of Primary Mortgage Insurance Policy (or copy certified to be true by the originator) to the extent required under the applicable requirements for the Mortgage Pool; and (vii) such other documents as may be described in the applicable Prospectus Supplement. Except as expressly permitted by the Agreement, all documents so delivered are to be original executed documents; provided, however, that in instances where the original recorded document has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy containing a certification of the appropriate judicial or other governmental authority of the jurisdiction, and the Servicer shall cause the originals of each Mortgage and Mortgage assignment which is so unavailable to be delivered to the Trustee as soon as available.

         The Trustee will hold such documents for each series of Certificates in trust for the benefit of all Certificateholders of such series. The Trustee is obligated to review such documents for each Mortgage Loan within 270 days after the conveyance of the Mortgage Loan to it. If any document is found by the Trustee not to have been properly executed or received or to be unrelated to the Mortgage Loan identified in the Agreement, the Trustee will promptly notify the Seller. The Seller, or another party specified in the applicable Prospectus Supplement, will be required to cure such defect or to repurchase the Mortgage Loan or to provide a substitute Mortgage Loan. See "Repurchase or Substitution" below.

         In the Agreement for each series, the Seller or another party described in the Agreement (the "Representing Party") will make certain representations and warranties with respect to the Mortgage Loans. Unless otherwise specified in the applicable Prospectus Supplement, the representations and warranties in each Agreement will generally include that (i) the information set forth in the Mortgage Loan Schedule is true and correct in all material respects at the date or dates with respect to which such information is furnished; (ii) each Mortgage constitutes a valid and enforceable first lien on the Mortgaged Property, including all improvements thereon (subject only to (A) the lien of current real property


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



taxes and assessments, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically referred to in the Lender's Title Insurance Policy delivered to the originator of the Mortgage Loan and not adversely affecting the value of the Mortgaged Property and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage);
(iii) each Primary Mortgage Insurance Policy is in full force and effect, and (except where noted in the Agreement) each Mortgage Loan which has a Loan-to-Value Ratio greater than 80% is subject to a Primary Mortgage Insurance Policy; (iv) at the date of initial issuance of the Certificates, no Mortgage Loan was more than 30 days delinquent in payment, no Mortgage Loan had more than one delinquency in excess of 30 days during the preceding 12-month period; (v) at the time each Mortgage Loan was originated and, to the best knowledge of the Representing Party, at the date of initial issuance of the Certificates, there are no delinquent taxes, assessments or other outstanding charges affecting the Mortgaged Property; (vi) each Mortgage Loan was originated in compliance with and complied at the time of origination in all material respects with applicable laws, including usury, equal credit opportunity and disclosure laws; (vii) each Mortgage Loan is covered by a lender's title insurance policy insuring the priority of the lien of the Mortgage in the original principal amount of such Mortgage Loan, and each such policy is in full force and effect; and (viii) immediately prior to the assignment to the Trust Fund the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any lien, claim, charge, encumbrance or security interest of any kind.

         Upon the discovery or notice of a breach of any of such representations or warranties which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Seller or the applicable party will cure the breach or repurchase such Mortgage Loan or will provide a substitute Mortgage Loan in the manner described under "Repurchase or Substitution" below. Unless otherwise indicated in the applicable Prospectus Supplement, this obligation to repurchase or substitute constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach of representations and warranties.

         The Agreement for a Series of Certificates may provide that the Servicer may, at its sole option, purchase from the Trust Fund, at the price specified in the Agreement, any Mortgage Loan as to which the related Borrower has failed to make full payments as required under the related Note for three consecutive months.

PAYMENTS ON MORTGAGE LOANS; COLLECTION ACCOUNT

         It is expected that the Agreement for each series of Certificates will provide that the Servicer will establish and maintain a trust account or accounts (the "Collection Account") in the name of the Trustee for the benefit of the Certificateholders. The amount at any time credited to the Collection Account will be fully-insured to the maximum coverage possible or shall be invested in Permitted Investments, all as described in the applicable Prospectus Supplement. In addition, a Collection Account may be established for the purpose of making distributions to Certificateholders if and as described in the applicable Prospectus Supplement.

         The Servicer will deposit in the Collection Account, as described more fully in the applicable Prospectus Supplement, amounts representing the following collections and payments (other than in respect of principal of or interest on the Mortgage Loans due on or before the Cut-Off Date and prepayments of principal received on or before the Cut-Off Date): (i) all installments of principal and interest on the applicable Mortgage Loans and any principal and/or interest required to be advanced by the Servicer that were due on the immediately preceding Due Date, net of servicing fees due the Servicer and other amounts, if any, specified in the applicable Prospectus Supplement; (ii) all amounts received in respect of such Mortgage Loans representing late payments of principal and interest to the extent such amounts were not previously advanced by the Servicer with respect to such Mortgage Loans, net of servicing fees due the Servicer; (iii) all principal prepayments (whether full or partial) on such Mortgage Loans received, together with interest calculated at the Mortgage Rate (net of servicing fees due the Servicer) to the end of the calendar month during which such principal prepayment shall have been received by the Servicer, to the extent received from the mortgagor or advanced by the Servicer, as described under "Servicing of the Mortgage Loans--Advances" herein; and (iv) any amounts received by the Servicer as Insurance Proceeds (to the extent not applied to the repair or restoration of the Mortgaged Property) or Liquidation Proceeds.


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



REPURCHASE OR SUBSTITUTION

         The Trustee will review the documents delivered to it with respect to the assets of the applicable Trust Fund within 270 days after execution and delivery of the related Agreement. Unless otherwise specified in the Prospectus Supplement, if any document required to be delivered by the Seller is not delivered or is found to be defective in any material respect, then within 90 days after notice of such defect (or one and one half years if the Trustee shall not have received a document by virtue of the fact that such document shall not have been returned by the appropriate recording office), the Seller will (a) cure such defect, (b) remove the affected Mortgage Loan from the Trust Fund and substitute one or more other mortgage loans therefor or (c) repurchase the Mortgage Loan from the Trustee for a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed to the related Certificateholders. Unless otherwise specified in the Prospectus Supplement, this repurchase and substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders against the Seller for a material defect in a document relating to a Mortgage Loan.

         Unless otherwise specified in the Prospectus Supplement, the Seller will agree, within 90 days of the earlier of the discovery by the Seller or receipt by the Seller of notice from the Trustee or the Servicer of its discovery of any breach of any representation or warranty of the Seller set forth in the related Agreement with respect to the Mortgage Loans that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan (a "Defective Mortgage Loan") or the value of a Mortgage Loan, to either (a) cure such breach in all material respects, (b) repurchase such Defective Mortgage Loan at a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid to the first day of the month in which such purchase price is to be distributed or (c) remove the affected Mortgage Loan from the Trust Fund and substitute one or more other mortgage loans or contracts therefor. Unless otherwise specified in the Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders for any such breach.

         If so specified in the Prospectus Supplement for a series where the Seller has acquired the related Mortgage Loans, in lieu of agreeing to repurchase or substitute Mortgage Loans as described above, the Seller may obtain such an agreement from the entity which sold such mortgage loans, which agreement will be assigned to the Trustee for the benefit of the holders of the Certificates of such series. In such event, unless otherwise specified in the related Prospectus Supplement, the Seller will have no obligation to repurchase or substitute mortgage loans if such entity defaults in its obligation to do so.

         If a mortgage loan is substituted for another Mortgage Loan as described above, the new mortgage loan will have the following characteristics, or such other characteristics as may be specified in the Prospectus Supplement:
(i) a Principal Balance (together with any other new mortgage loan so substituted), as of the first Distribution Date following the month of substitution, after deduction of all payments due in the month of substitution, not in excess of the Principal Balance of the removed Mortgage Loan as of such Distribution Date (the amount of any difference, plus one month's interest thereon at the applicable Net Mortgage Rate, to be deposited in the Collection Account on the business day prior to the applicable Distribution Date), (ii) a Mortgage Rate not less than, and not more than one percentage point greater than, that of the removed Mortgage Loan, (iii) a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed Mortgage Loan, (iv) a Loan-to Value Ratio at origination not greater than that of the removed Mortgage Loan, and (v) in the reasonable determination of the Seller, be of the same type, quality and character (including location of the Mortgaged Property) as the removed Mortgage Loan (as if the defect or breach giving rise to the substitution had not occurred) and be, as of the substitution date, in compliance with the representations and warranties contained in the Agreement.

         If a REMIC election is to be made with respect to all or a portion of a Trust Fund, any such substitution will occur within two years after the initial issuance of the related Certificates.


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



CERTAIN MODIFICATIONS AND REFINANCINGS

         The Agreement will permit the Servicer to modify any Mortgage Loan upon the request of the related Mortgagor, and will also permit the Servicer to solicit such requests by offering Mortgagors the opportunity to refinance their Mortgage Loans, provided in either case that the Servicer purchases such Mortgage Loan from the Trust Fund immediately following such modification. Any such modification may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any such purchase will be for a price equal to 100% of the Principal Balance of such Mortgage Loan, plus accrued and unpaid interest thereon to the date of purchase at the applicable Remittance Rate, net of any unreimbursed advances of principal and interest thereon made by the Servicer. Such purchases may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and Mortgagors request (and/or the Servicer offers) modifications as an alternative to refinancings through other mortgage originators. If a REMIC election is made with respect to all or a portion of the related Trust Fund, the Servicer will indemnify the REMIC against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on the REMIC as a result of any such modification or purchase.

         The Agreement will provide that if the Servicer in its individual capacity agrees to refinance any Mortgage Loan as described above, such Mortgage Loan will be assigned to the Servicer by the Trustee upon certification that the Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon at the Remittance Rate has been deposited in the Collection Account.

EVIDENCE AS TO COMPLIANCE

         The Agreement will provide that a firm of independent public accountants will furnish to the Trustee on or before May 31 of each year, beginning with May 31 in the fiscal year which begins not less than three months after the date of the initial issue of Certificates, a statement as to compliance by the Servicer with certain standards relating to the servicing of the Mortgage Loans.

         The Agreement will also provide for delivery to the Trustee on or before May 31 of each fiscal year, beginning with May 31 in the fiscal year which begins not less than three months after the date of the initial issue of the Certificates, a statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

THE TRUSTEE

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller and the Servicer. In addition, the Seller and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Fund relating to a particular series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document, and will not be accountable for the use or application by the Seller or Servicer of any funds paid to the Seller or Servicer in respect of the Certificates or the related assets, or amounts deposited into the Collection Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

         The Trustee may resign at any time, and the Seller may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Seller will be obligated to appoint a successor Trustee, any such successor to be approved by the Guarantor if so specified in the Prospectus Supplement in the event that the Guarantor has issued any Limited Guarantee with respect to the Certificates. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

REPORTS TO CERTIFICATEHOLDERS

         At least two Business Days before each Distribution Date, the Servicer will furnish to the Trustee certain information regarding the status of the Mortgage Loans and other matters. On the related Distribution Date, the Trustee will mail to Certificateholders a statement prepared by it and generally setting forth, to the extent applicable to any series, among other things:

         (i) The aggregate amount of the related distribution allocable to principal, separately identifying the amount allocable to each class;

         (ii) The amount of such distribution allocable to interest separately identifying the amount allocable to each class;

         (iii) The amount of servicing compensation received by the Servicer in respect of the Mortgage Loans during the month preceding the month of the Distribution Date;

         (iv) The aggregate Certificate Principal Balance (or Notional Principal Balance) of each class of Certificates after giving effect to distributions and allocations, if any, of losses on the Mortgage Loans on such Distribution Date;

         (v) The aggregate Certificate Principal Balance of any class of Accrual Certificates after giving effect to any increase in such Certificate Principal Balance that results from the accrual of interest that is not yet distributable thereon;

         (vi) The aggregate amount of any advances made by the Servicer included in the amounts distributed to Certificateholders on such Distribution Date;

         (vii) If any class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the Mortgage Loans; and

         (viii) The aggregate Principal Balance of Mortgage Loans which were delinquent as to a total of one, two or three or more installments of principal and interest or were in foreclosure.

         (ix) The Trustee will also furnish annually customary information deemed necessary for Certificateholders to prepare their tax returns.

         The Servicer will provide Certificateholders which are federally insured savings and loan associations with certain reports and with access to information and documentation regarding the Mortgage Loans included in the Trust Fund sufficient to permit such associations to comply with applicable regulations of the Office of Thrift Supervision.

EVENTS OF DEFAULT

         Events of Default under the Agreement with respect to a series of Certificates will consist of: (i) any failure by the Servicer in the performance of any obligation under the Agreement which causes any payment required to be made under the terms of the Certificates or the Agreement not to be timely made, which failure continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders representing not less than 25% of the Voting Rights of any class of Certificates to which a payment is not timely made; (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer in the Certificates or in the Agreement which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders representing not less than 25% of the Voting Rights of all classes of Certificates affected by such failure; (iii) the entering against the Servicer of a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (iv) the consent by the Servicer to the appointment of a conservator, receiver, liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; (v) the admission by the Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable insolvency or reorganization statute, the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations; and (vi) notice by the Servicer that it is unable to make an Advance required to be made pursuant to the Agreement.

RIGHTS UPON EVENT OF DEFAULT

         As long as an Event of Default under the Agreement remains unremedied by the Servicer, the Trustee, or holders of Certificates evidencing interests aggregating more than 50% of such Certificates, may terminate all of the rights and obligations of the Servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements, provided that if the Trustee had no obligation under the Agreement to make advances of delinquent principal and interest on the Mortgage Loans upon the failure of the Servicer, to do so, if the Trustee had such obligation but is prohibited by law or regulation from making such advances, the Trustee will not be required to assume such obligation of the Servicer. The Servicer shall be entitled to payment of certain amounts payable to it under the Agreement, notwithstanding the termination of its activities as servicer. No such termination will affect in any manner the Guarantor's obligations under any Limited Guarantee, except that the obligation of the Servicer to make advances of delinquent payments of principal and interest (adjusted to the applicable Remittance Rate) will become the direct obligations of the Guarantor under the Advance Guarantee until a new servicer is appointed. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution with a net worth of at least $15,000,000 and is a FNMA or FHLMC approved seller/servicer in good standing and, if the Guarantor has issued any Limited Guarantee with respect to the Certificates, approved by the Guarantor, to act as successor to the Company, as servicer, under such Agreement. In addition, if the Guarantor has issued any Limited Guarantee with respect to the related series of Certificates, the Guarantor will have the right to replace any successor servicer with an institution meeting the requirements described in the preceding sentence. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under such Agreement.

         No holder of Certificates will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of each affected class evidencing, in the aggregate, 25% or more of the interests in such class have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


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



AMENDMENT

         The Agreement may be amended by the Seller, the Servicer and the Trustee, and if the Guarantor has issued any Limited Guarantee with respect to the Certificates, with the consent of the Guarantor, but without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to take any action necessary to maintain REMIC status of any Trust Fund as to which a REMIC election has been made, to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; provided that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Certificateholders of that series. The Agreement may also be amended by the Seller, the Servicer and the Trustee with the consent of holders of Certificates evidencing interests aggregating not less than 662/3% of all interests of each class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of Certificateholders of that series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in any manner other than as described in (i), without the consent of the holders of Certificates of such class evidencing at least 66% of the interests of such class or (iii) reduce the aforesaid percentage of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such affected class then outstanding.

TERMINATION; PURCHASE OF MORTGAGE LOANS

         The obligations of the parties to the Agreement for each Series will terminate upon (i) the purchase of all the Mortgage Loans, as described in the applicable Prospectus Supplement, (ii) the later of (a) the distribution to Certificateholders of that series of final payment with respect to the last outstanding Mortgage Loan, or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; or (iii) mutual consent of the parties and all Certificateholders. In no event, however, will the trust created by an Agreement continue beyond the expiration of 21 years from the death of the survivor of the descendants living on the date of the Agreement of a specific person named in such Agreement. With respect to each series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder, and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

         As described in the applicable Prospectus Supplement, the Agreement for each series may permit, but not require, the Seller, the Servicer or another party to purchase from the Trust Fund for such series all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans, at a price described in the Prospectus Supplement, subject to the condition that the aggregate outstanding principal balance of the Mortgage Loans for such series at the time of purchase shall be less than a percentage of the aggregate principal balance at the Cut-Off Date specified in the Prospectus Supplement. The exercise of such right will result in the early retirement of the Certificates of that series.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

         The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.


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GENERAL

         The Mortgages will be either deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee or the trustee of an inter vivos revocable trust (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. In the case of an inter vivos revocable trust, there are three parties because title to the property is held by the trustee under the trust instrument of which the home occupant is the primary beneficiary; at origination of a mortgage loan, the primary beneficiary and the trustee execute a mortgage note and the trustee executes a mortgage or deed of trust, with the primary beneficiary agreeing to be bound by its terms. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, as well as by federal law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

FORECLOSURE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. In either event, the amounts expended are added to the balance due on the junior loan, and the rights of the junior mortgagee may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender


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purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that the lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.

         Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

RIGHT OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.


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ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         ANTI-DEFICIENCY STATUTES

         Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         BANKRUPTCY LAWS

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies in connection with the collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan of reorganization to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 11 or Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. If the borrower has filed a petition under Chapter 13, federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured solely by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees, if specifically provided for, and costs to the extent the value of the security exceeds the debt.

         TAX LIENS

         The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted Mortgage Loan.

CONSUMER PROTECTION LAWS

         Substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws and their implementing regulations include the federal Truth in Lending Act (and Regulation Z), Real Estate Settlement Procedures Act (and Regulation X), Equal Credit Opportunity Act (and Regulation B), Fair Credit Billing Act, Fair


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Credit Reporting Act, Fair Housing Act, as well as other related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans In particular, the originators' failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors rescinding the mortgage loans against either the originators or assignees.

         On March 21, 1994, the United States Court of Appeals for the 11th Circuit ruled in the case of Rodash v. AIB Mortgage Co. that the federal Truth in Lending Act requires mortgage lenders to disclose to borrowers the collection of certain intangible taxes and courier fees as prepaid finance charges. Since the Rodash decision, class action lawsuits have been brought against numerous mortgage lending institutions alleging certain violations of the Truth in Lending Act concerning the improper disclosure of various fees.

         For Truth in Lending violations, one of the remedies available to the borrowers under certain affected non-purchase money mortgage loans is rescission, which, if elected by the borrower, would serve to cancel the loan and merely require the borrower to pay the principal balance of the mortgage loan, less a credit for interest paid, closing costs and prepaid finance charges.

         Unless otherwise specified in the Prospectus Supplement, the Seller or another Representing Party will represent in the Agreement that all applicable laws, including the Truth in Lending Act, were complied with in connection with origination of the Mortgage Loans. In the event that such representation is breached in respect of any Mortgage Loan in a manner that materially and adversely affects Certificateholders, the Seller or such Representing Party will be obligated to repurchase the affected Mortgage Loan at a price equal to the unpaid principal balance thereof plus accrued interest as provided in the Agreement or to substitute a new mortgage loan in place of the affected Mortgage Loan.

ENFORCEABILITY OF DUE-ON-SALE CLAUSES

         Unless the Prospectus Supplement indicates otherwise, all of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions contained in the Garn-St Germain Act and regulations promulgated by Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the OTS which preempt state law restrictions on the enforcement of due-on-sale clauses.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of three years or less and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board as succeeded by the OTS also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Servicer to enforce due-on-sale clauses may result in the Trust Fund including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the transferor's Mortgage Loan. Any inability of


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the Servicer to enforce due-on-sale clauses may affect the average life of the
Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

         Under the Agreement for each series of Certificates, the Seller will represent and warrant to the Trustee that the Mortgage Loans have been originated in compliance in all material respects with applicable state laws, including usury laws.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination for such borrower's Mortgage Loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service ordered to federal duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability for the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application for the Relief Act will be allocated on a pro rata basis to the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicers to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

         Under the applicable Agreement, the Servicer will not be required to make deposits to the Collection Account for a series of Certificates in respect of any Mortgage Loan as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and Certificateholders will bear such loss.

LATE CHARGES, DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENT

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of


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



a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ENVIRONMENTAL CONSIDERATIONS

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "Environmental Lien"). All subsequent liens on such property generally are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Seller nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Seller does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related series.


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         Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.

FORFEITURE IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                            LEGAL INVESTMENT MATTERS

         The Prospectus Supplement for each series of Certificates will specify, which, if any, of the classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Marketing Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

         Generally, only classes of Certificates that (i) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by, among other things, a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain multifamily loans, originated by certain types of obligations as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities", such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

         Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case


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to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Sections 703.5(f)-(k) which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series or Classes of Certificates), except under limited circumstances.

         All depositary institutions considering an investment in the Certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's "Supervisory Policy Statement on Securities Activities" (to the extent adopted by their respective regulators) (the "Policy Statement"). The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high risk mortgage securities" (including securities such as certain series or classes of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", and with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institutions regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended, (the "Code") impose requirements on employee benefit plans (including retirement plans and arrangements, collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA or the Code (collectively, "Plans") and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of a Plan subject to ERISA be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan generally is considered to be a fiduciary of such Plan. In addition to the imposition by ERISA of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("Parties in Interest") and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

         The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and
Section 4975 of the Code to be assets of the investing Plan in certain circumstances. In such a case, the fiduciary making such an investment for the Plan could be deemed to have delegated the fiduciary's asset management responsibility, the underlying assets and properties could be subject to the reporting and disclosure requirements of ERISA, and transactions involving the underlying assets and properties could be subject to the fiduciary responsibility requirements of ERISA and Section 4975 of the Code. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Certificates, but it cannot be predicted in advance whether such exceptions will apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might give rise to a prohibited transaction under ERISA Sections 406 or 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         DOL Prohibited Transaction Class Exemption 83-1 ("PTE 83-1") exempts from the prohibited transaction rules of ERISA and Section 4975 of the Code certain transactions relating to the operation of residential mortgage pool investment trusts and the direct or indirect sale, exchange, transfer and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by either first or second mortgages, or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

         Although the Trustee for any series of Certificates will be unaffiliated with the Servicer, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust Fund's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Certificates.

         Several underwriters of mortgage-backed securities have applied for and obtained individual prohibited transaction exemptions which are in some respects broader than PTE 83-1. Such exemptions only apply to mortgage-backed securities which, in addition to satisfying other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a series of Certificates, the related Prospectus Supplement will refer to such possibility.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         Unless otherwise specified in the Prospectus Supplement, the Agreement will provide that the Residual Certificates of any series of Certificates with respect to which a REMIC election has been made may not be acquired by a Plan.

         Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following generally describes the anticipated material federal income tax consequences of purchasing, owning and disposing of Certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Investors should consult their own tax advisors regarding the Certificates.

         For purposes of this discussion, unless otherwise specified, the term "Owner" will refer to the beneficial owner of a Certificate.

REMIC ELECTIONS

         Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made to treat the Trust Fund related to each Series of Certificates (or segregated pools of assets within the Trust Fund) as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D(a) of the Code. If one or more REMIC elections are made, the Certificates of any class will be either "regular interests" in a REMIC within the meaning of
Section 860G(a)(1) of the Code ("Regular Certificates") or "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates"). The Prospectus Supplement for each Series of Certificates will indicate whether an election will be made to treat the Trust Fund as one or more REMICs, and if so, which Certificates will be Regular Certificates and which will be Residual Certificates.

         If a REMIC election is made, the Trust Fund, or each portion thereof that is treated as a separate REMIC, will be referred to as a "REMIC Pool". If the Trust Fund is comprised of two REMIC Pools, one will be an "Upper-Tier REMIC" and one a "Lower-Tier REMIC". The assets of the Lower-Tier REMIC will consist of the Mortgage Loans and related Trust Fund assets. The assets of the Upper-Tier REMIC will consist of all of the regular interests issued by the Lower-Tier REMIC.

         The discussion below under the heading "REMIC Certificates" considers Series for which a REMIC election will be made. Series for which no such election will be made are addressed under "Non-REMIC Certificates".

REMIC CERTIFICATES

         The discussion in this section applies only to a Series of Certificates for which a REMIC election is made.

TAX OPINION.

         Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of Certificates for which a REMIC election is made, Morgan, Lewis & Bockius LLP, counsel to the Seller, will deliver its opinion, dated as of the date of such issuance, generally to the effect that, with respect to each such Series of Certificates, under then existing law and assuming compliance by the Seller, the Servicer and the Trustee for such Series with all of the provisions of the related Agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the Certificates of such Series will be treated as either Regular Certificates or Residual Certificates.

STATUS OF CERTIFICATES.

         The Certificates will be:

         o assets described in Code Section 7701(a)(19)(C) (relating to the qualification of certain corporations, trusts, or associations as real estate investment trusts); and

         o "real estate assets" under Code Section 856(c)(5)(B) (relating to real estate interests, interests in real estate mortgages, and shares or certificates of beneficial interests in real estate investment trusts), to the extent the assets of the related REMIC Pool are so treated. Interest on the Regular Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets or income of the REMIC Pool qualifies under the foregoing Code sections, the Certificates (and income thereon) will so qualify in their entirety.

         In the event the assets of the related REMIC Pool include buy-down Mortgage Loans, it is unclear whether the related buy-down funds would qualify under the foregoing Code sections.

         The rules described in the two preceding paragraphs will be applied to a Trust Fund consisting of two REMIC Pools as if the Trust Fund were a single REMIC holding the assets of the Lower-Tier REMIC.

INCOME FROM REGULAR CERTIFICATES.

         GENERAL. Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

         On January 27, 1994 the Internal Revenue Service adopted regulations applying the original issue discount rules of the Code (the "OID Regulations"). Except as otherwise noted, the discussion below is based on the OID Regulations.

         ORIGINAL ISSUE DISCOUNT. Certain Regular Certificates may have "original issue discount." An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

         The total amount of original issue discount on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the class of Certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (i) are actually payable at least annually over the entire life of the Certificates and (ii) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally does not include distributions of stated interest, except in the case of Accrual Certificates, and, as discussed below, Interest Only Certificates. An "Interest Only Certificate" is a Certificate entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in "Income from Regular Certificates -- Variable Rate Regular Certificates".

         With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that event, Interest Only Certificates would always have original issue discount. Alternatively, in the case of an Interest Only


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



Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such Certificate, then the rules described below under "Premium" would apply. The Prepayment Assumption is the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related Supplement.

         Under a de minimis rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such distributions likely should be determined in accordance with the Prepayment Assumption.

         The Owner of a Regular Certificate generally must include in income the original issue discount that accrues for each day on which the Owner holds such Certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

         PV End + Dist - PV Beg

Where:

PV End = present value of all remaining distributions to be made as of the end of the period;

Dist = distributions made during the period includible in the stated redemption price at maturity; and

PV Beg = present value of all remaining distributions as of the beginning of the period.

         The present value of the remaining distributions is calculated based on
(i) the original yield to maturity of the Regular Certificate, (ii) events (including actual prepayments) that have occurred prior to the end of the period and (iii) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular Certificate will be calculated based on its issue price, assuming that the Certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

         Assuming the Regular Certificates have monthly Distribution Dates, discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each Distribution Date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

         The daily portions of original issue discount generally will increase if prepayments on the underlying Mortgage Loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Certificate). If the relative principal payment priorities of the classes of Regular Certificates of a Series change, any increase or decrease in the present value of the remaining payments to be made on any such class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

         If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such Certificate.

         ACQUISITION PREMIUM. If an Owner of a Regular Certificate acquires such Certificate at a price greater than its "adjusted issue price," but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by all original issue discount that has accrued on such Certificate and reduced by the amount of all previous distributions on such Certificate of amounts included in its stated redemption price at maturity.

         MARKET DISCOUNT. A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a Certificate over the Owner's adjusted basis in the Certificate. The Owner of a Certificate with market discount must report ordinary interest income, as the Owner receives distributions on the Certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the Certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the Certificate as ordinary income to the extent of any accrued, but unrecognized, market discount. Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

         In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or (b) alternatively, either (i) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (ii) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that Certificate.

         An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

         Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is de minimis under a rule similar to that described above in the fourth paragraph under "Original Issue Discount". Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

         Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the Certificate and included in income (as gain from the sale or exchange of the Certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

         PREMIUM. A Regular Certificate, other than an Accrual Certificate or, as discussed above under "Original Issue Discount", an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount generally is considered to be purchased at a premium. The Owner may elect under Code Section 171 to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would generally apply to all its debt instruments and may not be revoked without the consent of the Internal Revenue Service.

         SPECIAL ELECTION TO APPLY OID RULES. In lieu of the rules described above with respect to de minimis discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. An election made


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



by a taxpayer with respect to one obligation can affect other obligations it holds. Owners should consult with their tax advisors regarding the merits of making this election.

         RETAIL REGULAR CERTIFICATES. For purposes of the original issue and market discount rules, a repayment in full of a Retail Certificate that is subject to payment in units or other increments, rather than on a pro rata basis with other Retail Certificates, will be treated in the same manner as any other prepayment.

         VARIABLE RATE REGULAR CERTIFICATES. The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from certain "variable rate debt instruments" or "VRDIs." A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by (1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest, (2) applying the original issue discount rules of the Code to that fixed rate instrument, and (3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period. In general, where a variable rate on a debt instrument is based on an interest rate index (such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

         A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15%, or if less 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than or equal to 0.65 or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

         In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. The Internal Revenue Service has issued final regulations addressing contingent payment debt instruments, but such regulations are not applicable by their terms to REMIC regular interests. Until further guidance is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

         SUBORDINATED CERTIFICATES. Certain Series of Certificates may contain one or more classes of subordinated Certificates. In the event there are defaults or delinquencies on the related Mortgage Loans, amounts that otherwise would be distributed on a class of subordinated Certificates may instead be distributed on other more senior classes of Certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of subordinated Certificates will be required to report income without giving effect to delays and reductions in distributions on such Certificates attributable to defaults or delinquencies on the Mortgage Loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner will eventually be allowed a loss (or be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of subordinated Certificates should consult their tax advisors on these points.

INCOME FROM RESIDUAL CERTIFICATES.

         TAXATION OF REMIC INCOME. Generally, Owners of Residual Certificates in a REMIC Pool ("Residual Owners") must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual

Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

         The taxable income of a REMIC Pool is generally determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus deductions. Market discount (as defined in the Code) with respect to Mortgage Loans held by a REMIC Pool is recognized in the same fashion as if it were original issue discount. Deductions include interest and original issue discount expense on the Regular Certificates, reasonable servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of "negative original issue discount," if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

         If the Trust Fund consists of an Upper-Tier REMIC and a Lower-Tier REMIC, the OID Regulations provide that the regular interests issued by the Lower-Tier REMIC to the Upper- Tier REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions. A determination that these regular interests are not treated as a single debt instrument would have a material adverse effect on the Owners of Residual Certificates issued by the Lower-Tier REMIC.

         A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the class of Certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

         A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC Pool as an original Owner. No adjustments are made to reflect the purchase price.

         LOSSES. A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in its Residual Certificate. A Residual Owner that is a U.S. person (as defined below in "Taxation of Certain Foreign Investors"), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.

         EXCESS INCLUSIONS. A portion of the taxable income allocated to a Residual Certificate is subject to special tax rules. That portion, referred to as an "excess inclusion," is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of (i) 120% of the federal long-term rate under Code Section 1274(d) for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and (ii) the adjusted issue price of the Certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Certificate, plus the amount of daily accruals on the Certificate for all prior quarters, decreased (but not below zero) by any prior distributions on the Certificate. If the aggregate value of the Residual Certificates is not considered to be "significant," then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. The regulations that have been adopted under Code Sections 860A through 86OG (the "REMIC Regulations") do not contain such a rule.

         Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. In addition, for all taxable years beginning after August 20, 1996, and unless a Residual Owner elects otherwise for all other taxable years, the alternate minimum taxable income of a Residual Owner for a taxable year may not be less than the Residual Owner's excess inclusions for the taxable year and excess inclusions are disregarded when calculating a Residual Owner's alternate minimum tax operating loss deduction.

         Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

         DISTRIBUTIONS. Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any distribution exceeds a Residual Owner's adjusted basis in its Residual Certificate, however, the Residual Owner will recognize gain (treated as gain from the sale or exchange of its Residual Certificate) to the extent of such excess. See "Sale or Exchange of Certificates" below.

         PROHIBITED TRANSACTIONS; SPECIAL TAXES. Net income recognized by a REMIC Pool from "prohibited transactions" is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on "net income from foreclosure property" (which has a technical definition). A 100% tax also applies to certain contributions to a REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will (i) engage in prohibited transactions in which it recognizes a significant amount of net income, (ii) receive contributions of property that are subject to tax, or (iii) derive a significant amount of net income from foreclosure property that is subject to tax.

         NEGATIVE VALUE RESIDUAL CERTIFICATES. The federal income tax treatment of any consideration paid to a transferee on a transfer of a Residual Certificate is unclear. Such a transferee should consult its tax advisor. The preamble to the REMIC Regulations indicates that the Internal Revenue Service may issue future guidance on the tax treatment of such payments.

         In addition, on December 23, 1996, the Internal Revenue Service released final regulations under Code Section 475 relating to the requirement that a dealer mark certain securities to market. These regulations provide that a REMIC residual interest that is acquired on or after January 4, 1995 is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark to market rules.

         The method of taxation of Residual Certificates described in this section can produce a significantly less favorable after-tax return for a Residual Certificate than would be the case if the Certificate were taxable as a debt instrument. Also, a Residual Owner's return may be adversely affected by the excess inclusions rules described above. In certain periods, taxable income and the resulting tax liability for a Residual Owner may exceed any distributions it receives. In addition, a substantial tax may be imposed on certain transferors of a Residual Certificate and certain Residual Owners that are "pass-thru" entities. See "Transfers of Residual Certificates" below. Investors should consult their tax advisors before purchasing a Residual Certificate.

SALE OR EXCHANGE OF CERTIFICATES.

         An Owner generally will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the Certificate. The adjusted basis in a Certificate generally will equal the cost of the Certificate, increased by income previously recognized, and reduced (but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.

           Except as described below, any gain or loss on the sale or exchange of a Certificate held as a capital asset will be capital gain or loss and will be long-term, mid-term or short-term depending on whether the Certificate has been held for more than eighteen months, more than one year but less than eighteen months, or one year or less. Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution, and (ii) in the case of a Regular Certificate, (a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less


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



than the income that would have been recognized if the yield on such Certificate were 110% of the applicable federal rate under Code Section 1274(d).

         A Residual Owner should be allowed a loss upon termination of the REMIC Pool equal to the amount of the Owner's remaining adjusted basis in its Residual Certificates. Whether the termination will be treated as a sale or exchange (resulting in a capital loss) is unclear.

         Except as provided in Treasury regulations, the wash sale rules of Code
Section 1091 (relating to the disallowance of losses on the sale or disposition of certain stock or securities) will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any REMIC residual interest, or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a residual interest.

TAXATION OF CERTAIN FOREIGN INVESTORS.

         REGULAR CERTIFICATES. A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate provided such Owner
(i) is not a "10-percent shareholder", related to the issuer, within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation, related to the issuer, described in Code Section 881(c)(3)(C), and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the Certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

         The term "non-U.S. person" means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust, or an estate that is subject to U.S. federal income tax regardless of the source of its income.

         RESIDUAL CERTIFICATES. A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate (other than with respect to excess inclusions) provided that
(i) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and (ii) in the case of a Residual Certificate in a REMIC Pool holding Mortgage Loans, the Mortgage Loans were originated after July 18, 1984. Excess inclusions are subject to a 30% withholding tax in all events (notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble thereto states that the Internal Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

         With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the Trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Certificate that the Trustee reasonably determines is required to be withheld. If the Trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.


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



         Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.

TRANSFERS OF RESIDUAL CERTIFICATES.

         Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.

         DISQUALIFIED ORGANIZATIONS. In order to comply with the REMIC rules of the Code, the Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless (i) the proposed purchaser provides to the Trustee an "affidavit" (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a "disqualified organization" (as defined below), is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and is not an entity (a "Book-Entry Nominee") that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

         If despite these restrictions a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of (i) the present value of the total anticipated future excess inclusions with respect to such Certificate and (ii) the highest corporate marginal federal income tax rate. Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         A disqualified organization may hold an interest in a REMIC Certificate through a "pass-thru entity" (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from record holders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false.

         For these purposes, (i) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis, and (ii) "pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity.

         FOREIGN INVESTORS. Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the Certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the Certificate has "tax avoidance potential." A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

         (i) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

         (ii) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

         A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's Mortgage Loans will prepay at each rate between 50 percent and 200 percent of the Prepayment Assumption.


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



         The REMIC Regulations also provide that a transfer of a Residual Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the Certificate in connection with a U.S. trade or business) is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

         In light of these provisions, the Agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (i) such person holds the Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224, or (ii) the transferee delivers to both the transferor and the Trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

         NONECONOMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, a transfer of a "noneconomic" Residual Certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed to lack such knowledge if:

         (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and

         (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

         A Residual Certificate (including a Certificate with significant value at issuance) is noneconomic unless, at the time of the transfer, (i) the present value of the expected future distributions on the Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions on the Certificate, at or after the time at which taxes accrue, in an amount sufficient to pay the taxes.

         The Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless the transferor represents to the Trustee that it has Conducted the investigation of the transferee, and made the findings, described in the preceding paragraph, and the proposed transferee provides to the Trustee the transferee representations described in the preceding paragraph, and agrees that it will not transfer the Certificate to any person unless that person agrees to comply with the same restrictions on future transfers.

SERVICING COMPENSATION AND OTHER REMIC POOL EXPENSES.

         Under Code Section 67, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alternative minimum tax liability. Under Treasury regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.

         In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a "single-class REMIC" as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.


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



REPORTING AND ADMINISTRATIVE MATTERS.

         Annual reports will be made to the Internal Revenue Service, and to Holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under "Status of Certificates" and, where relevant, allocated amounts of servicing fees and other Code Section 67 expenses. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and Code Section 67 expenses.

         The Trustee will sign and file federal income tax returns for each REMIC Pool. To the extent allowable, the Trustee will act as the tax matters person for each REMIC Pool. Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that the Trustee will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

         An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

NON-REMIC CERTIFICATES

         The discussion in this Section applies only to a series of Certificates for which no REMIC election is made.

TRUST FUND AS GRANTOR TRUST.

         Upon issuance of each series of Certificates, Morgan, Lewis & Bockius LLP, counsel to the Seller, will deliver its opinion, dated as of the date of such issuance, to the effect that, under then current law, assuming compliance by the Seller, the Servicer and the Trustee with all the provisions of the Agreement (and such other agreements and representations as may be referred to in the opinion), and assuming the Trust Fund does not constitute a "taxable mortgage pool" as defined in Section 7701(i) of the Code (relating to the classification of certain types of entities as taxable mortgage pools), the Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

         Under the grantor trust rules of the Code, each Owner of a Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans (and any related assets) included in the Trust Fund. The Owner will include in its gross income, gross income from the portion of the Mortgage Loans allocable to the Certificate, and may deduct its share of the expenses paid by the Trust Fund that are allocable to the Certificate, at the same time and to the same extent as if it had directly purchased and held such interest in the Mortgage Loans and had directly received payments thereon and paid such expenses. If an Owner is an individual, trust or estate, the Owner will be allowed deductions for its share of Trust Fund expenses (including reasonable servicing fees) only to the extent that the sum of those expenses and the Owner's other miscellaneous itemized deductions exceeds 2% of adjusted gross income, and will not be allowed to deduct such expenses for purposes of the alternative minimum tax. Distributions on a Certificate will not be taxable to the Owner, and the timing or amount of distributions will not affect the timing or amount of income or deductions relating to a Certificate.


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



STATUS OF THE CERTIFICATES.

         The Certificates, other than Interest Only Certificates, will be:

         o "real estate assets" under Code Section 856(c)(5)(A) (relating to the qualification of certain corporations, trusts, or associations as real estate investment trusts); and

         o assets described in Section 7701(a)(19)(B) of the Code (relating to real estate interests, interests in real estate mortgages, and shares or certificates of beneficial interests in real estate investment trusts), to the extent the assets of the Trust Fund are so treated. Interest income from such Certificates will be "interest on obligations secured by mortgages on real property" under Code Section 856(c)(3)(B) to the extent the income of the Trust Fund qualifies under that section. An "Interest Only Certificate" is a Certificate which is entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Although it is not certain, Certificates that are Interest Only Certificates should qualify under the foregoing Code sections to the same extent as other Certificates.

POSSIBLE APPLICATION OF STRIPPED BOND RULES.

         In general, the provisions of Section 1286 of the Code (the "stripped bond rules") apply to all or a portion of those Certificates where there has been a separation of the ownership of the rights to receive some or all of the principal payments on a Mortgage Loan from the right to receive some or all of the related interest payments. Certain Non-REMIC Certificates may be subject to these rules either because they represent specifically the right to receive designated portions of the interest or principal paid on the Mortgage Loans, or because the Servicing Fee is determined to be excessive (each, a "Stripped Certificate").

         Each Stripped Certificate will be considered to have been issued with original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, which may be prior to the receipt of the cash attributable to such income. For these purposes, under original issue discount regulations, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. The Internal Revenue Service has indicated that with respect to certain mortgage loans, original issue discount would be considered zero either if (i) the original issue discount did not exceed an amount that would be eligible for the de minimis rule described above under "REMIC Certificates - Income From Regular Certificates - Original Issue Discount", or (ii) the annual stated rate of interest on the mortgage loan was not more than 100 basis points lower than on the loan prior to its being stripped. In either such case the rules described above under "REMIC Certificates--Income From Regular Certificates--Market Discount" (including the applicable de minimis rule) would apply with respect to the mortgage loan.

TAXATION OF CERTIFICATES IF STRIPPED BOND RULES DO NOT APPLY.

         If the stripped bond rules do not apply to a Certificate, then the Owner will be required to include in income its share of the interest payments on the Mortgage Loans held by the Trust Fund in accordance with its tax accounting method. The Owner must also account for discount or premium on the Mortgage Loans if it is considered to have purchased its interest in the Mortgage Loans at a discount or premium. An Owner will be considered to have purchased an interest in each Mortgage Loan at a price determined by allocating its purchase price for the Certificate among the Mortgage Loans in proportion to their fair market values at the time of purchase. It is likely that discount would be considered to accrue and premium would be amortized, as described below, based on an assumption that there will be no future prepayments of the Mortgage Loans, and not based on a reasonable prepayment assumption. Legislative proposals which are currently pending would, however, generally require a reasonable prepayment assumption.

         DISCOUNT. The treatment of any discount relating to a Mortgage Loan will depend on whether the discount is original issue discount or market discount. Discount at which a Mortgage Loan is purchased will be original issue discount only if the Mortgage Loan itself has original issue discount; the issuance of Certificates is not considered a new


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



issuance of a debt instrument that can give rise to original issue discount. A Mortgage Loan generally will be considered to have original issue discount if the greater of the amount of points charged to the borrower, or the amount of any interest foregone during any initial teaser period, exceeds 0.25% of the stated redemption price at maturity times the number of full years to maturity, or if interest is not paid at a fixed rate or a single variable rate (disregarding any initial teaser rate) over the life of the Mortgage Loan. It is not anticipated that the amount of original issue discount, if any, accruing on the Mortgage Loans in each month will be significant relative to the interest paid currently on the Mortgage Loans, but there can be no assurance that this will be the case.

         In the case of a Mortgage Loan that is considered to have been purchased with market discount that exceeds a de minimis amount (generally, 0.25% of the stated redemption price at maturity times the number of whole years to maturity remaining at the time of purchase), the Owner will be required to include in income in each month the amount of such discount that has accrued through such month and not previously been included in income, but limited to the amount of principal on the Mortgage Loan that is received by the Trust Fund in that month. Because the Mortgage Loans will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues. Any market discount that has not previously been included in income will be recognized as ordinary income if and when the Mortgage Loan is prepaid in full. For a more detailed discussion of the market discount rules of the Code, see "REMIC Certificates -- Income from Regular Certificates -- Market Discount" above.

         In the case of market discount that does not exceed a de minimis amount, the Owner generally will be required to allocate ratably the portion of such discount that is allocable to a Mortgage Loan among the principal payments on the Mortgage Loan and to include the discount in ordinary income as the related principal payments are made (whether as scheduled payments or prepayments).

         PREMIUM. In the event that a Mortgage Loan is purchased at a premium, the Owner may elect under Section 171 of the Code to amortize such premium under a constant yield method based on the yield of the Mortgage Loan to such Owner, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made (whether as scheduled payments or prepayments).

TAXATION OF CERTIFICATES IF STRIPPED BOND RULES APPLY.

         If the stripped bond rules apply to a Certificate, income on the Certificate will be treated as original issue discount and will be included in income as it accrues under a constant yield method. More specifically, for purposes of applying the original issue discount rules of the Code, the Owner will likely be taxed as if it had purchased a newly issued, single debt instrument providing for payments equal to the payments on the interests in the Mortgage Loans allocable to the Certificate, and having original issue discount equal to the excess of the sum of such payments over the Owner's purchase price for the Certificate (which would be treated as the issue price). The amount of original issue discount income accruing in any taxable year will be computed generally as described above under "REMIC Certificates -- Income from Regular Certificates -- Original Issue Discount". It is possible, however, that the calculation must be made using as the Prepayment Assumption an assumption of zero prepayments. If the calculation is made assuming no future prepayments, then the Owner should be allowed to deduct currently any negative amount of original issue discount produced by the accrual formula.

         Different approaches could be applied in calculating income under the stripped bond rules. For example, a Certificate could be viewed as a collection of separate debt instruments (one for each payment allocable to the Certificate) rather than a single debt instrument. Also, in the case of an Interest-Only Certificate, it could be argued that certain proposed regulations governing contingent payment debt obligations apply. Owners should consult their own tax advisors regarding the calculation of income under the stripped bond rules.


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



SALES OF CERTIFICATES.

         A Certificateholder that sells a Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted tax basis in the Certificate. In general, such adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased (but not below zero) by the amount of any distributions received thereon, the amount of any losses previously allowable to such Owner with respect to such Certificate and any premium amortization thereon. Any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset, subject to the potential treatment of gain as ordinary income to the extent of any accrued but unrecognized market discount under the market discount rules of the Code, if applicable.

FOREIGN INVESTORS.

         Except as described in the following paragraph, an Owner that is not a U.S. person (as defined under "REMIC Certificates -- Taxation of Foreign Investors" above) and that is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate will not be subject to United States income or withholding tax in respect of a Certificate (assuming the underlying Mortgage Loans were originated after July 18, 1984), if the Owner provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is not a U.S. person. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. Income effectively connected with a U.S. trade or business will be subject to United States federal income tax at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

         In the event the Trust Fund acquires ownership of real property located in the United States in connection with a default on a Mortgage Loan, then any rental income from such property allocable to an Owner that is not a U.S. person generally will be subject to a 30% withholding tax. In addition, any gain from the disposition of such real property allocable to an Owner that is not a U.S. person may be treated as income that is effectively connected with a U.S. trade or business under special rules governing United States real property interests. The Trust Fund may be required to withhold tax on gain realized upon a disposition of such real property by the Trust Fund at a 35% rate.

REPORTING.

         Tax information will be reported annually to the Internal Revenue Service and to Holders of Certificates that are not excluded from the reporting requirements.

BACKUP WITHHOLDING

         Distributions made on a Certificate and proceeds from the sale of a Certificate to or through certain brokers may be subject to a "backup" withholding tax of 31% unless, in general, the Owner of the Certificate complies with certain procedures or is a corporation or other person exempt from such withholding. Any amounts so withheld from distributions on the Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Owner's federal income tax.

                              PLAN OF DISTRIBUTION

         The Seller may sell Certificates of each series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Seller intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Certificates may be made through a combination of such methods.

         The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         If so specified in the Prospectus Supplement relating to a series of Certificates, the Seller or any affiliate thereof may purchase some or all of one or more classes of Certificates of such series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement and may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

         In connection with the sale of the Certificates, Underwriters may receive compensation from the Seller or from the purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a series may be deemed to be Underwriters and any discounts or commissions received by them from the Seller and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Seller will be described, in the applicable Prospectus Supplement.

         It is anticipated that the underwriting agreement pertaining to the sale of any series or class of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all such Certificates if any are purchased.

         Under agreements which may be entered into by the Seller, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Seller against certain liabilities, including liabilities under the Act.

         If so indicated in the Prospectus Supplement, the Seller will authorize Underwriters or other persons acting as the Seller's agents to solicit offers by certain institutions to purchase the Certificates from the Seller pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Seller. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

         The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds from the sale of each series of Certificates will be applied by the Seller to the purchase price of the Mortgage Loans underlying the Certificates of such Series.

                              FINANCIAL INFORMATION

         The Seller has determined that its financial statements are not material to the offering made hereby. However, any prospective investor who desires to review financial information concerning the Seller will be provided, upon request, with a copy of the most recent financial statements of the Seller. Such request should be directed to: HomeSide Mortgage Securities, Inc., 7301 Baymeadows Way, Jacksonville, Florida 32256, Attention: Office of the Secretary.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Certificates offered hereby, including certain federal income tax matters, will be passed upon for the Seller by Morgan, Lewis & Bockius LLP, New York, New York.

                     INDEX OF CERTAIN PROSPECTUS DEFINITIONS

Defined Term                                                               Page
------------                                                               ----

Accrual Certificates..........................................................9
Act..........................................................................59
Advance Guarantee.............................................................4
Agreement.....................................................................1
ARM Loans.....................................................................3
ARMs..........................................................................3
BankBoston...................................................................20
Bankruptcy Bond..............................................................17
Barnett......................................................................20
BBMC Acquisition.............................................................20
BBMC.........................................................................20
BMC..........................................................................20
Book-Entry Nominee...........................................................53
Buy-Down Fund................................................................12
Buy-Down Mortgage Loans.......................................................3
Buy-Down Reserve.............................................................12
Cash-Out Refinance Loans.....................................................12
Collection Account...........................................................10
Certificate Rate..............................................................9
Code..........................................................................5
Commission...................................................................ii
Compensating Interest Payment................................................19
Current Report...............................................................12
Cut-Off Date..................................................................9
Defective Mortgage Loan......................................................30
Delivery Date.................................................................8
Denomination..................................................................8
Deposit Guarantee.............................................................4
Distribution Date............................................................10
DOL..........................................................................43
ERISA.........................................................................5
Exchange Act..................................................................3
Garn-St. Germain Act.........................................................38
GIC..........................................................................18
Guarantor.....................................................................4
HomeSide Holdings............................................................20
HomeSide Lending..........................................................Cover
HomeSide Mortgage Securities..............................................Cover
Insurance Proceeds...........................................................13
Interest Accrual Period......................................................10
Limited Guarantee.............................................................4
Liquidation Proceeds.........................................................13
Mortgage Loan Schedule.......................................................28
Mortgage Loans............................................................Cover
Mortgage Pool.................................................................1
Mortgage Pool Insurance Policy................................................5
NCUA.........................................................................42
Nonrecoverable Advance.......................................................26
Non-SMMEA Certificates.......................................................41

OID Regulations..............................................................46
OTS..........................................................................39
Parties in Interest..........................................................43
Plans........................................................................43
Policy Statement.............................................................42
Principal Prepayments........................................................11
PTE 83-1.....................................................................43
Record Date..................................................................10
Regular Certificates.........................................................45
Relief Act...................................................................39
REMIC.........................................................................5
REMIC Regulations............................................................50
Remittance Rate...............................................................2
Representing Party...........................................................28
Reserve Account..............................................................14
Residual Certificates........................................................45
Residual Owners..............................................................49
Seller....................................................................Cover
Senior Certificates..........................................................14
Servicer..................................................................Cover
SMMEA.........................................................................5
Special Hazard Insurance Policy...............................................5
Stripped Bond Rules..........................................................56
Stripped Certificate.........................................................56
Subordinated Certificates....................................................14
Title V......................................................................39
Trustee.......................................................................8
Trust Fund................................................................Cover
Underwriters.................................................................59

PROSPECTUS SUPPLEMENT                                             [LOGO]
(To Prospectus Dated May 26, 1998)

                           $196,664,528 (APPROXIMATE)

                       HomeSide Mortgage Securities, Inc.
                                     Seller
                             HomeSide Lending, Inc.
                                    Servicer
          Multi-Class Mortgage Pass-Through Certificates, Series 1998-2


$13,800,000          6.50%      Class IA-2 Certificates       $44,832,074              6.50%       Class IIA-1 Certificates
$62,400,000          7.00%      Class IA-3 Certificates       $   112,962                   (2)    Class IIA-P Certificates
$ 3,750,000          7.00%      Class IA-4 Certificates       $         0              6.50%(3)    Class IIA-X Certificates
$20,301,266          6.75%      Class IA-5 Certificates       $       100              6.75%       Class A-R Certificates
$31,000,000          6.50%      Class IA-6 Certificates       $ 4,113,767      Variable Rate(4)    Class M Certificates
$13,397,588          6.50%      Class IA-7 Certificates       $ 1,928,329      Variable Rate(4)    Class B-1 Certificates
$         0          6.75%(1)   Class IA-X Certificates       $ 1,028,442      Variable Rate(4)    Class B-2 Certificates

---------------
(1) The Class IA-X Certificates are interest-only certificates, have no principal balance and will bear interest on the Class IA-X Notional Amount (initially $6,793,825) as described herein under "Description of the Certificates--Interest."

(2) The Class IIA-P Certificates will be entitled to principal only as described herein under "Description of the Certificates--Principal (Including Prepayments) -- Distributions to the Class IIA-P
     Certificateholders."

(3) The Class IIA-X Certificates are interest-only certificates, have no principal balance and will bear interest on the Class IIA-X Notional Amount (initially $1,899,628) as described herein under "Description of the Certificates--Interest."

(4) The Certificate Rate on the Class M, Class B-1 and Class B-2 Certificates will vary monthly, as described herein under "Description of the Certificates--Interest--Certificate Rate With Respect to the Subordinated Certificates." The Certificate Rate on the Class M, Class B-1 and Class B-2 Certificates with respect to the June 1998 Distribution Date will be approximately 6.70% per annum.

         Principal and interest payable monthly, commencing in June 1998

         The Series 1998-2 Certificates will consist of the eleven Classes of Class A Certificates set forth above and the Class IA-1 Certificates (collectively, the "Class A Certificates"), the Class M Certificates and the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (collectively, the "Class B Certificates"). The "Certificates" are the Class A, Class M and Class B Certificates, referred to collectively. The "Offered Certificates" are the Class A (exclusive of the Class IA-1 Certificates), Class M, Class B-1, and Class B-2 Certificates, referred to collectively. The "Class IA Certificates" are the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6, Class IA-7 and Class IA-X Certificates, referred to collectively. The "Class IIA Certificates" are the Class IIA-1, Class IIA-P and Class IIA-X Certificates, referred to collectively. The "Non-Offered Class B Certificates" are the Class B-3, Class B-4 and Class B-5 Certificates, referred to collectively. Only the Offered Certificates are offered hereby.

         The Certificates will represent beneficial interests in a pool (the "Mortgage Pool") of fixed rate one- to four-family first lien mortgage loans (the "Mortgage Loans") and certain related property (together, the "Trust Fund") conveyed by HomeSide Mortgage Securities, Inc. (the "Seller"). The Mortgage Pool will be divided into two groups (each, a "Mortgage Group"): "Mortgage Group One" and "Mortgage Group Two." Mortgage Group One will consist of Mortgage Loans with approximate original terms to stated maturity of greater than 15 years, but not more than 30 years. Mortgage Group Two will consist of Mortgage Loans with approximate original terms to stated maturity of up to 15 years. See "The Mortgage Pool." Distributions of interest and principal with respect to the Class IA Certificates will be made primarily based on payments received on the Mortgage Loans in Mortgage Group One (the "Group One Mortgage Loans"). Dis-tributions of interest and principal with respect to the Class IIA Certificates will be made primarily based upon payments received on the Mortgage Loans in Mortgage Group Two (the "Group Two Mortgage Loans"). Distributions of interest and principal with respect to the Class A-R, Class M and Class B Certificates will be made based upon payments received on the Mortgage Loans in both Mortgage Groups. The Offered Certificates will be issued in the initial principal amounts set forth above, and the Non-Offered Class B Certificates will be issued in the aggregate initial principal amount of approximately $1,928,329. HomeSide Lending, Inc. ("HomeSide Lending") will serve as Servicer (in such capacity, the "Servicer") of the Mortgage Pool. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus dated May 26, 1998 attached hereto (the "Prospectus").

                           ---------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------


                    THE ATTORNEY GENERAL OF THE STATE OF NEW
                     YORK HAS NOT PASSED ON OR ENDORSED THE
                            MERITS OF THIS OFFERING.
                 ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                           ---------------------------


         PROSPECTIVE INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE S-22 OF THIS PROSPECTUS SUPPLEMENT AND "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS.

         The Offered Certificates will be purchased from the Seller by Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller from the sale of the Offered Certificates will be approximately $___________ plus accrued interest on the Offered Certificates, before deducting expenses payable by the Seller.

                           ---------------------------


         The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to certain other conditions. It is expected that delivery of the Class A-R, Class M, Class B-1 and Class B-2 Certificates will be made at the offices of Donaldson, Lufkin & Jenrette Securities Corporation, New York, New York and that delivery of the remaining Classes of Offered Certificates will be made in book-entry form only, through the Same Day Funds Settlement System of The Depository Trust Company, in each case on or about May 27, 1998.

                           ---------------------------


                          Donaldson, Lufkin & Jenrette
                             Securities Corporation

             The date of this Prospectus Supplement is May 26, 1998



                         (Cover continued on next page)

         Initially, the Class A Certificates will evidence a beneficial interest of approximately 96.50% in the Trust Fund (with the Class IA Certificates evidencing a beneficial interest of approximately 96.50% in Mortgage Group One and the Class IIA Certificates evidencing a beneficial interest of approximately 96.50% in Mortgage Group Two), the Class M Certificates will evidence a beneficial interest of approximately 1.60% in the Trust Fund, the Class B-1 Certificates will evidence a beneficial interest of approximately 0.75% in the Trust Fund, the Class B-2 Certificates will evidence a beneficial interest of approximately 0.40% in the Trust Fund and the Non-Offered Class B Certificates will evidence the remaining approximate 0.75% beneficial interest in the Trust Fund. The rights of the Class M Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the Class A Certificateholders to the extent described herein. The rights of the Class B-1 Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the Class A and Class M Certificateholders to the extent described herein. The rights of the Class B-2 Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the Class A, Class M and Class B-1 Certificateholders to the extent described herein. The rights of the Non-Offered Class B Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the Class A, Class M, Class B-1 and Class B-2 Certificateholders to the extent described herein. The relative interests in the Trust Fund represented by the Class A, Class M and Class B Certificates (and the relative interests in Mortgage Group One and Mortgage Group Two represented by the Class IA Certificates and the Class IIA Certificates, respectively) will vary from time to time because of the disproportionate allocation of certain unscheduled principal payments on the Mortgage Loans to the related Non-PO Class A Certificates and the allocation of certain losses and shortfalls on the Mortgage Loans first to the Class B Certificates in reverse numerical order, and then to the Class M Certificates, prior to the allocation of such losses and shortfalls to the Class A Certificates. Realized Losses (defined herein) on the Mortgage Loans (other than Excess Losses (defined herein)) will be allocated first to the Non-Offered Class B Certificates, then to the Class B-2 Certificates, then to the Class B-1 Certificates, then to the Class M Certificates and then to the Class A Certificates relating to the applicable Loan Group as described herein, in each case until their principal balances have been reduced to zero. See "Description of the Certificates--Subordinated Certificates and Shifting Interests."

         Proceeds of the assets in the Trust Fund are the sole source of payments on the Offered Certificates. The Offered Certificates will not represent an interest in or obligation of the Seller, HomeSide Lending or any of their affiliates or any other entity. The Offered Certificates will not be savings accounts or deposits and neither the Offered Certificates nor the underlying Mortgage Loans will be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or by the Seller, HomeSide Lending or any of their affiliates or any other entity, nor has the Federal Deposit Insurance Corporation or any other governmental agency passed upon the accuracy of the information contained in this Prospectus Supplement or in the Prospectus.

         The Offered Certificates may not be an appropriate investment for individual investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable Class of Offered Certificates. This may be the case because:

         o The yield to maturity of Offered Certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments (including full or partial prepayments, repurchases, defaults and liquidations) on the Mortgage Loans;

         o The rate of principal distributions on, and the weighted average life of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments (including full or partial prepayments, repurchases, defaults and liquidations) on the Mortgage Loans, and as such the Offered Certificates may be inappropriate investments for an investor requiring a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

         o There can be no assurance that an investor will be able to reinvest amounts distributed in respect of principal on an Offered Certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the Certificate Rate applicable thereto;

         o As discussed below, there can be no assurance that a secondary market for the Offered Certificates will develop or provide Certificateholders with liquidity of investment; and

         o The Offered Certificates are subject to the further risks and other special considerations discussed herein and in the Prospectus under the heading "Risk Factors."

         THE YIELD TO MATURITY OF THE CLASS IA-X CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, LIQUIDATIONS, REPURCHASES AND DEFAULTS) ON THE NON-DISCOUNT MORTGAGE LOANS (DEFINED HEREIN) IN MORTGAGE GROUP ONE, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. A RAPID RATE OF PRINCIPAL PREPAYMENTS ON THE NON-DISCOUNT MORTGAGE LOANS IN MORTGAGE GROUP ONE WILL HAVE A MATERIAL NEGATIVE EFFECT ON THE YIELD TO MATURITY OF THE CLASS IA-X CERTIFICATES. INVESTORS SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PREPAYMENTS ON THE NON-DISCOUNT MORTGAGE LOANS IN MORTGAGE GROUP ONE COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS IA-X CERTIFICATES TO RECOUP THEIR INITIAL INVESTMENT. SEE "PREPAYMENT AND YIELD CONSIDERATIONS -- YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS IA-X CERTIFICATES."

         THE YIELD TO MATURITY OF THE CLASS IIA-X CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, LIQUIDATIONS, REPURCHASES AND DEFAULTS) ON THE NON-DISCOUNT MORTGAGE LOANS IN MORTGAGE GROUP TWO, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. A RAPID RATE OF PRINCIPAL PREPAYMENTS ON THE NON-DISCOUNT MORTGAGE LOANS IN MORTGAGE GROUP TWO WILL HAVE A MATERIAL NEGATIVE EFFECT ON THE YIELD TO MATURITY OF THE CLASS IIA-X CERTIFICATES. INVESTORS SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID RATE OF PRINCIPAL PREPAYMENTS ON THE NON-DISCOUNT MORTGAGE LOANS IN MORTGAGE GROUP TWO COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS IIA-X CERTIFICATES TO RECOUP THEIR INITIAL INVESTMENT. SEE "PREPAYMENT AND YIELD CONSIDERATIONS -- YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS IIA-X CERTIFICATES."

         THE YIELD TO MATURITY OF THE CLASS IIA-P CERTIFICATES WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, LIQUIDATIONS, REPURCHASES AND DEFAULTS) ON THE DISCOUNT MORTGAGE LOANS IN MORTGAGE GROUP TWO, WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. A SLOWER RATE OF PRINCIPAL PREPAYMENTS ON THE DISCOUNT MORTGAGE LOANS IN MORTGAGE GROUP TWO THAN THAT ANTICIPATED BY INVESTORS WILL HAVE A MATERIAL NEGATIVE EFFECT ON THE YIELD TO MATURITY OF THE CLASS IIA-P CERTIFICATES. INVESTORS SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RELATIVELY SLOW RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, LIQUIDATIONS, REPURCHASES AND DEFAULTS) ON THE DISCOUNT MORTGAGE LOANS IN MORTGAGE GROUP TWO WILL HAVE A MATERIAL NEGATIVE EFFECT ON THE YIELD TO AN INVESTOR IN THE CLASS IIA-P CERTIFICATES. SEE "YIELD AND PREPAYMENT CONSIDERATIONS -- YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS IIA-P CERTIFICATES."

         THE YIELD TO MATURITY ON THE CLASS M, CLASS B-1 AND CLASS B-2 CERTIFICATES, RESPECTIVELY, WILL BE EXTREMELY SENSITIVE TO LOSSES ON THE MORTGAGE LOANS (AND THE TIMING THEREOF), TO THE EXTENT SUCH LOSSES ARE NOT COVERED BY THE APPLICABLE CLASSES OF CERTIFICATES SUBORDINATE THERETO, BECAUSE THE ENTIRE AMOUNT OF ANY SUCH LOSSES (OTHER THAN EXCESS LOSSES) WILL BE ALLOCABLE TO SUCH CLASSES OF CERTIFICATES UNTIL THEIR PRINCIPAL BALANCE IS REDUCED TO ZERO. SEE "PREPAYMENT AND YIELD CONSIDERATIONS."

         The Book-Entry Certificates (defined herein) will be represented by certificates registered in the name of Cede & Co., as nominee of DTC, as further described herein. The interests of beneficial owners of the Book-Entry Certificates will be represented by book entries on the records of participating members of DTC. Definitive certificates will be available for the Book-Entry Certificates only under the limited circumstances described herein. See "Description of the Certificates--Book-Entry Registration."

         It is a condition to the issuance of the Offered Certificates that (i) the Class A Certificates (other than the Class IIA-P, Class IA-X and Class IIA-X Certificates) be rated "AAA" by each of Fitch IBCA, Inc. ("Fitch") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), (ii) the Class IIA-P, Class IA-X and Class IIA-X Certificates be rated "AAA" by Fitch and "AAAr" by S&P, (iii) the Class M Certificates be rated at least "AA" by Fitch, (iv) the Class B-1 Certificates be rated at least "A" by Fitch, and (v) the Class B-2 Certificates be rated at least "BBB" by Fitch. See "Ratings."

         The Seller intends to cause an election to be made to treat the segregated pool comprising the assets of the Trust Fund (the "Subsidiary REMIC") as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. The Seller intends to cause an election to be made to treat the pool of assets represented by the "regular interests" in the Subsidiary REMIC as a separate REMIC (the "Master REMIC"). The Offered Certificates (other than the Class A-R Certificate) will constitute "regular interests" in the Master REMIC. The Class A-R Certificate will represent the sole class of "residual interests" in each of the Subsidiary REMIC and the Master REMIC. See "Federal Income Tax Considerations" herein and "Federal Income Tax Consequences" in the Prospectus.

         There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market will develop or, if such a market does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Offered Certificates. Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") intends to act as a market maker in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is not under any obligation to do so and any such market making may be discontinued at any time. There can be no assurance that any investor will be able to sell an Offered Certificate at a price equal to or greater than the price at which such Certificate was purchased. THE CLASS M AND OFFERED CLASS B CERTIFICATES MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE HAS DELIVERED (I) A REPRESENTATION LETTER TO THE TRUSTEE STATING EITHER (A) THAT THE TRANSFEREE IS NOT A PLAN AND IS NOT ACTING ON BEHALF OF A PLAN OR USING THE ASSETS OF A PLAN TO EFFECT SUCH PURCHASE OR (B) SUBJECT TO CERTAIN CONDITIONS DESCRIBED HEREIN, THAT THE SOURCE OF FUNDS USED TO PURCHASE THE CLASS M OR OFFERED CLASS B CERTIFICATES IS AN "INSURANCE COMPANY GENERAL ACCOUNT" OR (II) AN OPINION OF COUNSEL AND SUCH OTHER DOCUMENTATION AS PROVIDED IN THIS PROSPECTUS SUPPLEMENT. IN ADDITION, THE CLASS A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO (I) A "DISQUALIFIED ORGANIZATION," (II) EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES, A PERSON WHO IS NOT A "U.S. PERSON," (III) A PLAN OR A PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (IV) ANY PERSON OR ENTITY WHO THE TRANSFEROR KNOWS OR HAS REASON TO KNOW WILL BE UNWILLING OR UNABLE TO PAY WHEN DUE FEDERAL, STATE OR LOCAL TAXES WITH RESPECT THERETO. See "ERISA Considerations" and "Description of the Certificates --Restrictions on Transfer of the Class A-R, Class M and Offered Class B Certificates" herein and "Federal Income Tax Consequences" in the Prospectus.

                           ---------------------------


         The Seller will file with the Securities and Exchange Commission (the "Commission") certain materials relating to the Mortgage Loans and the Offered Certificates on Form 8-K. Such materials were prepared by the Underwriter for certain prospective investors, and, unless otherwise specified in such Form 8-K, the information included in such materials is subject to and is superseded by, the information set forth in this Prospectus Supplement.

                           ---------------------------


         This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                           ---------------------------


         UNTIL AUGUST 24, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OF SUBSCRIPTIONS.

                            TERMS OF THE CERTIFICATES

         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned them in the Prospectus.


Securities Offered.......................... Multi-Class Mortgage Pass-Through Certificates, Series
                                             1998-2, Class A (the "Class A Certificates"), Class M,
                                             Class B-1 and Class B-2. The Class A Certificates
                                             (exclusive of the Class IA-1 Certificates), Class M
                                             Certificates, Class B-1 Certificates and Class B-2
                                             Certificates are sometimes collectively referred to
                                             herein as the "Offered Certificates." Only the Offered
                                             Certificates are offered hereby.

                                             The Class A Certificates will consist of the Class
                                             IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5,
                                             Class IA-6, Class IA-7, Class IA-X, Class IIA-1, Class
                                             IIA-P, Class IIA-X and Class A-R Certificates.

                                             The Class A Certificates (exclusive of Class IA-1
                                             Component Four (defined herein) and the Class IIA-P
                                             Certificates) are sometimes collectively referred to
                                             herein as the "Non-PO Class A Certificates."

                                             The "Class IA Certificates" are the Class IA-1, Class
                                             IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6,
                                             Class IA-7 and Class IA-X Certificates, referred to
                                             collectively.

                                             The "Class IA Certificates" (exclusive of Class IA-1
                                             Component Four) are sometimes collectively referred to
                                             as the "Non-PO Class IA Certificates."

                                             The "Class IIA Certificates" are the Class IIA-1, Class
                                             IIA-P and Class IIA-X Certificates, referred to
                                             collectively.

                                             The "Class IIA Certificates" (exclusive of the Class
                                             IIA-P Certificates) are sometimes collectively referred
                                             to as the "Non-PO Class IIA Certificates."

                                             The Class IIA-P Certificates are principal only
                                             Certificates and will not be entitled to payments of
                                             interest.

                                             The Class IA-X and Class IIA-X Certificates and Class
                                             IA-1 Component Two and Class IA-1 Component Five (each
                                             as defined herein) are interest-only Certificates. The
                                             Class IA-X and Class IIA-X Certificates and Class IA-1
                                             Component Two and Class IA-1 Component Five will not
                                             receive distributions of principal, but will accrue
                                             interest on the Class IA-X Notional Amount, the Class
                                             IIA-X Notional Amount, the Class IA-1 Component Two
                                             Notional Amount and the Class IA-1 Component Five
                                             Notional Amount (each as defined herein), respectively.

                                             The Class IA-2, Class IA-6 and Class IA-7 Certificates
                                             are sometimes collectively referred to herein as the
                                             "PACs." The Class IA-3 Certificates and Class IA-1
                                             Component Three are sometimes collectively referred to
                                             herein as the "TACs."

                                             On each Distribution Date on or before the Class IA-1
                                             Component Three Accretion Termination Date (defined
                                             herein), an amount equal to the Class IA-1 Component
                                             Three Accrual Amount (defined herein) will be added to
                                             the principal balance of Class IA-1 Component Three and
                                             distributed as principal to the Class IA-3 Certificates
                                             and Class IA-1 Component Three, in the amount and
                                             priority as described herein. On each Distribution Date
                                             on or before the Class IA-4 Accretion Termination Date
                                             (defined herein), an amount equal to the Class IA-4
                                             Accrual Amount (defined herein) will be added to the
                                             principal balance of the Class IA-4 Certificates and
                                             distributed as principal to the Class IA-3 and Class
                                             IA-4 Certificates and Class IA-1 Component Three, in
                                             the amount and priority as described herein.

                                             The "Class B Certificates" are the Class B-1, Class
                                             B-2, Class B-3, Class B-4 and Class B-5 Certificates,
                                             referred to collectively.

                                             The Class M and Class B Certificates are sometimes
                                             collectively referred to herein as the "Subordinated
                                             Certificates."

                                             The "Offered Class B Certificates" are the Class B-1
                                             and Class B-2 certificates, referred to collectively.

                                             The "Non-Offered Class B Certificates" are the Class
                                             B-3, Class B-4 and Class B-5 Certificates, referred to
                                             collectively.

                                             The Class IA-1 Certificates and the Non-Offered Class B
                                             Certificates are not offered hereby. Any information
                                             contained herein relating to the Class IA-1
                                             Certificates or the Non-Offered Class B Certificates is
                                             presented solely to provide a better understanding of
                                             the Offered Certificates.

                                             For purposes of calculating distributions, the Class
                                             IA-1 Certificates, which are not offered hereby, will
                                             be comprised of five components (each, a "Component")
                                             having the designations, initial principal balances or
                                             notional amounts and Certificate Rates set forth below.
                                             Holders of the Class IA-1 Certificates will be entitled
                                             to receive distributions on any Distribution Date to
                                             the extent of the amount distributed with respect to
                                             the Components related to such Class on such
                                             Distribution Date. Such Components will not be
                                             separately transferrable.

                                                                                 Approximate
                                                                                 Initial Component               Certificate
                                             Designation                         Principal Balance                   Rate
                                             -----------                         -----------------                   ----
                                             Class IA-1 Component One               $ 6,525,404                        (1)
                                             Class IA-1 Component Two               $         0                      7.00%(2)
                                             Class IA-1 Component Three             $51,838,295                      7.00%(3)
                                             Class IA-1 Component Four              $   153,914                        (4)
                                             Class IA-1 Component Five              $         0                      6.75%(5)


                                             (1) Class IA-1 Component One will not be entitled to
                                             distributions of interest and will receive principal
                                             only in respect of the Group One Mortgage Loans.

                                             (2) Class IA-1 Component Two will accrue interest on
                                             the Class IA-1 Component Two Notional Amount (defined
                                             herein). The initial Class IA-1 Component Two Notional
                                             Amount will be approximately $4,156,971. Class IA-1
                                             Component Two will not be entitled to receive
                                             distributions of principal.

                                             (3) On each Distribution Date on or before the Class
                                             IA-1 Component Three Accretion Termination Date
                                             (defined herein), an amount equal to the Class IA-1
                                             Component Three Accrual Amount (defined herein) will be
                                             added to the principal balance of Class IA-1 Component
                                             Three, and such amount will be distributed as principal
                                             to other Components and Classes of Class IA
                                             Certificates as described herein and will not be
                                             distributed as interest to Class IA-1 Component Three.

                                             (4) Class IA-1 Component Four will not be entitled to
                                             distributions of interest and will only receive
                                             principal in respect of the Discount Mortgage Loans
                                             (defined herein) in Mortgage Group One. For a
                                             description of the principal distributions to Class
                                             IA-1 Component Four, see "Description of the
                                             Certificates--Principal (Including
                                             Prepayments)--Distributions to Class IA-1 Component
                                             Four."

                                             (5) Class IA-1 Component Five will accrue interest on
                                             the Class IA-1 Component Five Notional Amount (defined
                                             herein). The initial Class IA-1 Component Five Notional
                                             Amount will be approximately $8,253,000. Class IA-1
                                             Component Five will not be entitled to receive
                                             distributions of principal.

Seller...................................... HomeSide Mortgage Securities, Inc. ("HomeSide Mortgage
                                             Securities" or the "Seller"). See "HomeSide Mortgage
                                             Securities, Inc." in the Prospectus.

Servicer.................................... HomeSide Lending, Inc. ("HomeSide Lending" or the
                                             "Servicer"). See "HomeSide Lending , Inc." in the
                                             Prospectus.

Trustee..................................... Norwest Bank Minnesota, National Association, a
                                             national banking association (the "Trustee"). See "The
                                             Pooling and Servicing Agreement -- Trustee."

Initial Principal Amount of Offered
Certificates................................ $196,664,528 (Approximate; subject to a permitted variance of plus or minus 5%). In addition, the
                                             original principal amount of any Class of Certificates
                                             may be adjusted if necessary to obtain the required
                                             ratings on the Offered Certificates. Accordingly, any
                                             investors' commitments with respect to the Offered
                                             Certificates may be increased or decreased
                                             correspondingly.

Denominations and Registration of
the Certificates............................ The Offered Certificates (other than the Class IA-X and
                                             Class IIA-X Certificates) generally will be issuable in
                                             denominations of $25,000 principal amount (or integral
                                             multiples of $1,000 in excess thereof). The Class IA-X
                                             and Class IIA-X Certificates will have no principal
                                             balance, but will be issuable in fully registered form
                                             in denominations of $25,000 based on the Class IA-X
                                             Notional Amount and the Class IIA-X Notional Amount,
                                             respectively (each as defined herein) (or integral
                                             multiples thereof). A single Class A-R Certificate will
                                             be issuable in a $100 denomination. The Class A
                                             Certificates (other than the Class IA-1, Class IIA-P
                                             and Class A-R Certificates) initially will be issued in
                                             book-entry form and initially will be represented by
                                             one or more physical certificates registered in the
                                             name of Cede & Co., as the nominee of The Depository
                                             Trust Company ("DTC"). No person acquiring an interest
                                             in any Offered Certificate (a "Certificate Owner") will
                                             be entitled to receive a Definitive Certificate
                                             (defined herein) representing such person's interest in
                                             the Trust Fund, except in the event that Definitive
                                             Certificates are issued under the limited circumstances
                                             described herein. The Class IIA-P, Class A-R, Class M,
                                             Class B-1 and Class B-2 Certificates will be issued in
                                             fully registered certificated form. All references
                                             herein to holders of Certificates
                                             ("Certificateholders") and their rights shall mean and
                                             include the rights of Certificate Owners, as such
                                             rights may be exercised through DTC and its
                                             participating organizations, except as otherwise
                                             specified herein. See "Description of the Certificates
                                             -- Book-Entry Registration" and "-- Definitive
                                             Certificates."

Cut-Off Date................................ May 1, 1998

Agreement................................... The Pooling and Servicing Agreement, to be dated as of
                                             May 1, 1998 (the "Agreement"), among the Seller, the
                                             Servicer, and the Trustee, relating to the
                                             Certificates.

The Mortgage Loans.......................... Fixed rate, first lien mortgage loans secured by one-
                                             to four-family residential properties, having an
                                             aggregate unpaid principal balance on the Cut-off Date
                                             of approximately $257,110,471 (the "Mortgage Loans").
                                             Monthly payments of principal of and interest on the
                                             Mortgage Loans ("Monthly Payments") will be due on the
                                             first day of each month (each, a "Due Date").

                                             The Seller expects the Mortgage Loans to have the
                                             characteristics described below. References herein to
                                             percentages of the Mortgage Loans refer to the
                                             percentage of the aggregate principal balance of the
                                             Mortgage Loans (or, where so indicated, such percentage
                                             of the Mortgage Loans in the related Mortgage Group) as
                                             of the Cut-off Date, after giving effect to Monthly
                                             Payments due on or prior to the Cut-off Date, whether
                                             or not received. The Mortgage Loans will be divided
                                             into two groups (each, a "Mortgage Group"): "Mortgage
                                             Group One" (constituting approximately 81.89% of the
                                             Mortgage Loans) and "Mortgage Group Two" (constituting
                                             approximately 18.11% of the Mortgage Loans). See "The
                                             Mortgage Pool."

                           SELECTED MORTGAGE LOAN DATA
                      (APPROXIMATE AS OF THE CUT-OFF DATE)
                                  MORTGAGE POOL


Number of Mortgage Loans.................................................................                                     766
Aggregate Unpaid Principal Balance.......................................................                            $257,110,471
Range of Unpaid Principal Balances.......................................................                      $64,230 - $839,318
Average Unpaid Principal Balance.........................................................                                $335,653
Range of Mortgage Rates..................................................................                         6.500% - 9.500%
Weighted Average Mortgage Rate...........................................................                                  7.401%
Range of Remaining Terms to Stated Maturity..............................................                 118 months - 360 months
Weighted Average Remaining Term to Stated Maturity.......................................                              324 months
Weighted Average Loan Age(1).............................................................                                2 months
Range of Original Loan-to-Value Ratios...................................................                           25.9% - 95.0%
Weighted Average Original Loan-to-Value Ratio............................................                                   72.4%
Weighted Average FICO Score..............................................................                                     717

                                                                                                  PERCENTAGE OF MORTGAGE POOL
                                                                                                 BY AGGREGATE PRINCIPAL BALANCE
                                                                                                     AS OF THE CUT-OFF DATE
                                                                                                 ------------------------------
Original Term
   10 Years..............................................................................                                   0.52%
   15 Years..............................................................................                                  17.60%
   20 Years..............................................................................                                   0.75%
   25 Years..............................................................................                                   0.52%
   30 Years..............................................................................                                  80.62%

---------------

(1) Based on the number of months from and including the first Monthly Payment to and including the Cut-off Date.

                                     SELECTED MORTGAGE LOAN DATA
                                (APPROXIMATE AS OF THE CUT-OFF DATE)
                                         MORTGAGE GROUP ONE


Number of Mortgage Loans.................................................................                                     628
Aggregate Unpaid Principal Balance.......................................................                            $210,535,303
Range of Unpaid Principal Balances.......................................................                      $64,230 - $839,318
Average Unpaid Principal Balance.........................................................                                $335,247
Range of Mortgage Rates..................................................................                         6.750% - 9.500%
Weighted Average Mortgage Rate...........................................................                                  7.487%
Range of Remaining Terms to Stated Maturity..............................................                 237 months - 360 months
Weighted Average Remaining Term to Stated Maturity.......................................                              356 months
Weighted Average Loan Age(1).............................................................                                2 months
Range of Original Loan-to-Value Ratios...................................................                            25.9% - 95.0
Weighted Average Original Loan-to-Value Ratio............................................                                   73.8%
Weighted Average FICO Score..............................................................                                     717

                                                                                               PERCENTAGE OF MORTGAGE GROUP
                                                                                                           ONE
                                                                                              BY AGGREGATE PRINCIPAL BALANCE
                                                                                                  AS OF THE CUT-OFF DATE
                                                                                              ------------------------------
Original Term
   20 Years..............................................................................                                   0.91%
   25 Years..............................................................................                                   0.63%
   30 Years..............................................................................                                  98.46%

---------------

(1) Based on the number of months from and including the first Monthly Payment to and including the Cut-off Date.

                                     SELECTED MORTGAGE LOAN DATA
                                (APPROXIMATE AS OF THE CUT-OFF DATE)
                                         MORTGAGE GROUP TWO


Number of Mortgage Loans.................................................................                                     138
Aggregate Unpaid Principal Balance.......................................................                             $46,575,168
Range of Unpaid Principal Balances.......................................................                     $233,215 - $687,847
Average Unpaid Principal Balance.........................................................                                $337,501
Range of Mortgage Rates..................................................................                         6.500% - 7.875%
Weighted Average Mortgage Rate...........................................................                                  7.009%
Range of Remaining Terms to Stated Maturity..............................................                 118 months - 180 months
Weighted Average Remaining Term to Stated Maturity.......................................                              177 months
Weighted Average Loan Age(1).............................................................                                 1 month
Range of Original Loan-to-Value Ratios...................................................                           29.4% - 90.0%
Weighted Average Original Loan-to-Value Ratio............................................                                   66.1%
Weighted Average FICO Score..............................................................                                     719

                                                                                               PERCENTAGE OF MORTGAGE GROUP
                                                                                                           TWO
                                                                                              BY AGGREGATE PRINCIPAL BALANCE
                                                                                                  AS OF THE CUT-OFF DATE
                                                                                              ------------------------------
Original Term
   10 Years..............................................................................                                   2.85%
   15 Years..............................................................................                                  97.15%

---------------

(1) Based on the number of months from and including the first Monthly Payment to and including the Cut-off Date.




Prepayment and Yield
Considerations............................   The rate of principal payments and the yields to
                                             maturity of the Offered Certificates are related to the
                                             rate and timing of payments of principal, including
                                             prepayments, on the underlying Mortgage Loans in the
                                             related Mortgage Group (or, with respect to the Class M
                                             and Offered Class B Certificates, on the underlying
                                             Mortgage Loans in both Mortgage Groups). As is the case
                                             with mortgage-backed securities generally, the Offered
                                             Certificates are subject to substantial inherent
                                             cash-flow uncertainties because the Mortgage Loans may
                                             be prepaid, in whole or in part, at any time without
                                             penalty. Any prepayments of Mortgage Loans in a
                                             Mortgage Group will result in distributions to the
                                             related Certificateholders of principal amounts which
                                             would otherwise be distributed over the remaining terms
                                             of the related Mortgage Loans.

                                             The rate of prepayments with respect to mortgage loans
                                             secured by one- to four-family residences has
                                             fluctuated significantly in recent years. The Seller
                                             believes that a predominant factor affecting the
                                             prepayment rate on a large pool of mortgage loans is
                                             the difference between the interest rates on the
                                             mortgage loans (giving consideration to the cost of any
                                             refinancing) and prevailing mortgage rates. In general,
                                             if mortgage interest rates were to fall below (or rise
                                             above) the interest rates on the Mortgage Loans, the
                                             rate of prepayment would be expected to increase (or
                                             decrease). Other factors affecting the prepayment rate
                                             of the Mortgage Loans may include changes in
                                             mortgagors' housing needs, job transfers, unemployment,
                                             mortgagors' net equity in the mortgaged properties and
                                             servicing decisions.

                                             In general, rapid rates of prepayments on the Mortgage
                                             Loans are likely to coincide with periods of low
                                             prevailing interest rates. During such periods, the
                                             yields at which an investor may be able to reinvest
                                             amounts received as principal payments on the
                                             investor's Class of Offered Certificates may be lower
                                             than the Certificate Rate on that Class. Conversely, in
                                             general, slow rates of prepayments on the Mortgage
                                             Loans are likely to coincide with periods of high
                                             prevailing interest rates. During such periods, the
                                             amount of principal payments available to an investor
                                             for reinvestment at such high rates may be relatively
                                             low.

                                             The table set forth herein under "Prepayment and Yield
                                             Considerations" illustrates the effect of various
                                             constant prepayment rates on the weighted average lives
                                             of each Class of Offered Certificates based on certain
                                             assumptions described therein (the "Modeling
                                             Assumptions").

                                             THE YIELD TO MATURITY OF THE CLASS IA-X CERTIFICATES
                                             WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF
                                             PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS,
                                             LIQUIDATIONS, REPURCHASES AND DEFAULTS) ON THE
                                             NON-DISCOUNT MORTGAGE LOANS (DEFINED HEREIN) IN
                                             MORTGAGE GROUP ONE, WHICH MAY FLUCTUATE SIGNIFICANTLY
                                             FROM TIME TO TIME. A RAPID RATE OF PRINCIPAL
                                             PREPAYMENTS ON THE NON-DISCOUNT MORTGAGE LOANS IN
                                             MORTGAGE GROUP ONE WILL HAVE A MATERIAL NEGATIVE EFFECT
                                             ON THE YIELD TO MATURITY OF THE CLASS IA-X
                                             CERTIFICATES. IN ADDITION, BECAUSE HOLDERS OF THE CLASS
                                             IA-X CERTIFICATES GENERALLY HAVE RIGHTS TO RELATIVELY
                                             LARGER PORTIONS OF INTEREST PAYMENTS ON THE GROUP ONE
                                             MORTGAGE LOANS WITH HIGHER MORTGAGE RATES, AND BECAUSE
                                             MORTGAGE LOANS HAVING HIGHER MORTGAGE RATES ARE
                                             GENERALLY LIKELY TO PREPAY AT A FASTER RATE THAN
                                             MORTGAGE LOANS WITH LOWER MORTGAGE RATES, THE YIELD ON
                                             THE CLASS IA-X CERTIFICATES WILL BE ADVERSELY AFFECTED
                                             TO A GREATER EXTENT THAN THE YIELDS ON THE OTHER
                                             CLASSES OF CLASS IA CERTIFICATES IF THE GROUP ONE
                                             MORTGAGE LOANS WITH HIGHER MORTGAGE RATES PREPAY FASTER
                                             THAN THE GROUP ONE MORTGAGE LOANS WITH LOWER MORTGAGE
                                             RATES. THE YIELD TO INVESTORS ON THE CLASS IA-X
                                             CERTIFICATES WILL NOT BE AFFECTED BY PREPAYMENTS ON THE
                                             DISCOUNT MORTGAGE LOANS (DEFINED HEREIN) OR ON THE
                                             GROUP TWO MORTGAGE LOANS. INVESTORS SHOULD FULLY
                                             CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT
                                             A RAPID RATE OF PRINCIPAL PREPAYMENTS ON THE
                                             NON-DISCOUNT MORTGAGE LOANS IN MORTGAGE GROUP ONE COULD
                                             RESULT IN THE FAILURE OF INVESTORS IN THE CLASS IA-X
                                             CERTIFICATES TO RECOUP THEIR INITIAL INVESTMENT. SEE
                                             "PREPAYMENT AND YIELD CONSIDERATIONS -- YIELD
                                             CONSIDERATIONS WITH RESPECT TO THE CLASS IA-X
                                             CERTIFICATES."

                                             THE YIELD TO MATURITY OF THE CLASS IIA-X CERTIFICATES
                                             WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF
                                             PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS,
                                             LIQUIDATIONS, REPURCHASES AND DEFAULTS) ON THE
                                             NON-DISCOUNT MORTGAGE LOANS IN MORTGAGE GROUP TWO,
                                             WHICH MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. A
                                             RAPID RATE OF PRINCIPAL PREPAYMENTS ON THE NON-DISCOUNT
                                             MORTGAGE LOANS IN MORTGAGE GROUP TWO WILL HAVE A
                                             MATERIAL NEGATIVE EFFECT ON THE YIELD TO MATURITY OF
                                             THE CLASS IIA-X CERTIFICATES. IN ADDITION, BECAUSE
                                             HOLDERS OF THE CLASS IIA-X CERTIFICATES GENERALLY HAVE
                                             RIGHTS TO RELATIVELY LARGER PORTIONS OF INTEREST
                                             PAYMENTS ON MORTGAGE LOANS IN MORTGAGE GROUP TWO WITH
                                             HIGHER MORTGAGE RATES, AND BECAUSE MORTGAGE LOANS
                                             HAVING HIGHER MORTGAGE RATES ARE GENERALLY LIKELY TO
                                             PREPAY AT A FASTER RATE THAN MORTGAGE LOANS WITH LOWER
                                             MORTGAGE RATES, THE YIELD ON THE CLASS IIA-X
                                             CERTIFICATES WILL BE ADVERSELY AFFECTED TO A GREATER
                                             EXTENT THAN THE YIELDS ON THE OTHER CLASSES OF CLASS
                                             IIA CERTIFICATES IF THE MORTGAGE LOANS IN MORTGAGE
                                             GROUP TWO WITH HIGHER MORTGAGE RATES PREPAY FASTER THAN
                                             THE MORTGAGE LOANS IN MORTGAGE GROUP TWO WITH LOWER
                                             MORTGAGE RATES. THE YIELD TO INVESTORS ON THE CLASS
                                             IIA-X CERTIFICATES WILL NOT BE AFFECTED BY PREPAYMENTS
                                             ON THE DISCOUNT MORTGAGE LOANS OR ON THE MORTGAGE LOANS
                                             IN MORTGAGE GROUP ONE. INVESTORS SHOULD FULLY CONSIDER
                                             THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RAPID
                                             RATE OF PRINCIPAL PREPAYMENTS ON THE NON-DISCOUNT
                                             MORTGAGE LOANS IN MORTGAGE GROUP TWO COULD RESULT IN
                                             THE FAILURE OF INVESTORS IN THE CLASS IIA-X
                                             CERTIFICATES TO RECOUP THEIR INITIAL INVESTMENT. SEE
                                             "PREPAYMENT AND YIELD CONSIDERATIONS -- YIELD
                                             CONSIDERATIONS WITH RESPECT TO THE CLASS IIA-X
                                             CERTIFICATES."

                                             THE YIELD TO MATURITY OF THE CLASS IIA-P CERTIFICATES
                                             WILL BE EXTREMELY SENSITIVE TO THE RATE AND TIMING OF
                                             PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS,
                                             LIQUIDATIONS, REPURCHASES AND DEFAULTS) ON THE DISCOUNT
                                             MORTGAGE LOANS IN MORTGAGE GROUP TWO, WHICH MAY
                                             FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. A SLOWER
                                             RATE OF PRINCIPAL PREPAYMENTS ON THE DISCOUNT MORTGAGE
                                             LOANS IN MORTGAGE GROUP TWO THAN THAT ANTICIPATED BY
                                             INVESTORS WILL HAVE A MATERIAL NEGATIVE EFFECT ON THE
                                             YIELD TO MATURITY OF THE CLASS IIA-P CERTIFICATES.
                                             INVESTORS SHOULD FULLY CONSIDER THE ASSOCIATED RISKS,
                                             INCLUDING THE RISK THAT A RELATIVELY SLOW RATE OF
                                             PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS,
                                             LIQUIDATIONS, REPURCHASES AND DEFAULTS) ON THE DISCOUNT
                                             MORTGAGE LOANS IN MORTGAGE GROUP TWO WILL HAVE A
                                             MATERIAL NEGATIVE EFFECT ON THE YIELD TO AN INVESTOR IN
                                             THE CLASS IIA-P CERTIFICATES. SEE "YIELD AND PREPAYMENT
                                             CONSIDERATIONS -- YIELD CONSIDERATIONS WITH RESPECT TO
                                             THE CLASS IIA-P CERTIFICATES."

                                             THE YIELD TO MATURITY ON THE CLASS M, CLASS B-1 AND
                                             CLASS B-2 CERTIFICATES, RESPECTIVELY, WILL BE EXTREMELY
                                             SENSITIVE TO LOSSES ON THE MORTGAGE LOANS (AND THE
                                             TIMING THEREOF), TO THE EXTENT SUCH LOSSES ARE NOT
                                             COVERED BY THE APPLICABLE CLASSES OF CERTIFICATES
                                             SUBORDINATE THERETO, BECAUSE THE ENTIRE AMOUNT OF ANY
                                             SUCH LOSSES (OTHER THAN EXCESS LOSSES (DEFINED HEREIN))
                                             WILL BE ALLOCABLE TO SUCH CLASSES OF CERTIFICATES UNTIL
                                             THEIR PRINCIPAL BALANCE IS REDUCED TO ZERO.
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
                                             If an Offered Certificate is purchased at a discount
                                             from its original principal amount and if the purchaser
                                             of such Offered Certificate calculates its yield to
                                             maturity based on a faster assumed rate of payment of
                                             principal than that actually received on such Offered
                                             Certificate, its actual yield to maturity will be lower
                                             than that so calculated. Conversely, if an Offered
                                             Certificate is purchased at a premium to its original
                                             principal amount, and if the purchaser of such Offered
                                             Certificate calculates its yield to maturity based on a
                                             slower assumed rate of payment of principal than that
                                             actually received on such Offered Certificate, its
                                             actual yield to maturity will be lower than that so
                                             calculated and, under certain circumstances, such a
                                             purchaser may fail to recoup its initial investment.

                                             See "Prepayment and Yield Considerations" herein and
                                             "Yield, Maturity and Weighted Average Life
                                             Considerations" in the Prospectus.

Description of the Certificates...........   Initially, the Class A Certificates will evidence in
                                             the aggregate a beneficial interest of approximately
                                             96.50% (the "Class A Percentage") in the pool of
                                             Mortgage Loans (the "Mortgage Pool") and certain other
                                             property held in trust for the benefit of the
                                             Certificateholders (the "Trust Fund"), generally
                                             allocated between the Class IA Certificates, which
                                             initially will represent a beneficial interest of
                                             approximately 96.50% in the Group One Mortgage Loans
                                             and the Class IIA Certificates, which initially will
                                             represent a beneficial interest of approximately 96.50%
                                             in the Group Two Mortgage Loans. Initially, the Class M
                                             Certificates will evidence in the aggregate a
                                             beneficial interest of approximately 1.60% in the Trust
                                             Fund, the Class B-1 Certificates will evidence in the
                                             aggregate a beneficial interest of approximately 0.75%
                                             in the Trust Fund, the Class B-2 Certificates will
                                             evidence in the aggregate a beneficial interest in
                                             approximately 0.40% in the Trust Fund and the
                                             Non-Offered Class B Certificates will evidence in the
                                             aggregate the remaining beneficial interest of
                                             approximately 0.75% in the Trust Fund. The relative
                                             interests in the Trust Fund represented by the Class A,
                                             Class M and Class B Certificates (and the relative
                                             interests in Mortgage Group One and Mortgage Group Two
                                             represented by the Class IA Certificates and the Class
                                             IIA Certificates, respectively) will vary from time to
                                             time because of the disproportionate allocation of
                                             certain unscheduled principal payments on the Mortgage
                                             Loans to the related Non-PO Class A Certificates and
                                             the allocation of certain losses and shortfalls on the
                                             Mortgage Loans first to the Class B Certificates in
                                             reverse numerical order, and then to the Class M
                                             Certificates, prior to the allocation of such losses
                                             and shortfalls to the Class A Certificates. The
                                             Non-Offered Class B Certificates will have an initial
                                             aggregate principal balance of approximately $1,928,329
                                             and will be privately placed with a limited number of
                                             institutional investors and are not offered hereby. See
                                             "Description of the Certificates -- Distributions to
                                             Certificateholders" and "-- Subordinated Certificates
                                             and Shifting Interests."

Record Date...............................   The last business day of the month preceding the month
                                             of each Distribution Date.
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
Principal Including
  Prepayments.............................   Principal received or advanced as a portion of the
                                             Monthly Payment on each Mortgage Loan will be passed
                                             through monthly, on the 25th day of the month (or if
                                             such day is not a business day, the next succeeding
                                             business day) in which the related Due Date occurs
                                             (each, a "Distribution Date"), commencing June 25,
                                             1998. Principal prepayments received during the period
                                             from the first day of any month to the last day of such
                                             month (each, a "Principal Prepayment Period") will be
                                             distributed on the Distribution Date occurring in the
                                             month following the month of receipt. Distributions in
                                             respect of principal will be allocated among the
                                             various Classes as described herein under "Description
                                             of the Certificates -- Distributions of Principal and
                                             Interest" and on a pro rata basis among the
                                             Certificates of each Class. Class IA-1 Component Two
                                             and Class IA-1 Component Five and the Class IA-X and
                                             Class IIA-X Certificates will be entitled to interest
                                             only and will not be entitled to distributions of
                                             principal. The rate of distribution allocable to
                                             principal will depend on, among other factors, the rate
                                             of payment of principal (including prepayments) of the
                                             Mortgage Loans. The Final Scheduled Distribution Date
                                             (defined herein) of each Class of Offered Certificates
                                             has been calculated as described herein. The actual
                                             final distribution with respect to each Class of
                                             Offered Certificates is likely to occur prior to its
                                             Final Scheduled Distribution Date, although, in the
                                             event of defaults in payment of the Mortgage Loans, it
                                             could occur later or earlier. See "Description of the
                                             Certificates -- Distributions to Certificateholders --
                                             Principal (Including Prepayments)."

Interest..................................   Interest received or advanced on each Mortgage Loan at
                                             the applicable Net Mortgage Rate (defined herein) will
                                             be passed through monthly on the Distribution Date
                                             occurring in the month in which the related Due Date
                                             occurs, commencing June 25, 1998. Interest will be
                                             payable to the holders of each Class of Offered
                                             Certificates at the rate (the "Certificate Rate")
                                             specified or described on the cover hereof on the
                                             outstanding respective principal balances of such
                                             Certificates (or, in the case of the Class IA-X and
                                             Class IIA-X Certificates, the Class IA-X Notional
                                             Amount and Class IIA-X Notional Amount, respectively)
                                             as of the relevant Determination Date (defined herein),
                                             calculated on the basis of a 360-day year of twelve
                                             30-day months, less any Non-Supported Interest
                                             Shortfalls (defined herein) and the interest portion of
                                             any Realized Losses (defined herein), allocated
                                             thereto, except that (1) interest accrued on Class IA-1
                                             Component Three on or before the Class IA-1 Component
                                             Three Accretion Termination Date will be added to the
                                             principal balance of Class IA-1 Component Three and (2)
                                             interest accrued on the Class IA-4 Certificates on or
                                             before the Class IA- 4 Accretion Termination Date will
                                             be added to the principal balance of the Class IA-4
                                             Certificates. The Class IIA-P Certificates will be
                                             entitled to principal only and will not be entitled to
                                             distributions of interest. See "Description of the
                                             Certificates -- Distributions to Certificateholders --
                                             Interest" and "-- Principal (Including Prepayments)."

                                             The Servicer will receive a fee for the servicing of
                                             each Mortgage Loan (the "Servicing Fee") equal to 0.25%
                                             per annum of the unpaid principal balance of each
                                             Mortgage Loan. See "The Pooling and Servicing Agreement
                                             -- Servicing Compensation and Payment of Expenses."
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
                                             Class IA-1 Component Two and Class IA-1 Component Five
                                             and the Class IA-X and Class IIA-X Certificates are
                                             interest only certificates. Class IA-1 Component Two
                                             and Class IA-1 Component Five and the Class IA-X and
                                             Class IIA-X Certificates will not receive distributions
                                             of principal, but will accrue interest on the Class
                                             IA-1 Component Two Notional Amount, the Class IA-1
                                             Component Five Notional Amount, the Class IA-X Notional
                                             Amount and the Class IIA-X Notional Amount,
                                             respectively.

Subordinated Certificates.................   The rights of the holders of each Class of Subordinated
                                             Certificates to receive distributions with respect to
                                             the Mortgage Loans will be subordinated to the rights
                                             of the Class A Certificateholders, and (except in the
                                             case of the Class M and Class B-1 Certificateholders)
                                             to the holders of each Class of Class B Certificates
                                             having a lower numerical class designation, to the
                                             extent described below. The subordination provided by
                                             the Subordinated Certificates is intended to enhance
                                             the likelihood of regular receipt by the Class A
                                             Certificateholders of the full amount of monthly
                                             distributions due them and to protect the Class A
                                             Certificateholders against losses. The subordination
                                             provided by each Class of Class B Certificates relative
                                             to the Class M Certificates and each Class of Class B
                                             Certificates having a lower numerical class designation
                                             is intended to similarly benefit such Classes of
                                             Subordinated Certificates.

                                             On each Distribution Date, payments to the Class A
                                             Certificateholders will be made prior to payments to
                                             the Class M and Class B Certificateholders, payments to
                                             the Class M Certificateholders will be made prior to
                                             payments to the Class B Certificateholders, payments to
                                             the Class B-1 Certificate holders will be made prior to
                                             payments to the Class B-2 Certificateholders and the
                                             Non-Offered Class B Certificateholders and payments to
                                             the Class B-2 Certificateholders will be made prior to
                                             payments to the Non-Offered Class B Certificateholders.
                                             If, on any Distribution Date prior to the Credit
                                             Support Depletion Date (defined herein), the Class IA
                                             or Class IIA Certificateholders receive less than the
                                             amount due to them on such date, the interest of such
                                             Class A Certificateholders in the related Mortgage
                                             Group will increase so as to preserve the entitlement
                                             of such Class A Certificateholders with respect to
                                             unpaid principal of the Mortgage Loans in such Mortgage
                                             Group and interest thereon. If a principal prepayment
                                             is made or certain other unscheduled amounts of
                                             principal are received on a Mortgage Loan, the
                                             applicable Non-PO Class A Certificateholders will be
                                             entitled to receive an amount equal to the applicable
                                             Non-PO Class A Prepayment Percentage (defined herein)
                                             of the amount received. This will have the effect of
                                             accelerating receipt of principal by such Non-PO Class
                                             A Certificateholders, thus reducing their proportionate
                                             interest in the related Mortgage Group and increasing
                                             the relative interest evidenced by the Class M and
                                             Class B Certificates (absent offsetting Realized Losses
                                             (defined herein) allocated to the Class B or Class M
                                             Certificates). Increasing the interest of the Class M
                                             and Class B Certificates relative to that of the Class
                                             A Certificates is intended to preserve the availability
                                             of the subordination provided by the Class M and Class
                                             B Certificates. Similarly, because, as described
                                             herein, the then-current level of Credit Support
                                             (defined herein) of each Class of Subordinated
                                             Certificates will determine which Class or Classes of
                                             Subordinated Certificates will receive amounts in
                                             respect of principal prepayments included in the
                                             Subordinated Optimal Principal Amount (defined herein),
                                             under certain circumstances, on any Distribution Date,
                                             Realized Losses on the Mortgage Loans may cause one or
                                             more Classes of Subordinated Certificates to receive a
                                             disproportionate amount of the Subordinated Optimal
                                             Principal Amount. See "Description of the Certificates
                                             -- Distributions to Certificateholders -- Principal
                                             (Including Prepayments)" and "--Subordinated
                                             Certificates and Shifting Interests."
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
Advances..................................   The Servicer is obligated to make advances ("Advances")
                                             for distribution to the Certificateholders in respect
                                             of delinquent Monthly Payments due on the immediately
                                             preceding Due Date unless the Servicer determines such
                                             Advances will not be recoverable from future payments
                                             or collections on the related Mortgage Loans. See "The
                                             Pooling and Servicing Agreement -- Advances."

Compensating Interest.....................   When a Mortgagor makes a full or partial principal
                                             prepayment of a Mortgage Loan between Due Dates, the
                                             Mortgagor generally is required to pay interest on the
                                             principal balance thereof only to the date of
                                             prepayment. In order to minimize any resulting
                                             shortfall in interest (such shortfall, a "Prepayment
                                             Interest Shortfall"), the aggregate amount of the
                                             Servicing Fee will be reduced to the extent necessary
                                             to include an amount in payments to the holders of the
                                             Offered Certificates equal to a full month's interest
                                             payment at the applicable Net Mortgage Rate (defined
                                             herein) with respect to such pre-paid Mortgage Loan.
                                             Such reductions in the Servicing Fee will be made only
                                             to the extent that the aggregate amount of such
                                             interest shortfalls does not exceed the aggregate
                                             amount of the Servicing Fee on the related Distribution
                                             Date. See "The Pooling and Servicing
                                             Agreement--Adjustment to Servicing Fee in Connection
                                             with Prepaid Mortgage Loans."

Optional Termination......................   On any Distribution Date on which the aggregate unpaid
                                             principal balance of the Mortgage Loans is less than
                                             10% of the aggregate unpaid scheduled principal balance
                                             of the Mortgage Pool on the Cut-off Date, the Servicer
                                             may repurchase from the Trust Fund all Mortgage Loans
                                             remaining outstanding at a purchase price equal to the
                                             sum of (i) the unpaid principal amount of such Mortgage
                                             Loans (other than any such Mortgage Loans as to which
                                             the related Mortgaged Properties have been acquired and
                                             whose fair market values are included in clause (ii)
                                             below), plus accrued interest thereon at the Net
                                             Mortgage Rate (defined herein) to the next Due Date and
                                             (ii) the fair market value of any such acquired
                                             properties, in each case less any unreimbursed Advances
                                             made with respect to such Mortgage Loans. Upon such
                                             repurchase, holders of the Offered Certificates
                                             generally will receive the outstanding principal
                                             balance of the Offered Certificates plus accrued
                                             interest thereon (other than on the Class IIA-P
                                             Certificates) at the applicable Remittance Rate. See
                                             "The Pooling and Servicing Agreement -- Optional
                                             Termination."

Federal Income Tax
  Consequences............................   An election will be made to treat the segregated pool
                                             comprising the assets of the Trust Fund (the
                                             "Subsidiary REMIC") as a real estate mortgage
                                             investment conduit (a "REMIC") for federal income tax
                                             purposes. An election will be made to treat the pool of
                                             assets represented by the regular interests in the
                                             Subsidiary REMIC as a separate REMIC (the "Master
                                             REMIC") for federal income tax purposes. The Offered
                                             Certificates (other than the Class A-R Certificate)
                                             will represent regular interests in the Master REMIC.
                                             As such, the Offered Certificates (other than the Class
                                             A-R Certificate) will generally be treated as debt
                                             instruments issued by a REMIC. The Class A-R
                                             Certificate will represent the sole Class of residual
                                             interests in the Subsidiary REMIC and the Master REMIC.
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
                                             All Certificateholders will be required to use the
                                             accrual method of accounting with respect to interest
                                             income on the Certificates, regardless of their normal
                                             method of accounting. Holders of Offered Certificates
                                             that have original issue discount will be required to
                                             include amounts in income with respect to such
                                             Certificates in advance of the receipt of cash
                                             attributable to such income. It is anticipated that the
                                             Class IA-4, Class IA-X, Class IIA-P and Class IIA-X
                                             Certificates will be issued with original issue
                                             discount in an amount equal to the excess of their
                                             initial principal balances over their respective issue
                                             prices (including (except with respect to the Class
                                             IIA-P Certificates) accrued interest). It is also
                                             anticipated that the Class IA-2, Class IA-3, Class IA-6
                                             and Class IA-7 Certificates will be issued at a
                                             premium, and that the Class IA-5, Class IIA-1, Class M,
                                             Class B-1 and Class B-2 Certificates will be issued
                                             with de minimis original issue discount for federal
                                             income tax purposes. Holders of Offered Certificates
                                             that have original issue discount will be required to
                                             include amounts in income with respect to such
                                             Certificates in advance of the receipt of cash
                                             attributable to such income. The prepayment assumption
                                             that will be used in computing the amount of original
                                             issue discount includible periodically will be 250% of
                                             the Prepayment Model set forth herein. See "Prepayment
                                             and Yield Considerations." No representation is made
                                             that payments on the Offered Certificates will occur at
                                             that rate or any other rate.


                                             The Offered Certificates will be treated as (i) assets
                                             described in section 7701(a)(19)(C) of the Internal
                                             Revenue Code of 1986, as amended (the "Code") and (ii)
                                             "real estate assets" within the meaning of section
                                             856(c)(5)(B) of the Code, in each case to the extent
                                             described herein and in the Prospectus. See "Federal
                                             Income Tax Consequences" in the Prospectus.


                                             Class A-R Certificate. The Class A-R Certificate
                                             generally will be treated in the same manner as the
                                             Class A Certificates for the various qualification
                                             purposes referred to above, but generally will not be
                                             treated as evidence of indebtedness for federal income
                                             tax purposes. Instead, the holders of the Class A-R
                                             Certificate will be required to report, and will be
                                             taxed on, their pro rata shares of the taxable income
                                             or loss of each REMIC, and such requirements will
                                             continue until there are no Certificates of any Class
                                             outstanding, even though the Class A-R
                                             Certificateholder previously may have received full
                                             payment of its stated interest and principal.
                                             Furthermore, the taxable income of the Class A-R
                                             Certificateholder attributable to the Class A-R
                                             Certificate may exceed the principal and interest
                                             distributions received by such Certificateholders with
                                             respect to such Certificates during the corresponding
                                             period, which could result in a negative after-tax
                                             return for such Certificateholders. See "Federal Income
                                             Tax Considerations."

                                             THE CLASS A-R CERTIFICATE, WHICH REPRESENTS THE
                                             RESIDUAL INTEREST IN THE SUBSIDIARY REMIC AND THE
                                             MASTER REMIC, MAY EXPERIENCE A NEGATIVE AFTER-TAX
                                             RETURN. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO
                                             CONSULT THEIR OWN TAX ADVISORS AND CONSIDER THE
                                             AFTER-TAX EFFECT OF OWNERSHIP OF THE CLASS A-R
                                             CERTIFICATE AND THE SUITABILITY OF THE CLASS A-R
                                             CERTIFICATE TO THEIR INVESTMENT OBJECTIVES.
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
                                             Restrictions on Purchase and Transfer of Class A-R
                                             Certificate. The Class A-R Certificate is not offered
                                             for sale to tax-exempt organizations that are
                                             "disqualified organizations" as defined in "Federal
                                             Income Tax Consequences -- Transfers of Residual
                                             Certificates -- Disqualified Organizations" in the
                                             Prospectus. In addition, there are limitations on
                                             transfers of the Class A-R Certificate to plans
                                             ("Plans") described in or subject to the plan asset
                                             regulations set forth in 29 C.F.R. ss. 2510.3-101,
                                             persons acting on behalf of Plans, or persons using the
                                             assets of Plans. Furthermore, the Class A-R Certificate
                                             may not be purchased by or transferred to any person
                                             that is not a "U.S. Person," as defined herein under
                                             "Description of the Certificates -- Restrictions on
                                             Transfer of the Class A-R, Class M and Offered Class B
                                             Certificates," unless (i) such person holds the Class
                                             A-R Certificate in connection with the conduct of a
                                             trade or business within the U.S. and furnishes the
                                             transferor and the Trustee with an effective Internal
                                             Revenue Service Form 4224 (or successor form) or (ii)
                                             the transferee delivers to both the transferor and the
                                             Trustee an opinion of counsel to the effect that such
                                             transfer of the Class A-R Certificate will not be
                                             disregarded for Federal income tax purposes. Finally,
                                             neither the Class A-R Certificate nor any beneficial
                                             interest therein may be sold or otherwise transferred
                                             without the consent of the Trustee, which will be
                                             withheld if necessary to avoid a risk of REMIC
                                             disqualification or REMIC-level tax. See "Description
                                             of the Certificates -- Restrictions on Transfer of the
                                             Class A-R, Class M and Offered Class B Certificates."

ERISA Considerations......................   A fiduciary of any employee benefit plan subject to the
                                             Employee Retirement Income Security Act of 1974, as
                                             amended ("ERISA"), or Section 4975 of the Code,
                                             including an individual retirement account (each, a
                                             "Plan"), or any other person investing "plan assets" of
                                             any Plan, should carefully review with its legal
                                             advisors whether the purchase or holding of Class A
                                             Certificates could give rise to a transaction
                                             prohibited or not otherwise permissible under ERISA or
                                             the Code. The Class A-R Certificate may not be
                                             purchased by or transferred to a Plan or any other
                                             person investing in "plan assets" of any Plan. Because
                                             the Class M and Offered Class B Certificates are
                                             subordinated to the Class A Certificates, such
                                             Certificates may not be transferred unless the
                                             transferee has delivered (i) a representation letter to
                                             the Trustee stating either (a) that the transferee is
                                             not a Plan and is not acting on behalf of a Plan or
                                             using the "plan assets" of a Plan to effect such
                                             purchase or (b) subject to certain conditions described
                                             herein, that the source of funds used to purchase the
                                             Class M or Offered Class B Certificates is an
                                             "insurance company general account" or (ii) an opinion
                                             of counsel as described under "ERISA Considerations" in
                                             this Prospectus Supplement. See "ERISA Considerations"
                                             herein and in the Prospectus.
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
Legal Investment..........................   The Class A and Class M Certificates will constitute
                                             "mortgage related securities" under the Secondary
                                             Mortgage Market Enhancement Act of 1984 ("SMMEA") for
                                             so long as they are rated in one of the two highest
                                             rating categories by at least one nationally recognized
                                             statistical rating organization, and, as such, will be
                                             "legal investments" for certain types of institutional
                                             investors to the extent provided in SMMEA, subject to
                                             state laws overriding SMMEA. There may be certain
                                             restrictions on the ability of certain investors either
                                             to purchase Class A and Class M Certificates or to
                                             purchase Class A and Class M Certificates representing
                                             more than a specified percentage of the investor's
                                             assets. THE OFFERED CLASS B CERTIFICATES WILL NOT
                                             CONSTITUTE "MORTGAGE RELATED SECURITIES" UNDER SMMEA.
                                             The appropriate characterization of the Offered Class B
                                             Certificates under various legal investment
                                             restrictions, and thus the ability of investors subject
                                             to these restrictions to purchase the Offered Class B
                                             Certificates, may be subject to significant
                                             interpretive uncertainties. Prospective purchasers of
                                             the Offered Certificates, including those institutions
                                             whose investment activities are subject to review by
                                             federal or state regulatory authorities, should consult
                                             their own legal, tax and accounting advisors and, where
                                             appropriate, applicable regulatory authorities, in
                                             determining the consequences to them of the purchase,
                                             ownership and disposition of the Offered Certificates.
                                             See "Legal Investment Matters" herein and in the
                                             Prospectus.

Use of Proceeds...........................   Substantially all of the net proceeds from the sale of
                                             the Offered Certificates will be applied by the Seller
                                             to the purchase price of the Mortgage Loans. See "Use
                                             of Proceeds."

Liquidity Considerations..................   There is currently no secondary market for the
                                             Certificates offered hereby, and there can be no
                                             assurance that such a market will develop. Donaldson,
                                             Lufkin & Jenrette Securities Corporation (the
                                             "Underwriter") has indicated its intention to make a
                                             secondary market in the Certificates offered hereby,
                                             but the Underwriter is not obligated to do so. There
                                             can be no assurance that a secondary market for such
                                             Certificates will develop, or if it does develop, will
                                             continue for the life of the Certificates, or provide
                                             investors with liquidity of investment. In addition,
                                             there can be no assurance that an investor in a
                                             Certificate will be able to sell such Certificate at a
                                             price that is equal to or greater than the price at
                                             which such investor purchased such Certificate.

Final Scheduled Distribution
  Date...................................    The Final Scheduled Distribution Date of each Class of
                                             Class IA Certificates, as well as the Class M and
                                             Offered Class B Certificates, is June 25, 2028, which
                                             is the Distribution Date occurring in the month that is
                                             one month following the latest stated maturity date of
                                             any Group One Mortgage Loan. The Final Scheduled
                                             Distribution Date of each Class of Class IIA
                                             Certificates is June 25, 2013, which is the
                                             Distribution Date occurring in the month that is one
                                             month following the latest stated maturity date of any
                                             Group Two Mortgage Loan.

                                             The rate of principal payments of the Certificates will
                                             depend on the rate of principal payments of the
                                             Mortgage Loans (including prepayments, defaults,
                                             delinquencies and liquidations) which, in turn, will
                                             depend on the characteristics of the Mortgage Loans,
                                             the level of prevailing interest rates and other
                                             economic factors, and no assurance can be given as to
                                             the actual payment experience. The principal balance or
                                             notional amount, as applicable, of each Class of
                                             Certificates may be reduced to zero earlier or later
                                             than its Final Scheduled Distribution Date.
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
Ratings...................................   It is a condition to the issuance of the Offered
                                             Certificates that (i) the Class A Certificates (other
                                             than the Class IIA-P, Class IA-X and Class IIA-X
                                             Certificates) be rated "AAA" by each of Fitch IBCA,
                                             Inc. ("Fitch") and Standard & Poor's Ratings Services,
                                             a division of The McGraw-Hill Companies, Inc. ("S&P"),
                                             (ii) the Class IIA- P, Class IA-X and Class IIA-X
                                             Certificates be rated "AAA" by Fitch and "AAAr" by S&P,
                                             (iii) the Class M Certificates be rated at least "AA"
                                             by Fitch, (iv) the Class B-1 Certificates be rated at
                                             least "A" by Fitch, and (v) the Class B-2 Certificates
                                             be rated at least "BBB" by Fitch. See "Ratings."

                                  RISK FACTORS

GENERAL

        The rate of distributions in reduction of the principal balance of any Class of Offered Certificates, the aggregate amount of distributions of principal and interest on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal on the Mortgage Loans (or, (i) in the case of the Class IA and Class IIA Certificates, on the Mortgage Loans in the related Mortgage Group and (ii) in the case of the Class IA-X and Class IIA-X Certificates, on the Non-Discount Mortgage Loans in the related Mortgage Group), and to the amount and timing of mortgagor defaults resulting in Realized Losses. The rate of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans by the Seller as a result of defective documentation or breaches of representations and warranties, optional purchase by the Servicer of defaulted Mortgage Loans and optional purchase by the Servicer of all of the Mortgage Loans in connection with the termination of the Trust Fund. See "Prepayment and Yield Considerations" and "The Pooling and Servicing Agreement -- Optional Termination" herein and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans; Warranties," "--Repurchase or Substitution" and "--Termination; Purchase of Mortgage Loans" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

        The rate of payments (including prepayments, liquidations and defaults) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

        An investor that purchases any of the Offered Certificates at a discount, particularly the Class IIA-P Certificates, should consider the risk that a slower than anticipated rate of principal payments (including prepayments, liquidations and defaults) on the Mortgage Loans (or, (i) in the case of the Class IA and Class IIA Certificates, on the Mortgage Loans in the related Mortgage Group, and (ii) in the case of the Class IIA-P Certificates, on the Discount Mortgage Loans in Mortgage Group Two) will result in an actual yield that is lower than such investor's expected yield. See "Prepayment and Yield Considerations--Yield Considerations With Respect to the Class IIA-P Certificates." An investor that purchases any of the Offered Certificates at a premium, particularly the Class IA-X and Class IIA-X Certificates, should consider the risk that a faster than anticipated rate of principal payments (including prepayments, liquidation and defaults) on the Mortgage Loans (or, (i) in the case of the Class IA and Class IIA Certificates, on the Mortgage Loans in the related Mortgage Group and (ii) in the case of the Class IA-X and Class IIA-X Certificates, on the Non-Discount Mortgage Loans in the related Mortgage Group), will result in an actual yield that is lower than such investor's expected yield. See "Prepayment and Yield Considerations -- Yield Considerations With Respect to the Class IA-X and Class IIA-X Certificates."

SUBORDINATION

        The rights of the holders of the Class M Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Class A Certificates and the rights of the holders of a Class of Class B Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Class A Certificates, the Class M Certificates and the Classes of Class B Certificates with lower numerical designations, all to the extent described herein under "Description of the Certificates -- Subordination Certificates and Shifting Interests."

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES OF CLASS A CERTIFICATES

        Transactions in the Book-Entry Certificates generally can be effected only through DTC, Participants and Indirect Participants (each as defined herein). The ability of a Certificate Owner to pledge Book-Entry Certificates and the liquidity of the Book-Entry Certificates in general may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, Certificate Owners may experience delays in their receipt of payments.

GEOGRAPHIC CONCENTRATION OF THE MORTGAGED PROPERTIES

        Approximately 26.29%, 17.25%, 11.04% and 4.50% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) are expected to be secured by Mortgaged Properties located in the states of California, Florida, Massachusetts and Texas, respectively. Consequently, losses and prepayments on the Mortgage Loans and resultant payments on the Offered Certificates may, both generally and particularly, be affected significantly by changes in the housing markets and regional economies of, and the occurrence of natural disasters (such as earthquakes, fires, floods and hurricanes) in, the states of California, Florida, Massachusetts and Texas.

        See "Risk Factors" in the Prospectus for a description of certain other risks and special considerations applicable to the Offered Certificates.

                               THE MORTGAGE POOL

GENERAL

        The mortgage pool with respect to the Certificates (the "Mortgage Pool") will consist of approximately 766 conventional mortgage loans (the "Mortgage Loans") evidenced by fixed interest rate promissory notes (each, a "Mortgage Note") having an aggregate principal balance on May 1, 1998 (the "Cut-off Date") of approximately $257,110,471. References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans or, as the case may be, the Mortgage Loans in the applicable Mortgage Group, as of the Cut-off Date, based on the outstanding principal balances of the Mortgage Loans as of the Cut-off Date, after giving effect to Monthly Payments (defined herein) due on or prior to the Cut-off Date, whether or not received. References to percentages of Mortgaged Properties (defined herein) refer, in each case, to the percentages of aggregate principal balances of the related Mortgage Loans (determined as described in the preceding sentence). The Mortgage Notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on single-family (one- to four-family) residential properties (the "Mortgaged Properties"). The Mortgaged Properties consist of individual dwelling units, individual condominium units, two- to four-family dwelling units, planned unit developments and townhouses. The Trust Fund includes, in addition to the Mortgage Pool, (i) the amounts held from time to time in one or more accounts (collectively, the "Accounts") maintained in the name of the Trustee pursuant to the Pooling and Servicing Agreement (the "Agreement") to be dated as of May 1, 1998 by and among HomeSide Mortgage Securities, Inc. (the "Seller"), HomeSide Lending, Inc., as servicer (in such capacity, the "Servicer") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), (ii) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure, (iii) all insurance policies and the proceeds thereof described below and (iv) certain rights to require repurchase of the Mortgage Loans by the Seller for breach of representation or warranty.

        The Seller will cause the Mortgage Loans to be assigned to the Trustee. The Servicer will service the Mortgage Loans either by itself or through other mortgage servicing institutions (the "Sub-servicers"), pursuant to the Agreement. With respect to those Mortgage Loans serviced by the Servicer through a Sub-servicer, the Servicer will remain liable for its servicing obligations under the Agreement as if the Servicer alone were servicing such Mortgage Loans.

REPRESENTATIONS AND WARRANTIES

        The Seller will make certain representations and warranties for the benefit of the Trustee with respect to the Mortgage Loans as described in the Prospectus under "The Mortgage Pools" and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans; Warranties" and "-- Repurchase or Substitution" and will be obligated to repurchase any Mortgage Loan as to which there is a material breach of any such representation or warranty. Such repurchase will constitute the sole remedy available to Certificateholders for a breach of such representations or warranties. The Trustee will enforce the repurchase obligations of the Seller. In lieu of such repurchase obligation, the Seller may, within two years after the date of initial delivery of the Certificates, substitute for the affected Mortgage Loans Substitute Mortgage Loans, as described under "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans; Warranties" and "-- Repurchase or Substitution" in the Prospectus.

MORTGAGE LOANS

        Certain data with respect to the Mortgage Loans are set forth below. The Mortgage Loans will be divided into two groups: "Mortgage Group One" and "Mortgage Group Two" (each, a "Mortgage Group"). Mortgage Group One, constituting approximately 81.89% of the Mortgage Loans, will consist of Mortgage Loans which had original terms to stated maturity of greater than 15 years, but not more than 30 years. Mortgage Group Two, constituting approximately 18.11% of the Mortgage Loans, will consist of Mortgage Loans which had original terms to stated maturity of up to 15 years.

        The weighted average number of months from and including the first Monthly Payment on the Group One Mortgage Loans and the Group Two Mortgage Loans to and including the Cut-off Date was approximately 2 months and 1 month, respectively. The Group One Mortgage Loans were originated between January 1995 and April 1998 and the Group Two Mortgage Loans were originated between March 1997 and April 1998.

        Monthly payments of principal and interest on the Mortgage Loans ("Monthly Payments") will be due on the first day of each month (each, a "Due Date").

        Approximately 11.96% and approximately 3.76%, respectively, of the Group One Mortgage Loans and the Group Two Mortgage Loans having original Loan-to-Value Ratios of greater than 80% are insured under Primary Mortgage Insurance Policies (as defined in the Prospectus). Not more than approximately 2.91% and approximately 2.60%, respectively, of the Group One Mortgage Loans and the Group Two Mortgage Loans are insured by any one Primary Mortgage Insurance Policy insurer. At the time of origination of the Mortgage Loans, each of the Primary Mortgage Insurance Policy insurers was approved by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"). See "Servicing of the Mortgage Loans -- Private Mortgage Insurance" in the Prospectus.

        All of the Mortgage Loans have FICO Scores. The weighted average FICO Score for the Mortgage Loans that were scored is 717 with respect to Mortgage Group One and 719 with respect to Mortgage Group Two. "FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but rather for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. Neither the Seller nor HomeSide Lending makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

        Additional data with respect to the Mortgage Loans are set forth in the following tables (totals may not sum to 100.00% due to rounding):

                                 MORTGAGE POOL

                                 MORTGAGE POOL
                               MORTGAGE RATES(1)

                                                                                        Percentage of
                                                                Aggregate              Mortgage Pool by
                                                            Principal Balance         Aggregate Principal
                                         Number of              as of the              Balance as of the
         Mortgage Rate                 Mortgage Loans         Cut-off Date               Cut-off Date
         -------------                 --------------         ------------               ------------
6.000 or less...................               3                 $1,112,297                    0.43%
6.501 to 7.000..................             127                 43,760,509                   17.02
7.001 to 7.500..................             397                131,603,598                   51.19
7.501 to 8.000..................             207                 69,256,678                   26.94
8.001 to 8.5000.................              31                 10,978,186                    4.27
9.001 to 9.5000.................               1                    399,204                    0.16
                                             ---               ------------                  ------
        Totals..................             766               $257,110,471                  100.00%
                                             ===               ============                  ======

---------------

(1) The interest rates (the "Mortgage Rates") borne by the Mortgage Loans as of the Cut-off Date ranged from 6.500% per annum to 9.500% per annum and the weighted average Mortgage Rate on the Mortgage Loans as of the Cut-off Date was approximately 7.401% per annum.

                                  MORTGAGE POOL
                            GEOGRAPHICAL DISTRIBUTION
                             OF MORTGAGED PROPERTIES

                                                                                                       Percentage of
                                                                                                     Mortgage Pool by
                                                                            Aggregate               Aggregate Principal
                                             Number of                  Principal Balance            Balance as of the
              State                        Mortgage Loans            as of the Cut-off Date            Cut-off Date
              -----                        --------------            ----------------------            ------------
Alabama..........................                  6                        $1,860,970                        0.72%
Arkansas.........................                 17                         5,671,649                        2.21
Arizona..........................                  6                         1,938,379                        0.75
California.......................                194                        67,602,647                       26.29
Colorado.........................                 13                         4,948,896                        1.92
Connecticut......................                  8                         2,512,084                        0.98
District of Columbia.............                  3                         1,415,768                        0.55
Florida..........................                135                        44,345,969                       17.25
Georgia..........................                 26                         7,663,346                        2.98
Hawaii...........................                  1                           499,629                        0.19
Idaho............................                  1                           434,000                        0.17
Iowa.............................                  1                           320,000                        0.12
Illinois.........................                 16                         4,959,570                        1.93
Indiana..........................                  5                         1,761,799                        0.69
Kansas...........................                  7                         2,117,219                        0.82
Kentucky.........................                  1                           329,166                        0.13
Maine............................                  5                         1,538,912                        0.60
Maryland.........................                 13                         3,873,171                        1.51
Massachusetts....................                 78                        28,388,622                       11.04
Michigan.........................                 12                         3,902,577                        1.52
Minnesota........................                  5                         1,747,222                        0.68
Mississippi......................                  2                           648,512                        0.25
Missouri.........................                 21                         6,809,507                        2.65
Nebraska.........................                 14                         4,830,611                        1.88
New Hampshire....................                  2                           483,367                        0.19
New Jersey.......................                 11                         3,483,457                        1.35
New Mexico.......................                  1                           241,212                        0.09
Nevada...........................                  1                           252,557                        0.10
New York.........................                 19                         5,759,900                        2.24
North Carolina...................                 12                         3,572,777                        1.39
North Dakota.....................                  1                           252,393                        0.10
Ohio.............................                 12                         3,582,108                        1.39
Oklahoma.........................                 17                         6,154,404                        2.39
Oregon...........................                  7                         2,046,385                        0.80
Pennsylvania.....................                  6                         1,907,218                        0.74
Rhode Island.....................                  9                         3,353,535                        1.30
South Carolina...................                  2                           622,354                        0.24

                                                                                                           Percentage of
                                                                                                         Mortgage Pool by
                                                                            Aggregate                   Aggregate Principal
                                             Number of                  Principal Balance                Balance as of the
              State                        Mortgage Loans            as of the Cut-off Date                Cut-off Date
              -----                        --------------            ----------------------                ------------
South Dakota.....................                  1                           253,443                          0.10
Tennessee........................                  5                         1,624,527                          0.63
Texas............................                 37                        11,559,011                          4.50
Utah.............................                  8                         3,114,990                          1.21
Virginia.........................                  5                         1,924,513                          0.75
Washington.......................                 11                         3,542,224                          1.38
West Virginia....................                  1                           249,810                          0.10
Wisconsin........................                  8                         3,010,063                          1.17
                                                 ---                      ------------                        ------
        Totals...................                766                      $257,110,471                        100.00%
                                                 ===                      ============                        ======





                                  MORTGAGE POOL
                          ORIGINAL PRINCIPAL BALANCE(2)

                                                                                          Percentage of
                                                              Aggregate                 Mortgage Pool by
                                                          Principal Balance            Aggregate Principal
           Original                     Number of             as of the                 Balance as of the
       Principal Balance              Mortgage Loans         Cut-off Date                 Cut-off Date
       -----------------              --------------         ------------                 ------------
$300,000 or less...............            386              $102,446,769                     39.85%
$300,001-$400,000..............            227                77,507,024                     30.15
$400,001-$500,000..............             96                43,032,681                     16.74
$500,001-$600,000..............             35                19,247,196                      7.49
$600,001-$700,000..............             17                10,911,348                      4.24
$700,001-$800,000..............              3                 2,314,758                      0.90
$800,001-$900,000..............              2                 1,650,696                      0.64
                                           ---              ------------                    ------
        Totals.................            766              $257,110,471                    100.00%
                                           ===              ============                    ======

---------------

(2) The average outstanding principal balance of the Mortgage Loans as of the Cut-off Date was approximately $335,653. The original principal balances of the Mortgage Loans ranged from $217,500 to $840,700.

                                  MORTGAGE POOL
                               YEAR OF ORIGINATION



                                                                                        Percentage of
                                                               Aggregate               Mortgage Pool by
                                                           Principal Balance         Aggregate Principal
         Year of                       Number of               as of the              Balance as of the
       Origination                   Mortgage Loans           Cut-off Date               Cut-off Date
       -----------                   --------------           ------------               ------------
1995......................                  1                  $    648,470                  0.25%
1996......................                  4                     1,537,188                  0.60
1997......................                 98                    29,121,597                 11.33
1998......................                663                   225,803,216                 87.82
                                          ---                  ------------               -------
        Total.............                766                  $257,110,471                100.00%
                                          ===                  ============                ======






                                  MORTGAGE POOL
                         ORIGINAL LOAN-TO-VALUE RATIO(3)



                                                                                              Percentage of
                                                                       Aggregate            Mortgage Pool by
             Original                                              Principal Balance       Aggregate Principal
           Loan-to-Value                       Number of               as of the            Balance as of the
               Ratio                        Mortgage Loans            Cut-off Date            Cut-off Date
               -----                        --------------            ------------            ------------
60.00% or less.....................               100                $ 36,852,754                  14.33%
60.01%-65.00%......................                49                  17,913,989                   6.97
65.01%-70.00%......................                72                  26,036,897                  10.13
70.01%-75.00%......................               158                  54,796,761                  21.31
75.01%-80.00%......................               290                  94,571,021                  36.78
80.01%-85.00%......................                 9                   2,557,187                   0.99
85.01%-90.00%......................                70                  19,780,180                   7.69
90.01%-95.00%......................                18                   4,601,682                   1.79
                                                 ----                ------------                 ------
        Totals.....................               766                $257,110,471                 100.00%
                                                  ===                ============                 ======

---------------

(3) The weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 72.43% as of the Cut-off Date.

                                                   MORTGAGE POOL
                                                   LOAN PURPOSE


                                                                        Aggregate                    Percentage of
                                                                        Principal                   Mortgage Pool by
                                                                         Balance                  Aggregate Principal
                                                   Number of            as of the                  Balance as of the
             Loan Purpose                        Mortgage Loans        Cut-off Date                   Cut-off Date
             ------------                        --------------        ------------                   ------------
Rate/Term Refinance....................                411              $140,571,469                     54.67%
Purchase...............................                258                82,849,473                     32.22
Cash-out Refinance.....................                 97                33,689,530                     13.10
                                                      ----              ------------                    ------
        Totals.........................                766              $257,110,471                    100.00%
                                                       ===              ============                    ======

                                  MORTGAGE POOL
                          TYPES OF MORTGAGED PROPERTIES


                                                                                                    Percentage of
                                                                                Aggregate          Mortgage Pool by
                                                                                Principal             Aggregate
                                                                                 Balance          Principal Balance
                                                       Number of                as of the             as of the
               Property Type                         Mortgage Loans            Cut-off Date          Cut-off Date
               -------------                         --------------            ------------          ------------
Single-family Residence....................                570                 $193,230,262              75.15%
Planned Unit Development...................                170                   54,403,513              21.16
Condominium................................                 19                    6,771,609               2.63
Two- to Four-Family Dwelling Unit..........                  4                    1,500,402               0.58
Townhouse/Rowhouse.........................                  3                    1,204,685               0.47
                                                           ---                 ------------             ------
        Totals.............................                766                 $257,110,471             100.00%
                                                           ===                 ============             ======

                                  MORTGAGE POOL
                                  OCCUPANCY(6)


                                                                                                     Percentage of
                                                                               Aggregate           Mortgage Pool by
                                                                           Principal Balance      Aggregate Principal
                                                     Number of                 as of the           Balance as of the
                Occupancy                         Mortgage Loans             Cut-off Date            Cut-off Date
                ---------                         --------------             ------------            ------------
Owner-occupied...........................               753                  $252,415,791                 98.17%
Second Home..............................                13                     4,694,680                  1.83
                                                        ---                  ------------                ------
        Totals...........................               766                  $257,110,471                100.00%
                                                        ===                  ============                ======

---------------

(6) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                                   MORTGAGE POOL
                                                LOAN DOCUMENTATION


                                                                          Aggregate                   Percentage of
                                                                          Principal                  Mortgage Pool by
                                                   Number of               Balance                 Aggregate Principal
                                                    Mortgage              as of the                 Balance as of the
           Loan Documentation                        Loans               Cut-off Date                  Cut-off Date
           ------------------                        -----               ------------                  ------------
Full/Alternative Documentation...........              745                $249,136,581                     96.90%
Limited Documentation....................               21                   7,973,890                      3.10
                                                       ---                ------------                    ------
        Totals...........................              766                $257,110,471                    100.00%
                                                       ===                ============                    ======


                               MORTGAGE GROUP ONE


                               MORTGAGE GROUP ONE
                                MORTGAGE RATES(1)


                                                                                       Percentage of
                                                               Aggregate              Mortgage Pool by
                                                           Principal Balance        Aggregate Principal
                                           Number of           as of the             Balance as of the
          Mortgage Rate                 Mortgage Loans       Cut-off Date               Cut-off Date
          -------------                 --------------       ------------               ------------
7.000% or less...................              49            $   17,838,137                  8.47%
7.001%-7.500%....................             345               113,494,553                 53.91
7.501%-8.000%....................             202                67,825,224                 32.22
8.001%-8.500%....................              31                10,978,186                  5.21
8.501%-9.000%....................               1                   399,204                  0.19
                                              ---            --------------                ------
        Totals...................             628              $210,535,303                100.00%
                                              ===              ============                ======

---------------

(1) The interest rates (the "Mortgage Rates") borne by the Mortgage Loans as of the Cut-off Date ranged from 6.750% per annum to 9.500% per annum and the weighted average Mortgage Rate on the Mortgage Loans as of the Cut-off Date was approximately 7.488% per annum.

                               MORTGAGE GROUP ONE
                            GEOGRAPHICAL DISTRIBUTION
                             OF MORTGAGED PROPERTIES


                                                                                                           Percentage of
                                                                                                        Mortgage Group One
                                                                            Aggregate                      by Aggregate
                                             Number of                  Principal Balance              Principal Balance as
              State                        Mortgage Loans            as of the Cut-off Date             of the Cut-off Date
              -----                        --------------            ----------------------             -------------------
Alabama..........................                  5                        $1,611,750                           0.77%
Arkansas.........................                  9                         2,941,600                           1.40
Arizona..........................                  6                         1,938,379                           0.92
California.......................                167                        58,704,101                          27.88
Colorado.........................                 11                         4,351,480                           2.07
Connecticut......................                  6                         1,785,134                           0.85
District of Columbia.............                  2                           827,392                           0.39
Florida..........................                111                        35,923,145                          17.06
Georgia..........................                 24                         6,989,147                           3.32
Hawaii...........................                  1                           499,629                           0.24
Iowa.............................                  1                           320,000                           0.15
Illinois.........................                 15                         4,701,198                           2.23
Indiana..........................                  5                         1,761,799                           0.84
Kansas...........................                  6                         1,861,793                           0.88
Kentucky.........................                  1                           329,166                           0.16
Maine............................                  4                         1,255,492                           0.60
Maryland.........................                 12                         3,613,983                           1.72
Massachusetts....................                 52                        19,161,423                           9.10
Michigan.........................                 11                         3,626,160                           1.72
Minnesota........................                  5                         1,747,222                           0.83
Mississippi......................                  2                           648,512                           0.31
Missouri.........................                 13                         4,172,254                           1.98
Nebraska.........................                 12                         4,274,399                           2.03
New Hampshire....................                  2                           483,367                           0.23
New Jersey.......................                 10                         3,184,363                           1.51
New Mexico.......................                  1                           241,212                           0.11
Nevada...........................                  1                           252,557                           0.12
New York.........................                 18                         5,516,501                           2.62
North Carolina...................                 11                         3,332,778                           1.58
Ohio.............................                 12                         3,582,108                           1.70
Oklahoma.........................                 14                         5,134,428                           2.44
Oregon...........................                  7                         2,046,385                           0.97
Pennsylvania.....................                  5                         1,475,362                           0.70
Rhode Island.....................                  5                         1,850,425                           0.88
South Carolina...................                  2                           622,354                           0.30
South Dakota.....................                  1                           253,443                           0.12

                                                                                                           Percentage of
                                                                                                        Mortgage Group One
                                                                            Aggregate                      by Aggregate
                                             Number of                  Principal Balance              Principal Balance as
              State                        Mortgage Loans            as of the Cut-off Date             of the Cut-off Date
              -----                        --------------            ----------------------             -------------------
Tennessee........................                  3                           893,086                          0.42
Texas............................                 25                         7,992,376                          3.80
Utah.............................                  7                         2,867,490                          1.36
Virginia.........................                  5                         1,924,513                          0.91
Washington.......................                 10                         3,145,224                          1.49
West Virginia....................                  1                           249,810                          0.12
Wisconsin........................                  7                         2,442,363                          1.16
                                                 ---                      ------------                        ------
        Totals...................                628                      $210,535,303                        100.00%
                                                 ===                      ============                        ======

                               MORTGAGE GROUP ONE
                         ORIGINAL PRINCIPAL BALANCE(2)

                                                                                           Percentage of
                                                               Aggregate                 Mortgage Pool by
                                                           Principal Balance            Aggregate Principal
           Original                     Number of              as of the                 Balance as of the
       Principal Balance              Mortgage Loans          Cut-off Date                 Cut-off Date
       -----------------              --------------          ------------                 ------------
$300,000 or less...............              326              $ 86,373,474                     41.03%
$300,001-$400,000..............              178                61,075,535                     29.01
$400,001-$500,000..............               76                34,100,878                     16.20
$500,001-$600,000..............               28                15,404,536                      7.32
$600,001-$700,000..............               15                 9,615,426                      4.57
$700,001-$800,000..............                3                 2,314,758                      1.10
$800,001-$900,000..............                2                 1,650,696                      0.78
                                             ---              ------------                    ------
        Totals.................              628              $210,535,303                    100.00%
                                             ===              ============                    ======

---------------

(2) The average outstanding principal balance of the Mortgage Loans as of the Cut-off Date was approximately $335,247. The original principal balances of the Mortgage Loans ranged from $217,500 to $840,700.

                               MORTGAGE GROUP ONE
                               YEAR OF ORIGINATION


                                                                                            Percentage of
                                                                Aggregate               Mortgage Group One by
                                                            Principal Balance            Aggregate Principal
         Year of                       Number of                as of the                 Balance as of the
       Origination                   Mortgage Loans            Cut-off Date                  Cut-off Date
       -----------                   --------------            ------------                  ------------
1995......................                   1                  $    648,470                        0.31%
1996......................                   4                     1,537,188                        0.73
1997......................                  97                    28,836,570                       13.70
1998......................                 526                   179,513,075                       85.27
                                           ---                  ------------                      ------
        Totals............                 628                  $210,535,303                      100.00%
                                           ===                  ============                      ======


                               MORTGAGE GROUP ONE
                         ORIGINAL LOAN-TO-VALUE RATIO(3)


                                                                         Aggregate                   Percentage of
                                                                         Principal                  Mortgage Group
                                                                          Balance                  One by Aggregate
              Original                           Number of               as of the               Principal Balance as
         Loan-to-Value Ratio                  Mortgage Loans            Cut-off Date              of the Cut-off Date
         -------------------                  --------------            ------------              -------------------
60.00% or less.......................                 62                $ 22,815,538                     10.84%
60.01%-65.00%........................                 37                  14,049,033                      6.67
65.01%-70.00%........................                 56                  20,479,610                      9.73
70.01%-75.00%........................                124                  42,976,010                     20.41
75.01%-80.00%........................                258                  85,027,613                     40.39
80.01%-85.00%........................                  9                   2,557,187                      1.21
85.01%-90.00%........................                 64                  18,028,631                      8.56
90.01%-95.00%........................                 18                   4,601,682                      2.19
                                                     ---                ------------                    ------
        Totals.......................                628                $210,535,303                    100.00%
                                                     ===                ============                    ======

---------------

(3) The weighted average original Loan-to-Value Ratio of the Group One Mortgage Loans was approximately 73.82% as of the Cut-off Date.

                               MORTGAGE GROUP ONE
                                  LOAN PURPOSE


                                                                          Aggregate                    Percentage of
                                                                          Principal                  Mortgage Group One
                                                                           Balance                      by Aggregate
                                                   Number of              as of the                 Principal Balance as
             Loan Purpose                        Mortgage Loans          Cut-off Date               of the Cut-off Date
             ------------                        --------------          ------------               -------------------
Rate/Term Refinance....................               316                $108,311,546                       51.45%
Purchase...............................               241                  77,864,064                       36.98
Cash-out Refinance.....................                71                  24,359,693                       11.57
                                                      ---                ------------                      ------
        Totals.........................               628                $210,535,303                      100.00%
                                                      ===                ============                      ======

                               MORTGAGE GROUP ONE
                         TYPES OF MORTGAGED PROPERTIES


                                                                                                              Percentage of
                                                                                Aggregate                  Mortgage Group
                                                                                Principal                 One by Aggregate
                                                                                 Balance                 Principal Balance
                                                       Number of                as of the                    as of the
               Property Type                         Mortgage Loans            Cut-off Date                 Cut-off Date
               -------------                         --------------            ------------                 ------------
Single-Family Residence....................                466                 $158,269,193                      75.17%
Planned Unit Development...................                140                   44,171,052                      20.98
Condominium................................                 19                    6,771,609                       3.22
Two- to Four-Family Dwelling Unit..........                  2                      813,809                       0.39
Townhouse/Rowhouse.........................                  1                      509,640                       0.24
                                                           ---                 ------------                     ------
        Totals.............................                628                 $210,535,303                     100.00%
                                                           ===                 ============                     ======


                               MORTGAGE GROUP ONE
                                  OCCUPANCY(6)


                                                                                                          Percentage of
                                                                              Aggregate                   Mortgage Group
                                                                          Principal Balance              One by Aggregate
                                                     Number of                as of the                Principal Balance as
                Occupancy                         Mortgage Loans            Cut-off Date                of the Cut-off Date
                ---------                         --------------            ------------                -------------------
Owner-occupied...........................                616                 $206,181,567                      97.93%
Second Home..............................                 12                    4,353,736                       2.07
                                                        ----                 ------------                     ------
        Totals...........................                628                 $210,535,303                     100.00%
                                                         ===                 ============                     ======

---------------

(6) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                               MORTGAGE GROUP ONE
                               LOAN DOCUMENTATION


                                                                         Aggregate                   Percentage of
                                                                         Principal                   Mortgage Group
                                                   Number of              Balance                   One by Aggregate
                                                    Mortgage             as of the                Principal Balance as
           Loan Documentation                        Loans              Cut-off Date              of the Cut-off Date
           ------------------                        -----              ------------              -------------------
Full/Alternative Documentation...........             614                $205,274,785                      97.50%
Limited Documentation....................              14                   5,260,517                       2.50
                                                      ---                ------------                     ------
        Totals...........................             628                $210,535,303                     100.00%
                                                      ===                ============                     ======

                               MORTGAGE GROUP TWO

                               MORTGAGE GROUP TWO
                               MORTGAGE RATES(1)


                                                                                            Percentage of
                                                                   Aggregate             Mortgage Group Two
                                                               Principal Balance       by Aggregate Principal
                                         Number of                 as of the           Balance as of the Cut-
         Mortgage Rate                 Mortgage Loans            Cut-off Date                 off Date
         -------------                 --------------            ------------                 --------
6.500% or less..................                3               $  1,112,297                     2.39%
6.501%-7.000%...................               78                 25,922,372                    55.66
7.001%-7.500%...................               52                 18,109,046                    38.88
7.501%-8.000%...................                5                  1,431,453                     3.07
                                             ----                -----------                   ------
        Totals..................              138                $46,575,168                   100.00%
                                              ===                ===========                   ======

---------------

(1) The Mortgage Rates borne by the Group Two Mortgage Loans as of the Cut-off Date ranged from 6.500% per annum to 7.875% per annum and the weighted average Mortgage Rate on the Group Two Mortgage Loans as of the Cut-off Date was approximately 7.010% per annum.

                               MORTGAGE GROUP TWO
                            GEOGRAPHICAL DISTRIBUTION
                             OF MORTGAGED PROPERTIES


                                                                                                           Percentage of
                                                                                                          Mortgage Group
                                                                            Aggregate                    Two by Aggregate
                                             Number of                  Principal Balance              Principal Balance as
              State                        Mortgage Loans            as of the Cut-off Date             of the Cut-off Date
              -----                        --------------            ----------------------             -------------------
Alabama..........................                  1                           249,220                           0.54%
Arkansas.........................                  8                         2,730,049                           5.86
California.......................                 27                         8,898,546                          19.11
Colorado.........................                  2                           597,416                           1.28
Connecticut......................                  2                           726,950                           1.56
District of Columbia.............                  1                           588,376                           1.26
Florida..........................                 24                         8,422,824                          18.08
Georgia..........................                  2                           674,199                           1.45
Idaho............................                  1                           434,000                           0.93
Illinois.........................                  1                           258,372                           0.55
Kansas...........................                  1                           255,426                           0.55
Maine............................                  1                           283,421                           0.61
Maryland.........................                  1                           259,189                           0.56
Massachusetts....................                 26                         9,227,198                          19.81
Michigan.........................                  1                           276,417                           0.59
Missouri.........................                  8                         2,637,253                           5.66
Nebraska.........................                  2                           556,212                           1.19
New Jersey.......................                  1                           299,094                           0.64
New York.........................                  1                           243,399                           0.52
North Carolina...................                  1                           239,999                           0.52
North Dakota.....................                  1                           252,393                           0.54
Oklahoma.........................                  3                         1,019,976                           2.19
Pennsylvania.....................                  1                           431,856                           0.93
Rhode Island.....................                  4                         1,503,110                           3.23
Tennessee........................                  2                           731,440                           1.57
Texas............................                 12                         3,566,635                           7.66
Utah.............................                  1                           247,500                           0.53
Washington.......................                  1                           397,000                           0.85
Wisconsin........................                  1                           567,700                           1.22
                                                 ---                    --------------                         ------
        Totals...................                138                       $46,575,168                         100.00%
                                                 ===                       ===========                         ======

                               MORTGAGE GROUP TWO
                         ORIGINAL PRINCIPAL BALANCE(2)


                                                                                             Percentage of
                                                                 Aggregate               Mortgage Group Two by
                                                             Principal Balance            Aggregate Principal
           Original                     Number of                as of the                 Balance as of the
       Principal Balance              Mortgage Loans            Cut-off Date                 Cut-off Date
       -----------------              --------------            ------------                 ------------
$300,000 or less...............              60                 $16,073,295                       34.51%
$300,001-$400,000..............              49                  16,431,489                       35.28
$400,001-$500,000..............              20                   8,931,803                       19.18
$500,001-$600,000..............               7                   3,842,659                        8.25
$600,001-$700,000..............               2                   1,295,922                        2.78
                                            ---                 -----------                      ------
        Totals.................             138                 $46,575,168                      100.00%
                                            ===                 ===========                      ======

---------------

(2) The average outstanding principal balance of the Group Two Mortgage Loans as of the Cut-off Date was approximately $337,501. The original principal balances of the Group Two Mortgage Loans ranged from $234,700 to $690.000.


                               MORTGAGE GROUP TWO
                              YEAR OF ORIGINATION

                                                                                  Percentage of
                                                               Aggregate      Mortgage Group Two by
                                                           Principal Balance   Aggregate Principal
         Year of                       Number of               as of the        Balance as of the
       Origination                   Mortgage Loans           Cut-off Date         Cut-off Date
       -----------                   --------------           ------------         ------------
1997......................                  1                   $   285,027              0.61%
1998......................                137                    46,290,141             99.39
                                          ---                   -----------             ------
        Total.............                138                   $46,575,168             100.00%
                                          ===                   ===========             ======

                                                MORTGAGE GROUP TWO
                                          ORIGINAL LOAN-TO-VALUE RATIO(3)


                                                                                                    Percentage of
                                                                       Aggregate                   Mortgage Group
                                                                   Principal Balance              Two by Aggregate
              Original                           Number of             as of the                Principal Balance as
         Loan-to-Value Ratio                  Mortgage Loans         Cut-off Date                of the Cut-off Date
         -------------------                  --------------         ------------                -------------------
60.00% or less.......................               38                  $14,037,216                       30.14%
60.01%-65.00%........................               12                    3,864,956                        8.30
65.01%-70.00%........................               16                    5,557,287                       11.93
70.01%-75.00%........................               34                   11,820,751                       25.38
75.01%-80.00%........................               32                    9,543,408                       20.49
85.01%-90.00%........................                6                    1,751,549                        3.76
                                                   ---                -------------                      ------
        Totals.......................              138                  $46,575,168                      100.00%
                                                   ===                  ===========                      ======

---------------

(3) The weighted average original Loan-to-Value Ratio of the Group Two Mortgage Loans was approximately 66.12% as of the Cut-off Date.


                                                MORTGAGE GROUP TWO
                                                   LOAN PURPOSE


                                                                     Aggregate                    Percentage of
                                                                     Principal                 Mortgage Group Two
                                                                      Balance                     by Aggregate
                                              Number of              as of the                Principal Balance as
          Loan Purpose                      Mortgage Loans          Cut-off Date               of the Cut-off Date
          ------------                      --------------          ------------               -------------------
Rate/Term Refinance..............                  95                 $32,259,922                     69.26%
Cash-out Refinance...............                  26                   9,329,837                     20.03
Purchase.........................                  17                   4,985,408                     10.70
                                                  ---                 -----------                    ------
        Totals...................                 138                 $46,575,168                    100.00%
                                                  ===                 ===========                    ======

                               MORTGAGE GROUP TWO
                         TYPES OF MORTGAGED PROPERTIES

                                                                                                          Percentage of
                                                                               Aggregate                  Mortgage Group
                                                                               Principal                 Two by Aggregate
                                                                                Balance                 Principal Balance
                                                       Number of               as of the                    as of the
               Property Type                         Mortgage Loans           Cut-off Date                 Cut-off Date
               -------------                         --------------           ------------                 ------------
Single-Family Residence....................                104                  $34,961,068                     75.06%
Planned Unit Development...................                 30                   10,232,461                     21.97
Townhouse/Rowhouse.........................                  2                      695,045                      1.49
Two- to Four-Family .......................                  2                      686,593                      1.47
                                                           ---                  -----------                    ------
        Totals.............................                138                  $46,575,168                    100.00%
                                                           ===                  ===========                    ======

                               MORTGAGE GROUP TWO
                                  OCCUPANCY(6)

                                                                                                         Percentage of
                                                                             Aggregate                   Mortgage Group
                                                                         Principal Balance              Two by Aggregate
                                                     Number of               as of the                Principal Balance as
                Occupancy                         Mortgage Loans           Cut-off Date                of the Cut-off Date
                ---------                         --------------           ------------                -------------------
Primary..................................               137                  $46,234,224                       99.27%
Second Home..............................                 1                      340,944                        0.73
                                                        ---                  -----------                      ------
        Totals...........................               138                  $46,575,168                      100.00%
                                                        ===                  ===========                      ======

---------------

(6) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                               MORTGAGE GROUP TWO
                               LOAN DOCUMENTATION

                                                                           Aggregate                   Percentage of
                                                                           Principal                   Mortgage Group
                                                   Number of                Balance                   Two by Aggregate
                                                    Mortgage               as of the                Principal Balance as
           Loan Documentation                        Loans                Cut-off Date              of the Cut-off Date
           ------------------                        -----                ------------              -------------------
Full/Alternative Documentation...........              131                 $43,861,796                        94.17%
Limited Documentation....................                7                   2,713,372                         5.83
                                                       ---                 -----------                       ------
        Totals...........................              138                 $46,675,168                       100.00%
                                                       ===                 ===========                       ======


         At the date of issuance of the Certificates, no Mortgage Loan will be delinquent more than 30 days or will have had more than one delinquency in excess of 30 days as to any Monthly Payment during the preceding twelve months.

         With respect to either Mortgage Group, no zip code area contains greater than approximately 1.11% of the related Mortgaged Properties.

         A Standard Hazard Insurance Policy is required to be maintained by the Mortgagor with respect to each Mortgage Loan in an amount equal to the maximum insurable value of the improvements securing such Mortgage Loan or the principal balance of such Mortgage Loan, whichever is less. See "Servicing of the Mortgage Loans -- Hazard Insurance" in the Prospectus. No Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Insurance will be maintained with respect to the Mortgage Pool, nor will any Mortgage Loan be insured by the FHA or guaranteed by the VA.

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as presently constituted. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool if the Seller deems such removal necessary or appropriate. Other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Seller believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The rate of principal payments on the Offered Certificates (other than the Class IA-X and Class IIA-X Certificates), the aggregate amount of each interest payment on the Offered Certificates and the yield to maturity of such Certificates are related to the rate and timing of payments of principal on the underlying Mortgage Loans (or, with respect to the Class IA and Class IIA Certificates, on the underlying Mortgage Loans in the related Mortgage Group). The principal payments on such Mortgage Loans may be in the form of scheduled principal payments or prepayments (for this purpose, the term "prepayment" includes prepayments in full, curtailments and liquidations due to default, casualty, condemnation and the like, as well as repurchases by a mortgage loan seller). Any such prepayments will result in distributions to holders of Certificates ("Certificateholders") of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. In addition, because for at least nine years after the issuance of the Certificates, the Class IA and Class IIA Certificateholders (other than the Class IA-5, Class IIA-P, Class IA-X and Class IIA-X Certificateholders) will be entitled to receive a percentage of certain amounts, including principal prepayments, which is greater than their proportionate interest in the related Mortgage Group, the rate of principal prepayments on the Mortgage Loans in the related Mortgage Group will have a greater effect on the rate of principal payments and the amount of interest payments on, and the yield to maturity of, such Certificates than if such Certificateholders were entitled only to their proportionate interest in such amounts. See "Description of the Certificates -- Distributions of Principal and Interest." In general, the prepayment rate may be influenced by a number of factors, including general economic conditions and homeowner mobility. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans as to which there has been a material breach of a representation or warranty or defect in documentation, or by a purchase by the Servicer of certain Mortgage Loans modified at the request of a Mortgagor (including Mortgagors with respect to which the Servicer has solicited such a request), or by the exercise by the Servicer of its right to purchase a defaulted Mortgage Loan. See "The Mortgage Pool -- General" and "The Pooling and Servicing Agreement -- Optional Termination." In such event, the repurchase price will be passed through to the Certificateholders as a prepayment of principal in the month following the month of such repurchase.

         The rate of prepayments with respect to mortgage loans on one- to four-family residences has fluctuated significantly in recent years. The Seller believes that in a fluctuating interest rate environment a predominant factor affecting the prepayment rate on a large pool of mortgage loans is the difference between the interest rates on the mortgage loans (giving consideration to the cost of any refinancing) and prevailing mortgage rates. In general, if mortgage interest rates were to fall below the interest rates on the Mortgage Loans, the rate of prepayment would be expected to increase. Conversely, in general, if mortgage interest rates were to rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. Additionally, in general, mortgage loans having relatively high principal balances and/or relatively low loan-to-value ratios may be more likely to prepay than mortgage loans having relatively low principal balances and/or relatively high loan-to-value ratios. Therefore, if a mortgage pool consists of mortgage loans which generally have relatively high principal balances and relatively low loan-to-value ratios, the rate of prepayments with respect to such mortgage pool could be higher than would otherwise be the case. In addition, prepayments generally will also result from home sales by mortgagors and from foreclosures due to defaults on mortgage loans. There is no historical prepayment data available for the Mortgage Pool, and comparable data is not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by GNMA, FNMA or FHLMC may not be comparable to prepayments expected to be experienced by the Mortgage Pool, because the Mortgage Loans have characteristics which differ from mortgage loans underlying pass-through certificates issued by GNMA, FNMA and FHLMC.

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to an investor in the Offered Certificates, even if the average rate of principal payments is consistent with an investor's expectations. Because the rate of distribution of principal of the Certificates will be directly related to the actual amortization (including prepayments) of the Mortgage Loans in the related Mortgage Group (or, in the case of the Class M and Offered Class B Certificates, of the Mortgage Loans in both Mortgage Groups), which may include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the distributions of the Offered Certificates are likely to differ from those reflected in the following tables, even if all the Mortgage Loans in the related Mortgage Group (or, in the case of the Class M and Offered Class B Certificates, of the Mortgage Loans in both Mortgage Groups) prepay at the indicated percentages of the Prepayment Model (defined below). In addition, it is not likely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. In general, the earlier a payment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, if principal payments occur at a rate higher (or lower) than the rate anticipated by an investor in the Offered Certificates during the period immediately following the issuance of the Certificates, the effect on such investor's yield will not be equally offset by a subsequent like reduction (or increase) in the rate of principal payments. If an Offered Certificate is offered at a discount from its original principal amount and if the purchaser of such Offered Certificate calculates its yield to maturity based on a faster assumed rate of payment of principal than that actually received on such Certificate, its actual yield to maturity will be lower than that so calculated. Conversely, if an Offered Certificate is offered at a premium to its original principal amount, and if the purchaser of such Offered Certificate calculates its yield to maturity based on a slower assumed rate of payment of principal than that actually received on such Certificate, its actual yield to maturity will be lower than that so calculated and, under certain circumstances, such a purchaser may fail to recoup its initial investment. No assurances can be given as to the rate of payments on the Mortgage Loans in either Mortgage Group.

         Principal distributions on the Class IA-2, Class IA-6 and Class IA-7 Certificates (the "PACs") on any Distribution Date are generally payable based on the respective Planned Principal Balances set forth in Appendix A. The Planned Principal Balances for each of the PACs were determined assuming that the prepayment rate of the Group One Mortgage Loans occur each month at a constant level between approximately 100% and 500% of the Prepayment Model. However, as discussed herein, actual principal distributions may deviate from the described amounts because the actual prepayment rate of the Group One Mortgage Loans each month may not occur at a constant level between approximately 100% and 500% of the Prepayment Model.

         Principal distributions on Class IA-1 Component Three and the Class IA-3 Certificates (the "TACs") are generally payable based on the Targeted Principal Balances set forth in Appendix A. The Targeted Principal Balances for the TACs were determined assuming that the prepayment rate of the Group One Mortgage Loans occur each month at a constant level of 250% of the Prepayment Model. However, as discussed herein, actual principal distributions may deviate from the described amounts because the actual prepayment rate of the Group One Mortgage Loans each month may not occur or remain constant at such percentage of the Prepayment Model. If the principal balance of the Class IA-4 Certificates is reduced to zero before the principal balances of the TACs are reduced to zero, the weighted average lives of the TACs will become significantly more sensitive to changes in the prepayment rate of the Group One Mortgage Loans.

         Principal prepayments on the Group One Mortgage Loans and other unscheduled payments of principal may result in principal available for distribution on a Distribution Date to the PACs and the TACs in an amount greater than the amount necessary to reduce the applicable principal balance of the PACs and the TACs to their scheduled amounts. Such excess principal after payment of the PACs and the TACs to their scheduled amounts will be distributed to the Class IA-4 Certificates until the principal balance of such Class has been reduced to zero. Accordingly, the rate of payments on the Group One Mortgage Loans is expected to have a greater effect on the weighted average life of the Class IA-4 Certificates, and under certain scenarios the TACs, than on the weighted average life of the PACs. If the rate of the Principal Prepayments and other unscheduled payments of principal with respect to the Group One Mortgage Loans causes the principal available for distribution on the Non-PO Class IA Certificates on any Distribution Date to be less than the amounts necessary to reduce the principal balances of each of the PACs to their respective Planned Principal Balance, the TACs will not receive any distributions of principal, and if the principal available for distribution to the TACs is less than the amount necessary to reduce the principal balances of the TACs to their respective Targeted Principal Balances, the Class IA-4 Certificates will not receive any distributions of principal.

         Investors in the Class IA-5 Certificates should be aware that because the Class IA-5 Certificates are not expected to receive any distributions of payments of principal prior to the Distribution Date occurring in June 2003 and until the Distribution Date occurring in June 2007 are expected to receive a disproportionately small portion of principal prepayments (unless the principal balances of the Non-PO Class IA Certificates (other than the Class IA-5 Certificates) have been reduced to zero), the weighted average life of the Class IA-5 Certificates will be longer than would otherwise be the case, and the effect on the market value of the Class IA-5 Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Class A Certificates entitled to such distributions.

         IF THE AGGREGATE PRINCIPAL BALANCE OF THE NON-OFFERED CLASS B CERTIFICATES IS REDUCED TO ZERO, THE YIELD TO MATURITY ON THE CLASS B-2 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO LOSSES ON THE MORTGAGE LOANS (AND THE TIMING THEREOF), BECAUSE THE ENTIRE AMOUNT OF ANY SUCH LOSSES (OTHER THAN EXCESS LOSSES) WHICH OCCUR AFTER THE AGGREGATE PRINCIPAL BALANCE OF THE NON-OFFERED CLASS B CERTIFICATES HAS BEEN REDUCED TO ZERO WILL BE ALLOCABLE TO THE CLASS B-2 CERTIFICATES, AS DESCRIBED HEREIN. IF THE AGGREGATE PRINCIPAL BALANCE OF THE CLASS B-2 CERTIFICATES AND THE NON-OFFERED CLASS B CERTIFICATES IS REDUCED TO ZERO, THE YIELD TO MATURITY ON THE CLASS B-1 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO LOSSES ON THE MORTGAGE LOANS AND THE TIMING THEREOF BECAUSE THE ENTIRE AMOUNT OF ANY SUCH LOSSES (OTHER THAN EXCESS LOSSES) WHICH OCCUR AFTER THE AGGREGATE PRINCIPAL BALANCE OF THE CLASS B-2 CERTIFICATES AND THE NON-OFFERED CLASS B CERTIFICATES HAS BEEN REDUCED TO ZERO WILL BE ALLOCABLE TO THE CLASS B-1 CERTIFICATES, AS DESCRIBED HEREIN. IF THE AGGREGATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES IS REDUCED TO ZERO, THE YIELD TO MATURITY ON THE CLASS M CERTIFICATES WILL BE EXTREMELY SENSITIVE TO LOSSES ON THE MORTGAGE LOANS AND THE TIMING THEREOF BECAUSE THE ENTIRE AMOUNT OF ANY SUCH LOSSES (OTHER THAN EXCESS LOSSES) WHICH OCCUR AFTER THE AGGREGATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES HAS BEEN REDUCED TO ZERO WILL BE ALLOCABLE TO THE CLASS M CERTIFICATES, AS DESCRIBED HEREIN. IN ADDITION, AS DESCRIBED HEREIN, FOR AT LEAST NINE YEARS AFTER THE ISSUANCE OF THE CERTIFICATES OR SUCH LESSER TIME AS THE

CLASS A CERTIFICATES ARE OUTSTANDING, EACH CLASS OF SUBORDINATED CERTIFICATES (DEFINED HEREIN), AS WELL AS THE CLASS IA-5 CERTIFICATES, WILL BE ENTITLED TO RECEIVE A PERCENTAGE OF CERTAIN AMOUNTS, INCLUDING PRINCIPAL PREPAYMENTS, WHICH IS GENERALLY LESS THAN THEIR PROPORTIONATE INTEREST IN THE TRUST FUND. SEE "DESCRIPTION OF THE CERTIFICATES -- SUBORDINATED CERTIFICATES AND SHIFTING INTERESTS."

         No assurance can be given as to the rate or timing of principal payments or prepayments on the Mortgage Loans. In addition, it is unlikely that prepayments on the Mortgage Loans will occur at a constant rate even if the average prepayment experience equals the indicated levels of the Prepayment Model.

         In the event of acceleration of Mortgage Loans as a result of enforcement of "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties, the level of prepayments on the respective Mortgage Loans will be increased, thereby shortening the weighted average lives of the Offered Certificates. See "Yield, Maturity and Weighted Average Life Considerations" in the Prospectus.

         The yield to holders of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased and the amount of and rate at which principal, including both scheduled and unscheduled payments thereof, is paid to the respective Certificateholders.

         The yield to Offered Certificateholders (other than the Class IIA-P Certificateholders) will be reduced by lags between the time interest income accrues to Certificateholders and the time the related interest income is received by Certificateholders. In addition, the yield to Certificateholders (other than the Class IIA-P Certificateholders) may be reduced as a result of Prepayment Interest Shortfalls (defined herein) to the extent described herein. See "The Pooling and Servicing Agreement -- Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans."

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Model") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A prepayment assumption of 100% of the Prepayment Model assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Model assumes a constant prepayment rate of 6.0% per annum. The tables set forth below are based on the assumption that the Mortgage Loans prepay at the indicated percentages of the Prepayment Model. Neither the Prepayment Model nor any other prepayment model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool.

         The tables set forth below have been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Trust Fund and the respective expected initial principal balances of the Offered Certificates. For purposes of preparation of the tables, it has been assumed that the Mortgage Loans included in the Mortgage Pool on the Closing Date have the actual characteristics of the Mortgage Loans described herein and that (i) scheduled payments on all Mortgage Loans are received on the first day of each month beginning June 1, 1998, (ii) any principal prepayments on the Mortgage Loans are received on the last day of each month beginning in May 1998 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Mortgage Loans, (iv) optional termination of the Trust Fund does not occur, (v) there are no partial prepayments on the Mortgage Loans and prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Mortgage Loans prepay at the indicated constant percentages of the Prepayment Model, (vii) the date of issuance for the Certificates is May 29, 1998, (viii) cash distributions are received by the Certificateholders on the 25th day of each month when due, (ix) the scheduled monthly payment for each Mortgage Loan is computed based upon its outstanding balance, Mortgage Rate and remaining term to maturity such that each Mortgage Loan will amortize in amounts sufficient to repay the remaining balance of such Mortgage Loan by its remaining term to maturity and (x) the Trust Fund is charged a total of 0.26% per annum in Servicing Fees and Trustee Fees. The assumptions set forth in this paragraph are referred to herein as the "Modeling Assumptions."

         Any discrepancy between the characteristics of the Mortgage Loans actually included in the Trust Fund and the characteristics of the Mortgage Loans expected to be so included may affect the percentages of the original principal balance outstanding set forth in the tables and the weighted average lives of the Offered Certificates. In addition, to the extent that the Mortgage Loans that actually are included in the Trust Fund have characteristics that differ from those assumed in preparing the following tables, the outstanding principal balance of any Offered Certificate will likely be reduced to zero earlier or later than indicated by the tables.

         Variations in actual prepayment experience and the principal balances of Mortgage Loans that prepay may increase or decrease the percentages of the original principal balances outstanding and the weighted average lives shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals the indicated levels of the Prepayment Model. There is no assurance that the Mortgage Loans will prepay at any constant level of the Prepayment Model.

         Based on the foregoing assumptions, the following tables indicate the weighted average life of each Class of Offered Certificates and set forth the percentages of the original principal balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Model.

NO ASSURANCE CAN BE GIVEN AS TO THE RATE OR TIMING OF PRINCIPAL PAYMENTS OR PREPAYMENTS ON ANY OF THE MORTGAGE LOANS.

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW


                                             CLASS IA-2                                              CLASS IA-3
                            ---------------------------------------------           ---------------------------------------------
DISTRIBUTION DATE             0%       100%      250%      350%      500%             0%       100%      250%      350%      500%
                              --       ----      ----      ----      ----             --       ----      ----      ----      ----
Initial..................   100        100       100       100       100            100        100       100       100       100
May 25, 1999.............   100        100       100       100       100             91         85        77        77        71
May 25, 2000.............    99         93        93        93        93             81         64        37        31        11
May 25, 2001.............    83          0         0         0         0             73         56         8         0         0
May 25, 2002.............    66          0         0         0         0             65         48         0         0         0
May 25, 2003.............    48          0         0         0         0             57         40         0         0         0
May 25, 2004.............    30          0         0         0         0             48         31         0         0         0
May 25, 2005.............    11          0         0         0         0             38         17         0         0         0
May 25, 2006.............     0          0         0         0         0             27          0         0         0         0
May 25, 2007.............     0          0         0         0         0             16          0         0         0         0
May 25, 2008.............     0          0         0         0         0              4          0         0         0         0
May 25, 2009.............     0          0         0         0         0              0          0         0         0         0
May 25, 2010.............     0          0         0         0         0              0          0         0         0         0
May 25, 2011.............     0          0         0         0         0              0          0         0         0         0
May 25, 2012.............     0          0         0         0         0              0          0         0         0         0
May 25, 2013.............     0          0         0         0         0              0          0         0         0         0
May 25, 2014.............     0          0         0         0         0              0          0         0         0         0
May 25, 2015.............     0          0         0         0         0              0          0         0         0         0
May 25, 2016.............     0          0         0         0         0              0          0         0         0         0
May 25, 2017.............     0          0         0         0         0              0          0         0         0         0
May 25, 2018.............     0          0         0         0         0              0          0         0         0         0
May 25, 2019.............     0          0         0         0         0              0          0         0         0         0
May 25, 2020.............     0          0         0         0         0              0          0         0         0         0
May 25, 2021.............     0          0         0         0         0              0          0         0         0         0
May 25, 2022.............     0          0         0         0         0              0          0         0         0         0
May 25, 2023.............     0          0         0         0         0              0          0         0         0         0
May 25, 2024.............     0          0         0         0         0              0          0         0         0         0
May 25, 2025.............     0          0         0         0         0              0          0         0         0         0
May 25, 2026.............     0          0         0         0         0              0          0         0         0         0
May 25, 2027.............     0          0         0         0         0              0          0         0         0         0
May 25, 2028.............     0          0         0         0         0              0          0         0         0         0
May 25, 2029.............     0          0         0         0         0              0          0         0         0         0
Weighted Average Life in
years(1).................   4.9        2.5       2.5       2.5       2.5            5.5        4.0       1.7       1.6       1.4

---------------
(1) The weighted average lives of the Offered Certificates as shown above are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and
     (iii) dividing the sum by the total principal distribution on such Certificates.

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW


                                         CLASS IA-4                                              CLASS IA-5
                            ---------------------------------------------           ---------------------------------------------
DISTRIBUTION DATE            0%      100%      250%      350%        500%            0%      100%      250%      350%       500%
                             --      ----      ----      ----        ----            --      ----      ----      ----       ----
Initial..................  100       100       100       100         100           100       100       100       100        100
May 25, 1999.............  107       107       107        16           0           100       100       100       100        100
May 25, 2000.............  115       115       115         0           0           100       100       100       100        100
May 25, 2001.............  123       123       123         0           0           100       100       100       100        100
May 25, 2002.............  132       132       132         0           0           100       100       100       100        100
May 25, 2003.............  142       142       142         0           0           100       100       100       100        100
May 25, 2004.............  152       152       152         0           0            99        97        94        92         89
May 25, 2005.............  163       163       163         0           0            97        93        87        82         76
May 25, 2006.............  175       175       175         0           0            95        88        77        70         60
May 25, 2007.............  187       187       187         0           0            93        82        66        57         40
May 25, 2008.............  201       201       201         0           0            91        75        55        44         27
May 25, 2009.............  215       215       215         0           0            89        69        46        34         19
May 25, 2010.............  231       231       231         0           0            87        63        38        26         13
May 25, 2011.............  248       248       248         0           0            84        58        31        20          9
May 25, 2012.............  266       266       266         0           0            82        53        26        15          6
May 25, 2013.............  285       285       272         0           0            79        48        21        12          4
May 25, 2014.............  305       305       222         0           0            76        43        17         9          3
May 25, 2015.............  328       328       181         0           0            72        39        14         7          2
May 25, 2016.............  351       351       146         0           0            69        35        11         5          1
May 25, 2017.............  377       377       117         0           0            65        31         9         4          1
May 25, 2018.............  404       404        93         0           0            61        27         7         3          1
May 25, 2019.............  433       433        73         0           0            56        24         6         2          0
May 25, 2020.............  464       464        57         0           0            52        20         4         1          0
May 25, 2021.............  498       492        44         0           0            47        17         3         1          0
May 25, 2022.............  534       407        33         0           0            41        14         3         1          0
May 25, 2023.............  573       327        24         0           0            35        11         2         0          0
May 25, 2024.............  614       252        17         0           0            29         9         1         0          0
May 25, 2025.............  658       181        11         0           0            22         6         1         0          0
May 25, 2026.............  641       113         6         0           0            15         4         0         0          0
May 25, 2027.............  294        49         2         0           0             7         2         0         0          0
May 25, 2028.............    0         0         0         0           0             0         0         0         0          0
May 25, 2029.............    0         0         0         0           0             0         0         0         0          0
Weighted Average Life in
years(1)................. 28.9      26.2      19.1       0.7        0.4           21.0      15.6      11.7      10.4        9.0

---------------

(1) The weighted average lives of the Offered Certificates as shown above are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and
     (iii) dividing the sum by the total principal distribution on such Certificates.

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW


                                             CLASS IA-6                                              CLASS IA-7
                            -----------------------------------------------        -----------------------------------------------
DISTRIBUTION DATE             0%       100%      250%      350%       500%            0%      100%      250%      350%       500%
                              --       ----      ----      ----       ----            --      ----      ----      ----       ----
Initial..................   100        100       100       100        100           100       100       100       100        100
May 25, 1999.............   100        100       100       100        100           100       100       100       100        100
May 25, 2000.............   100        100       100       100        100           100       100       100       100        100
May 25, 2001.............   100        100       100       100        100           100        99        99        99         99
May 25, 2002.............   100        100       100       100        100           100         6         6         6          6
May 25, 2003.............   100         65        65        65         65           100         0         0         0          0
May 25, 2004.............   100         32        32        32         32           100         0         0         0          0
May 25, 2005.............   100         10        10        10         10           100         0         0         0          0
May 25, 2006.............   100          0         0         0          0            90         0         0         0          0
May 25, 2007.............   100          0         0         0          0            68         0         0         0          0
May 25, 2008.............   100          0         0         0          0            43         0         0         0          0
May 25, 2009.............   100          0         0         0          0            17         0         0         0          0
May 25, 2010.............    95          0         0         0          0             0         0         0         0          0
May 25, 2011.............    82          0         0         0          0             0         0         0         0          0
May 25, 2012.............    67          0         0         0          0             0         0         0         0          0
May 25, 2013.............    52          0         0         0          0             0         0         0         0          0
May 25, 2014.............    36          0         0         0          0             0         0         0         0          0
May 25, 2015.............    18          0         0         0          0             0         0         0         0          0
May 25, 2016.............     0          0         0         0          0             0         0         0         0          0
May 25, 2017.............     0          0         0         0          0             0         0         0         0          0
May 25, 2018.............     0          0         0         0          0             0         0         0         0          0
May 25, 2019.............     0          0         0         0          0             0         0         0         0          0
May 25, 2020.............     0          0         0         0          0             0         0         0         0          0
May 25, 2021.............     0          0         0         0          0             0         0         0         0          0
May 25, 2022.............     0          0         0         0          0             0         0         0         0          0
May 25, 2023.............     0          0         0         0          0             0         0         0         0          0
May 25, 2024.............     0          0         0         0          0             0         0         0         0          0
May 25, 2025.............     0          0         0         0          0             0         0         0         0          0
May 25, 2026.............     0          0         0         0          0             0         0         0         0          0
May 25, 2027.............     0          0         0         0          0             0         0         0         0          0
May 25, 2028.............     0          0         0         0          0             0         0         0         0          0
May 25, 2029.............     0          0         0         0          0             0         0         0         0          0
Weighted Average Life in
years(1).................  15.0       5.6        5.6       5.6        5.6           9.7       3.6       3.6       3.6        3.6

---------------

(1) The weighted average lives of the Offered Certificates as shown above are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and
     (iii) dividing the sum by the total principal distribution on such Certificates.

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW


                                          CLASS IA-X(2)                                           CLASS IIA-1
                          -----------------------------------------------        -----------------------------------------------
DISTRIBUTION DATE           0%       100%      250%      350%       500%            0%      100%      250%      350%       500%
                            --       ----      ----      ----       ----            --      ----      ----      ----       ----
Initial.................  100        100       100       100        100           100       100       100       100        100
May 25, 1999............   99         97        95        93         90            96        94        92        90         88
May 25, 2000............   98         92        84        79         71            92        86        79        74         67
May 25, 2001............   97         86        71        62         50            87        77        63        55         44
May 25, 2002............   96         80        60        48         34            82        68        50        40         28
May 25, 2003............   95         74        50        38         24            76        60        40        29         18
May 25, 2004............   93         69        42        29         16            71        52        31        21         11
May 25, 2005............   92         63        35        23         11            65        44        24        15          7
May 25, 2006............   90         59        29        18          8            58        37        18        10          4
May 25, 2007............   88         54        24        14          5            51        31        13         7          2
May 25, 2008............   87         50        20        11          4            43        25        10         5          1
May 25, 2009............   85         46        17         8          2            35        19         7         3          1
May 25, 2010............   82         42        14         6          2            27        14         4         2          0
May 25, 2011............   80         38        12         5          1            18         9         2         1          0
May 25, 2012............   78         35        10         4          1             9         4         1         0          0
May 25, 2013............   75         32         8         3          1             0         0         0         0          0
May 25, 2014............   72         29         6         2          0             0         0         0         0          0
May 25, 2015............   69         26         5         2          0             0         0         0         0          0
May 25, 2016............   65         23         4         1          0             0         0         0         0          0
May 25, 2017............   62         20         3         1          0             0         0         0         0          0
May 25, 2018............   58         18         3         1          0             0         0         0         0          0
May 25, 2019............   54         16         2         0          0             0         0         0         0          0
May 25, 2020............   49         13         2         0          0             0         0         0         0          0
May 25, 2021............   44         11         1         0          0             0         0         0         0          0
May 25, 2022............   39          9         1         0          0             0         0         0         0          0
May 25, 2023............   33          8         1         0          0             0         0         0         0          0
May 25, 2024............   27          6         0         0          0             0         0         0         0          0
May 25, 2025............   21          4         0         0          0             0         0         0         0          0
May 25, 2026............   14          3         0         0          0             0         0         0         0          0
May 25, 2027............    6          1         0         0          0             0         0         0         0          0
May 25, 2028............    0          0         0         0          0             0         0         0         0          0
May 25, 2029............    0          0         0         0          0             0         0         0         0          0
Weighted Average Life in
years(1)................ 20.0       11.6       6.5       5.0        3.7           8.6       6.7       4.9       4.1        3.2

---------------

(1) The weighted average lives of the Offered Certificates as shown above are determined by (i) multiplying the amount of each assumed principal distribution (or reduction in notional amount) by the number of years from the date of issuance of the Certificates to the related Distribution Date,
     (ii) summing the results and (iii) dividing the sum by the total principal distribution (or reduction in notional amount) on such Certificates.

(2)  Indicates the percentage of the Class IA-X Notional Amount outstanding.

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW


                                              CLASS IIA-P                                           CLASS IIA-X(2)
                            -----------------------------------------------         -----------------------------------------------
DISTRIBUTION DATE              0%       100%      250%      350%       500%            0%      100%      250%      350%       500%
                               --       ----      ----      ----       ----            --      ----      ----      ----       ----
Initial.................     100        100       100       100        100           100       100       100       100        100
May 25, 1999............      96         94        92        91         88            96        94        92        91         88
May 25, 2000............      92         86        79        74         67            92        87        79        75         68
May 25, 2001............      87         77        64        56         45            87        77        64        56         45
May 25, 2002............      82         68        51        42         30            82        69        51        42         30
May 25, 2003............      77         60        41        31         20            77        60        41        31         20
May 25, 2004............      71         52        32        23         13            71        52        32        23         13
May 25, 2005............      65         45        25        16          8            65        45        25        16          8
May 25, 2006............      58         38        19        12          5            58        38        19        12          5
May 25, 2007............      51         32        14         8          3            51        31        14         8          3
May 25, 2008............      44         25        10         5          2            43        25        10         5          2
May 25, 2009............      36         20         7         4          1            35        19         7         3          1
May 25, 2010............      28         14         5         2          1            27        14         5         2          1
May 25, 2011............      19          9         3         1          0            18         9         3         1          0
May 25, 2012............       9          4         1         1          0             9         4         1         0          0
May 25, 2013............       0          0         0         0          0             0         0         0         0          0
May 25, 2014............       0          0         0         0          0             0         0         0         0          0
May 25, 2015............       0          0         0         0          0             0         0         0         0          0
May 25, 2016............       0          0         0         0          0             0         0         0         0          0
May 25, 2017............       0          0         0         0          0             0         0         0         0          0
May 25, 2018............       0          0         0         0          0             0         0         0         0          0
May 25, 2019............       0          0         0         0          0             0         0         0         0          0
May 25, 2020............       0          0         0         0          0             0         0         0         0          0
May 25, 2021............       0          0         0         0          0             0         0         0         0          0
May 25, 2022............       0          0         0         0          0             0         0         0         0          0
May 25, 2023............       0          0         0         0          0             0         0         0         0          0
May 25, 2024............       0          0         0         0          0             0         0         0         0          0
May 25, 2025............       0          0         0         0          0             0         0         0         0          0
May 25, 2026............       0          0         0         0          0             0         0         0         0          0
May 25, 2027............       0          0         0         0          0             0         0         0         0          0
May 25, 2028............       0          0         0         0          0             0         0         0         0          0
May 25, 2029............       0          0         0         0          0             0         0         0         0          0
Weighted Average Life in
years(1)................     8.7        6.8       5.0       4.2        3.4           8.6       6.8       5.0       4.2        3.4

---------------

(1) The weighted average lives of the Offered Certificates as shown above are determined by (i) multiplying the amount of each assumed principal distribution (or reduction in notional amount) by the number of years from the date of issuance of the Certificates to the related Distribution Date,
     (ii) summing the results and (iii) dividing the sum by the total principal distribution (or reduction in notional amount) on such Certificates.

(2)  Indicates the percentage of the Class IIA-X Notional Amount outstanding.

               PERCENTAGE OF INITIAL PRINCIPAL BALANCE OUTSTANDING
                 AT THE RESPECTIVE PERCENTAGES OF THE PREPAYMENT
                              MODEL SET FORTH BELOW


                                              CLASS M, CLASS B-1 AND CLASS B-2
                                        ----------------------------------------------
DISTRIBUTION DATE                         0%      100%      250%      350%       500%
                                          --      ----      ----      ----       ----
Initial.........................        100       100       100       100        100
May 25, 1999....................         98        98        98        98         98
May 25, 2000....................         97        97        97        97         97
May 25, 2001....................         95        95        95        95         95
May 25, 2002....................         93        93        93        93         93
May 25, 2003....................         91        91        91        91         91
May 25, 2004....................         89        87        85        83         80
May 25, 2005....................         87        83        77        74         68
May 25, 2006....................         84        78        68        62         53
May 25, 2007....................         81        71        58        50         39
May 25, 2008....................         78        65        47        38         26
May 25, 2009....................         75        59        39        29         18
May 25, 2010....................         72        53        32        22         12
May 25, 2011....................         69        47        25        16          8
May 25, 2012....................         65        42        20        12          5
May 25, 2013....................         61        37        16         9          3
May 25, 2014....................         59        33        13         7          2
May 25, 2015....................         56        30        11         5          2
May 25, 2016....................         53        27         9         4          1
May 25, 2017....................         50        24         7         3          1
May 25, 2018....................         47        21         6         2          0
May 25, 2019....................         44        18         4         2          0
May 25, 2020....................         40        16         3         1          0
May 25, 2021....................         36        13         3         1          0
May 25, 2022....................         32        11         2         1          0
May 25, 2023....................         27         9         1         0          0
May 25, 2024....................         22         7         1         0          0
May 25, 2025....................         17         5         1         0          0
May 25, 2026....................         11         3         0         0          0
May 25, 2027....................          5         1         0         0          0
May 25, 2028....................          0         0         0         0          0
May 25, 2029....................          0         0         0         0          0
Weighted Average Life in
years(1)........................       17.9      13.7      10.6       9.5        8.4

---------------

(1) The weighted average lives of the Offered Certificates as shown above are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and
     (iii) dividing the sum by the total principal distribution on such Certificates.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS IIA-P CERTIFICATES

         The yield to maturity of the Class IIA-P Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments and defaults) on the Discount Mortgage Loans (defined herein) in Mortgage Group Two, which may fluctuate significantly from time to time. A slower rate of principal payments on the Discount Mortgage Loans in Mortgage Group Two than that anticipated by investors will have a material negative effect on the yield to maturity of the Class IIA-P Certificates. An investor should fully consider the associated risks, including the risk that a relatively slow rate of principal payments (including prepayments and defaults) on the Discount Mortgage Loans in Mortgage Group Two will have a material negative effect on the yield to an investor in the Class IIA-P Certificates. The Discount Mortgage Loans in Mortgage Group Two will have lower Net Mortgage Rates than the other Mortgage Loans in such Mortgage Group. In general, mortgage loans with lower mortgage interest rates may tend to prepay at a slower rate of payment in respect of principal than mortgage loans with relatively higher mortgage interest rates, in response to changes in market interest rates. As a result, the Discount Mortgage Loans in Mortgage Group Two may prepay at a slower rate of payment in respect of principal than the other Mortgage Loans in such Mortgage Group, resulting in a lower yield on the Class IIA-P Certificates than would be the case if the Discount Mortgage Loans in Mortgage Group Two prepaid at the same rate as the other Mortgage Loans in such Mortgage Group. As of the Cut-off Date, there were approximately 28 Discount Mortgage Loans in Mortgage Group Two, with an aggregate outstanding principal balance of approximately $9,705,718.

         The following tables illustrate the significant effect that principal prepayments on the Discount Mortgage Loans in a Mortgage Group have upon the yield to maturity of the Class IIA-P Certificates. The actual prices to be paid for the Class IIA-P Certificates have not been determined and will be dependent on the characteristics of Mortgage Group Two. The table shows the hypothetical pre-tax yields to maturity of the Class IIA-P Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on the Prepayment Model described above. The table is based on the Modeling Assumptions and assumes further that the purchase price of the Class IIA-P Certificates is 69.50%.

                                  PRE-TAX YIELD

                                PREPAYMENT MODEL


         0%                 100%                250%                 350%                500%
        ---                 ----                ----                 ----                ----
       4.45%                5.84%               8.18%                9.81%              12.22%

         Any change in the composition of Mortgage Group Two from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on the Discount Mortgage Loans in Mortgage Group Two.

         The pre-tax yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class IIA-P Certificates would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price of 69.50% for the Class IIA-P Certificates. In all cases monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class IIA-P Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class IIA-P Certificates when such reinvestment rates are considered.

         It is unlikely that the characteristics of the Discount Mortgage Loans in Mortgage Group Two will correspond exactly to those assumed in preparing the table above. The pre-tax yield of the Class IIA-P Certificates may therefore differ even if all the Discount Mortgage Loans in Mortgage Group Two prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Discount Mortgage Loan in Mortgage Group Two will prepay at a constant rate until maturity or that all the Discount Mortgage Loans in Mortgage Group Two will prepay at the same rate. The timing of changes in the rate of prepayments on the Discount Mortgage Loans in Mortgage Group Two may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class IIA-P Certificate, even if the average rate of principal prepayments on the Discount Mortgage Loans in Mortgage Group Two is consistent with an investor's expectations.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS IA-X AND CLASS IIA-X CERTIFICATES

         The yield to maturity of the Class IA-X and Class IIA-X Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the Non-Discount Mortgage Loans (defined herein) in the related Mortgage Group, which may fluctuate significantly from time to time. A rapid rate of principal payments on the Non-Discount Mortgage Loans in a Mortgage Group will have a material negative effect on the yield to maturity of the Class IA-X or Class IIA-X Certificates, as the case may be. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments and defaults) on the Non- Discount Mortgage Loans in the related Mortgage Group will have a material negative effect on the yield to an investor in the Class IA-X or Class IIA-X Certificates, as the case may be, and could result in any case in the failure of investors in the Class IA-X or Class IIA-X Certificates to recoup their initial investment. The Non-Discount Mortgage Loans in a Mortgage Group will have higher Net Mortgage Rates than the other Mortgage Loans in such Mortgage Group. In general, mortgage loans with higher mortgage interest rates may tend to prepay at a faster rate of payment in respect of principal than mortgage loans with relatively lower mortgage interest rates, in response to changes in market interest rates. As a result, the Non-Discount Mortgage Loans in a Mortgage Group may prepay at a faster rate of payment in respect of principal than the other Mortgage Loans in such Mortgage Group, resulting in a lower yield on the Class IA-X or Class IIA-X Certificates, as the case may be, than would be the case if the Non-Discount Mortgage Loans in the related Mortgage Group, prepaid at the same rate as the other Mortgage Loans in such Mortgage Group.

         The following tables illustrate the significant effect that principal prepayments on the Non-Discount Mortgage Loans in a Mortgage Group have upon the yield to maturity of the Class IA-X or Class IIA-X Certificates, as the case may be. The actual prices to be paid for the Class IA-X or Class IIA-X Certificates have not been determined and will be dependent on the characteristics of each Mortgage Group. The tables show the hypothetical pre-tax yields to maturity of the Class IA-X and Class IIA-X Certificates, stated on a corporate bond equivalent basis, under six different prepayment assumptions based on the Prepayment Model described above. The tables are based on the Modeling Assumptions and assume further that the purchase price of the Class IA-X and Class IIA-X Certificates are $1,326,494 and $356,286, respectively (which includes accrued interest in each case).

                             CLASS IA-X CERTIFICATES
                                  PRE-TAX YIELD

                                PREPAYMENT MODEL

      0%               100%              250%               350%             500%             700%
      --               ----              ----               ----             ----             ----
    35.96%            30.99%            23.37%             18.20%           10.28%          (0.57%)


                            CLASS IIA-X CERTIFICATES
                                  PRE-TAX YIELD

                                PREPAYMENT MODEL

      0%               100%              250%               350%             500%             700%
      --               ----              ----               ----             ----             ----
    30.54%            25.93%            18.87%             14.07%           6.71%           (3.39%)


         Based upon the above assumptions, at approximately 690% and 634% of the Prepayment Model, respectively, the pre-tax yield to maturity of the Class IA-X and Class IIA-X Certificates will be approximately 0%. If the rate of prepayments on the Mortgage Loans in the related Mortgage Group were to exceed such respective level for as little as one month, while equaling such level for all other months, the Class IA-X or Class IIA-X Certificateholders, as the case may be, would not fully recoup their initial investment. Any change in the composition of either Mortgage Group from that assumed could substantially alter the information set forth in the tables above. No assurances can be given as to the rate or timing of principal payments or prepayments on the Non-Discount Mortgage Loans in either Mortgage Group.

         The pre-tax yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class IA-X and Class IIA-X Certificates would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering prices of $1,326,494 and $356,286, respectively (which includes accrued interest in each case) for the Class IA-X and Class IIA-X Certificates, respectively. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class IA-X or Class IIA-X Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class IA-X or Class IIA-X Certificates when such reinvestment rates are considered.

         It is unlikely that the characteristics of the Non-Discount Mortgage Loans will correspond exactly to those assumed in preparing the table above. The pre-tax yield of the Class IA-X or Class IIA-X Certificates may therefore differ even if all the Mortgage Loans in the related Mortgage Group prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Mortgage Loan will prepay at a constant rate until maturity or that all the Mortgage Loans in either Mortgage Group will prepay at the same rate. The timing of changes in the rate of prepayments on the Non-Discount Mortgage Loans in either Mortgage Group may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class IA-X or Class IIA-X Certificate, as the case may be, even if the average rate of principal prepayments on the Non-Discount Mortgage Loans in such Mortgage Group is consistent with an investor's expectations.

         The Seller makes no representation that any of the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables set forth above. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Offered Certificates. Since the rate of principal payments (including prepayments) and repurchases on the Mortgage Loans in either Mortgage Group will significantly affect the yield to maturity on the Offered Certificates relating to such Mortgage Group, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Offered Certificates to their investment objectives.

         The Seller intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Securities and Exchange Commission in a Report on Form 8-K. See "Incorporation of Certain Documents By Reference" in the Prospectus. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                       HOMESIDE MORTGAGE SECURITIES, INC.

         HomeSide Mortgage Securities, Inc. ("HomeSide Mortgage Securities" or the "Seller") is a Delaware corporation and a wholly-owned subsidiary of HomeSide Lending, Inc. The Seller has not had and is not expected to have any business operations other than offering various series of mortgage pass-through certificates and related activities. The Seller's principal offices are located at 7301 Baymeadows Way, Jacksonville, Florida 32256. Its telephone number is
(904) 281-3000. See "HomeSide Mortgage Securities, Inc." in the Prospectus.

                             HOMESIDE LENDING, INC.

         HomeSide Lending, Inc. ("HomeSide Lending" or the "Servicer") is a Florida corporation and an indirect wholly-owned subsidiary of HomeSide International, Inc., a Delaware corporation. The principal offices of the Servicer are located at 7301 Baymeadows Way, Jacksonville, Florida 32256. Its telephone number is (904) 281-3000. See "HomeSide Lending, Inc." in the Prospectus.

             DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE SERVICER

         The following delinquency tables set forth certain information concerning the delinquency and foreclosure experience on one- to four-family, first-lien, conventional residential mortgage loans serviced directly by HomeSide Lending. See "HomeSide Lending" in the Prospectus.

HomeSide Lending, Inc.

                                           AS OF MARCH 31,                                AS OF DECEMBER 31,
                                     -------------------------        ----------------------------------------------------------
                                                1998                             1997                          1996
                                     -------------------------        -------------------------        -------------------------
                                        BY           BY DOLLAR           BY           BY DOLLAR           BY           BY DOLLAR
                                      NUMBER           AMOUNT          NUMBER           AMOUNT          NUMBER          AMOUNT
      PERIOD OF DELINQUENCY          OF LOANS         OF LOANS        OF LOANS         OF LOANS        OF LOANS        OF LOANS
     -----------------------         --------         --------        --------         --------        --------        --------
                                                                    (Dollar Amounts in Thousands)
Total portfolio- Direct
Servicing (excludes loans in
transit).........................      1,145,444       $96,208,149       1,151,061      $96,257,455      1,028,948      $82,775,485
Period of delinquency (1)........
  30 to 59 days..................         36,525       $ 2,876,513          44,987      $ 3,432,680         39,425      $ 2,835,748
  60 to 89 days..................          7,625           611,653           9,409          730,542          7,975          574,255
  90 days or more................          6,164           522,766           7,720          625,317          5,685          427,647
Total past due...................         50,314       $ 4,010,933          62,116      $ 4,788,539         53,085      $ 3,837.650
Percent of portfolio.............                            4.18%                            4.97%                           4.64%
Foreclosures (2).................                      $   826,878                      $   803,994                     $   592,985
Foreclosure Rate.................                            0.86%                            0.84%                           0.72%

(1) The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage payment is considered delinquent for these purposes until the monthly anniversary of its contractual due date (e.g., a mortgage loan with a payment due January 1 would first be considered delinquent on February 1). The delinquencies reported above were determined as of the month ending for the dates indicated.
(2) Foreclosed loans represent the principal balance of mortgage loans secured by mortgaged properties, the title of which has not yet been secured by the Servicer, the investors or an insurer. Loans where the title has been secured following foreclosure or delivery of a deed in lieu of foreclosure, and has not been liquidated, are considered to be completed foreclosures pending final settlements for claims or liquidation and are not included in the foreclosure counts.

         The above delinquency and foreclosure statistics represent the recent total portfolio experience of HomeSide Lending for the indicated periods. There can be no assurance, however, that the delinquency experience on the Mortgage Loans will be comparable. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans. Further, the Mortgage Loans were not chosen from HomeSide Lending's portfolio on the basis of any methodology which could or would make them representative of the total pool of mortgage loans in HomeSide Lending's portfolio. The actual delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of the mortgagors to make required payments.

         The likelihood that mortgagors will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and a mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

         HomeSide Lending does not track ultimate investor losses resulting from the foreclosure and subsequent disposition of mortgage properties relating to mortgage loans sold to such investors where the investor completes the sale of the mortgaged property. Historically, HomeSide Lending has sold substantially all of its mortgaged properties relating to mortgage loans to investors prior to completion of the foreclosure of the mortgaged properties. In limited circumstances, typically resulting from mortgage loans guaranteed by the United States Department of Veterans Affairs, an investor may require HomeSide Lending to repurchase a mortgage loan and HomeSide Lending may sustain principal losses relating to the sale of the related mortgaged property. For the period from March 1, 1997 to December 31, 1997, the total principal losses resulting from the foreclosure and subsequent disposition of mortgaged properties owned by the Servicer were $11.2 million or 0.01% of HomeSide Lending's total portfolio. These total losses of $11.2 million included $10.4 million or 0.09% of HomeSide Lending's VA portion of the total portfolio. The Seller believes that this loss information reflects the historical loss experience of a group of mortgage loans too small to be indicative of future loss experience and is not indicative of the likely or actual loss experience with respect to the Mortgage Loans.

                       THE POOLING AND SERVICING AGREEMENT

         The Certificates will be issued pursuant to the Agreement. The following summaries describe certain provisions of the Agreement. See "The Pooling and Servicing Agreement" in the accompanying Prospectus for summaries of certain other provisions of the Agreement. The summaries below do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, such provisions or terms are as specified in the Agreement.

ASSIGNMENT OF MORTGAGE LOANS

         The Seller will cause the Mortgage Loans to be assigned to the Trustee, together with the rights to all principal and interest due on or with respect to the Mortgage Loans after the Cut-off Date other than interest accrued on the Mortgage Loans prior to the Cut-off Date. The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify, among other things, with respect to each Mortgage Loan, the original principal amount and the unpaid principal balance as of the close of business on the Cut-off Date; the Monthly Payment; the months remaining to stated maturity of the Mortgage Note; and the Mortgage Rate.

         In addition, the Seller will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee the Mortgage Note (together with all amendments and modifications thereto) endorsed without recourse to the Trustee or its designee, the original or a certified copy of the mortgage (together with all amendments and modifications thereto) with evidence of recording indicated thereon and an original or certified copy of an assignment of the Mortgage in recordable form. The Seller will cause the assignments to be recorded in the appropriate public records.

SERVICING

         The Mortgage Loans will be serviced by the Servicer generally in accordance with procedures described in the accompanying Prospectus under the headings "Servicing of the Mortgage Loans" and "Description of the Certificates."

         When any Mortgaged Property is conveyed by the Mortgagor, the Servicer generally will enforce any "due-on-sale" clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties will affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives and yields to maturity of the Offered Certificates. See "Prepayment and Yield Considerations" herein and "Maturity and Prepayment Considerations" in the Prospectus. The terms of the Mortgage Loans or applicable law, however, may provide that the Servicer is prohibited from exercising the "due-on-sale" clause if information is submitted so as to evaluate the intended buyer as if a new loan were being made to the buyer and it can reasonably be determined that the security under the related Mortgage Note will not be impaired by the assumption of the Mortgage Loan and that the risk of a breach of any covenant in the Mortgage Note is acceptable. Upon any such assumption, a fee equal to a specified percentage of the outstanding principal balance of the Mortgage Loan is typically required, which sum will be retained by the Servicer as additional servicing compensation.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Servicer will be paid a monthly fee (the "Servicing Fee") (including sub-servicing compensation) with respect to each Mortgage Loan in an amount equal to 0.25% per annum of the unpaid principal balance of each Mortgage Loan.

         The Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Agreement. See "The Pooling and Servicing Agreement -- Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Servicer and for information regarding expenses payable by the Servicer.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS

         When a Mortgagor makes a full or partial principal prepayment of a Mortgage Loan between Due Dates, the Mortgagor generally is required to pay interest on the principal balance thereof only to the date of prepayment. In order to minimize any resulting shortfall in interest (such shortfall, a "Prepayment Interest Shortfall"), the aggregate amount of the Servicing Fee will be reduced to the extent necessary to include an amount in payments to the holders of the Offered Certificates equal to a full month's interest payment at the applicable Net Mortgage Rate (defined herein) with respect to such prepaid Mortgage Loan. Such reductions in the Servicing Fee will be made only to the extent that the aggregate amount of such interest shortfalls does not exceed the aggregate amount of the Servicing Fee on the related Distribution Date. Any Prepayment Interest Shortfalls (adjusted to the applicable Net Mortgage Rate) in excess of the aggregate amount of the Servicing Fee deposited in the Certificate Account for a Distribution Date (such excess, the "Non-Supported Interest Shortfall") will be allocated on such Distribution Date pro rata among the outstanding Classes of Certificates (including the Class IA-X and Class IIA-X Certificates) based upon the amount of interest which each such Class would otherwise be paid on such Distribution Date and will consequently reduce the yield


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on the applicable Classes of Certificates. Any principal prepayment, together with a full month's interest thereon at the applicable Net Mortgage Rate (to the extent described in this paragraph), will be paid on the Distribution Date in the month following the month in which the last day of the related Principal Prepayment Period (defined herein) occurred. See "Yield, Maturity and Weighted Average Life Considerations" in the Prospectus.

PAYMENTS ON MORTGAGE LOANS; COLLECTION ACCOUNT; CERTIFICATE ACCOUNT

         The Agreement provides that the Servicer for the benefit of the Certificateholders shall establish and maintain a Collection Account (the "Collection Account"), into which the Servicer is generally required to deposit or cause to be deposited on a daily basis the payments and collections described in "The Pooling and Servicing Agreement -- Payments on Mortgage Loans; Certificate Account" in the Prospectus, except that the Servicer may deduct its Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Agreement permits the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in the Collection Account in one or more investments acceptable to S&P and Fitch (as provided in the Agreement), that mature, unless payable on demand, no later than the Business Day preceding the 24th day of each month, or, if such day is not a business day, the preceding business day (the "Servicer Remittance Date"). The Servicer will be entitled to all income and gain realized from any such investment, and such income and gain will be subject to withdrawal by the Servicer from time to time. The Servicer will be required to deposit the amount of any losses incurred in respect to any such investments out of its own funds as such losses are realized.

         The Trustee will be obligated to establish an account (the "Certificate Account"), into which the Servicer will deposit or cause to be deposited on the Servicer Remittance Date the Available Distribution Amount (including any Advances with respect to such Servicer Remittance Date) for the related Distribution Date, together with certain other amounts specified in the Agreement. Subject to the restrictions set forth in the Agreement, the Trustee is permitted to direct the investment of funds in the Certificate Account. Any such investments are required to mature, unless payable on demand, no later than the related Distribution Date. The Trustee will be entitled to all income and gain realized from any such investment, and such income and gain will be subject to withdrawal by the Trustee from time to time. The Trustee will be required to deposit the amount of any losses incurred in respect to any such investments out of its own funds as such losses are realized.

ADVANCES

         In the event that any Mortgagor fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Servicer will advance the entire amount of such payment, net of the applicable Servicing Fee, less the amount of any such payment that the Servicer reasonably believes will not be recoverable out of liquidation proceeds or otherwise. The amount of any scheduled payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a Mortgagor providing for the postponement or modification of the due date or amount of such scheduled payment. The Servicer will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan as to which such advance was made. Furthermore, in the event that any Mortgage Loan as to which an advance has been made is foreclosed while in the Trust Fund, the Servicer will be entitled to reimbursement for such advance from related liquidation proceeds or insurance proceeds prior to payment to Certificateholders of the related Mortgage Pool of the Scheduled Principal Balance of such Mortgage Loan plus accrued interest at the Net Mortgage Rate.


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         If the Servicer makes a good faith judgment that all or any portion of any advance made by it with respect to any Mortgage Loan may not ultimately be recoverable from related liquidation proceeds (a "Nonrecoverable Advance"), the Servicer will so notify the Trustee and the Servicer will be entitled to reimbursement for such Nonrecoverable Advance from recoveries on all other unrelated Mortgage Loans included in the related Mortgage Pool. The Servicer's judgment that it has made a Nonrecoverable Advance with respect to any Mortgage Loan will be based upon its assessment of the value of the related Mortgaged Property and such other facts and circumstances as it may deem appropriate in evaluating the likelihood of receiving liquidation proceeds, net of expenses, equal to or greater than the aggregate amount of unreimbursed advances made with respect to such Mortgage Loan.

PURCHASES OF DEFAULTED MORTGAGE LOANS

         Under the Agreement, the Servicer will have the option (but not the obligation) to purchase any Mortgage Loan as to which the Mortgagor has failed to make unexcused payment in full of three or more scheduled payments of principal and interest (a "Defaulted Mortgage Loan"). Any such purchase will be for a price equal to 100% of the outstanding principal balance of such Mortgage Loan, plus accrued and unpaid interest thereon at the Net Mortgage Rate (less any amounts representing previously unreimbursed advances). The purchase price for any Defaulted Mortgage Loan will be deposited in the Certificate Account on the business day prior to the Distribution Date on which the proceeds of such purchase are to be distributed to the Certificateholders.

TRUSTEE

         The Trustee for the Certificates offered hereby will be Norwest Bank Minnesota, National Association, a national banking association. The Corporate Trust Office of the Trustee is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 (the "Corporate Trust Office"). The Trustee will be paid a monthly fee (the "Trustee Fee") in an amount equal to 0.01% per annum of the aggregate unpaid principal balance of the Mortgage Loans. The Trustee will make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website, electronic bulletin board and its fax-on-demand service. The Trustee's website will be located at "www.ctslink.com". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling
(301) 815-6610.

OPTIONAL TERMINATION

         The Servicer may, on any Distribution Date, repurchase from the Trust Fund all Mortgage Loans remaining outstanding at such time as the aggregate unpaid principal balance of such Mortgage Loans is less than 10% of the aggregate unpaid scheduled principal balance of the Mortgage Pool on the Cut-off Date. The repurchase price will equal the sum of (i) the unpaid principal amount of such Mortgage Loans (other than any such Mortgage Loans as to which the related Mortgaged Properties have been acquired and whose fair market values are included in clause (ii) below), plus accrued interest thereon at the Remittance Rate to the next Due Date and (ii) the fair market value of any such acquired properties, in each case less any unreimbursed Advances made with respect to such Mortgage Loans. Upon any such repurchase, the Offered Certificateholders generally will receive the outstanding principal balance of the Offered Certificates plus accrued interest thereon at the applicable Remittance Rate. Such amounts will be distributed to Certificateholders on the Distribution Date in the month following the month of repurchase.


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SPECIAL SERVICING AGREEMENTS

         The Agreement may permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of a Class of Class B Certificates or of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates. Pursuant to such agreement, such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. Such commencement or delay at such holder's direction will be taken by the Servicer only after such holder deposits a specified amount of cash with the Servicer. Such cash will be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted pursuant to its normal servicing procedures.

                         DESCRIPTION OF THE CERTIFICATES

         The Certificates will be issued pursuant to the Agreement. A copy of the Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Seller that will be available to purchasers of the Certificates at, and will be filed with the Securities and Exchange Commission within 15 days of, the initial delivery of the Certificates. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Agreement.

         The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

GENERAL

         Initially, the Class A Certificates will evidence in the aggregate a beneficial interest of approximately 96.50% in the Trust Fund (the "Class A Percentage"), allocated between the Class IA Certificates, which initially will represent a beneficial interest of approximately 96.50% (the "Class IA Percentage") in the Group One Mortgage Loans, and the Class IIA Certificates, which initially will represent a beneficial interest of approximately 96.50% (the "Class IIA Percentage") in the Group Two Mortgage Loans. Initially, the Class M Certificates will evidence a beneficial interest of approximately 1.60% in the Trust Fund, the Class B-1 Certificates will evidence a beneficial interest of approximately 0.75% in the Trust Fund, the Class B-2 Certificates will evidence in the aggregate a beneficial interest of approximately 0.40% in the Trust Fund and the Non-Offered Class B Certificates will evidence in the aggregate the remaining beneficial interest (the "Non-Offered Class B Percentage") in the Trust Fund. Initially, the Non-Offered Class B Percentage will be approximately 0.75%.The relative interests in the Trust Fund represented by the Class A, Class M and Class B Certificates (and the relative interests in Mortgage Group One and Mortgage Group Two represented by the Class IA Certificates and the Class IIA Certificates, respectively) will vary from time to time because of the disproportionate allocation of certain unscheduled principal payments on the Mortgage Loans to the related Non-PO Class A Certificates and the allocation of certain losses and shortfalls on the Mortgage Loans first to the Class B Certificates in reverse numerical order, and then to the Class M Certificates, prior to the allocation of such losses and shortfalls to the Class A Certificates. See "Description of the Certificates --Subordinated Certificates and Shifting Interests." The Non-Offered Class B Certificates will be privately placed with a limited number of institutional investors and are not offered hereby. The Offered Certificates (other than the Class IA-X, Class IIA-X and Class A-R Certificates) generally will be issuable in denominations of $25,000 principal amount (or integral multiples of $1,000 in excess thereof). The Class


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IA-X and Class IIA-X Certificates will have no principal balance, but will be issuable in fully registered form in denominations of $25,000 based on the Class IA-X Notional Amount and the Class IIA-X Notional Amount, respectively (or integral multiples thereof). A single Class A-R Certificate will be issuable in a $100 denomination.

         The Class A-R, Class M, Class B-1 and Class B-2 Certificates, as well as Definitive Certificates (defined herein), if any, will be transferable and exchangeable at the Corporate Trust Office. No service charge will be made for any registration or transfer of Offered Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer. The Class A Certificates, other than the Class IA-1, Class IIA-P and Class A-R Certificates (such Classes of Certificates, the "Book-Entry Certificates") will be represented initially by one or more physical certificates registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in the Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in the Trust Fund, except as set forth below under "Description of the Certificates -- Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by the Book-Entry Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below) and all references herein to distributions, notices, reports and statements to the Book-Entry Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "Description of the Certificates -- Book-Entry Registration."

         The Final Scheduled Distribution Date of each Class of Class IA Certificates, as well as the Class M and Offered Class B Certificates is June 25, 2028, which is the Distribution Date occurring in the month that is one month following the latest stated maturity date of any Group One Mortgage Loan. The Final Scheduled Distribution Date of each Class of Class IIA Certificates is June 25, 2013, which is the Distribution Date occurring in the month that is one month following the latest stated maturity date of any Group Two Mortgage Loan.

         The rate of principal payments of the Certificates will depend on the rate of principal payments of the Mortgage Loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of the Mortgage Loans, the level of prevailing interest rates and other economic factors, and no assurance can be given as to the actual payment experience. The principal balance or notional amount, as applicable, of each Class of Certificates may be reduced to zero earlier or later than its Final Scheduled Distribution Date.

BOOK-ENTRY REGISTRATION

         DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations (each, a "Participant") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter")), banks, trust companies and clearing corporations. Indirect access to the


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DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Certificate Owners that are not Participants or Indirect Participants and that desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest on the Book-Entry Certificates through a Participant or an Indirect Participant. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Certificate Owners directly or through an Indirect Participant. It is anticipated that the only "Certificateholder" of a Book-Entry Certificate will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Book-Entry Certificateholders only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC will be required to make book-entry transfers of Book-Entry Certificates among Participants and to receive and transmit distributions of principal of, and interest on, Book-Entry Certificates. Participants and Indirect Participants with which Certificates Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates, the Rules provide a mechanism by which Participants and Certificate Owners will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the absence of physical certificates for such Certificates.

         DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Seller that it will take such action where the consent of specified percentages of the Offered Certificates is required under the Agreement only at the direction of and on behalf of Participants whose interests represent such specified percentages. DTC may take conflicting actions on behalf of other Participants.

         Neither the Seller, the Servicer nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

         The Class A-R, Class M, Class B-1 and Class B-2 Certificates will be issued in fully registered, certificated form. The Book-Entry Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if
(i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly


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its responsibilities as depository with respect to the Book-Entry Certificates and the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of either event described in the immediately preceding paragraph, the Trustee is required to notify DTC which in turn will notify all Certificate Owners through Participants of the availability of Definitive Certificates in exchange for Book-Entry Certificates. Upon surrender by Cede, as nominee of DTC, of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Certificate Owners.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R, CLASS M AND OFFERED CLASS B CERTIFICATES

         The Class A-R Certificate will be subject to the following restrictions on transfer, and the Class A-R Certificate will contain a legend describing such restrictions.

         The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations and (ii) certain Pass-Through Entities (as defined in the Prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity with respect to the Class A-R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization. The Agreement will provide that no legal or beneficial interest in the Class A-R Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization (as defined in the Prospectus) and is not purchasing the Class A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit or letter is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class A-R Certificate as such taxes become due and (iv) will not transfer the Class A-R Certificate to any person or entity that does not provide a similar affidavit or letter.

         In addition, the Class A-R Certificate may not be purchased by or transferred to any person that is not a "U.S. Person," unless (i) such person holds such Class A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or successor form) or (ii) the transferee delivers to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the Untied States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if (A) a court within the United States is able to exercise primary supervision over the administration of such trust, and (B) one or more United States fiduciaries have the authority to control all substantial decisions of such trust.


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         The Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. See "Federal Income Tax Consequences -- REMIC Certificates; -- Income from Residual Certificates; -- Taxation of Certain Foreign Investors; -- Transfers of Residual Certificates; -- Servicing Compensation and Other REMIC Pool Expense" in the Prospectus.

         THE CLASS A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR A PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN. See "ERISA Considerations" herein and in the Prospectus.

         Because the Class M and Offered Class B Certificates are subordinated to the Class A Certificates, the Class M Certificates and the Offered Class B Certificates may not be transferred unless the transferee has delivered (i) a representation letter to the Trustee stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of Plan to effect such purchase or (b) subject to the conditions described herein, that the source of funds used to purchase the Class M or Offered Class B Certificates is an "insurance company general account" or (ii) an opinion of counsel and such other documentation as described herein under "ERISA Considerations." See "ERISA Considerations" herein and in the Prospectus.

DISTRIBUTIONS TO CERTIFICATEHOLDERS

         Distributions of principal and interest on the Certificates will be made on the 25th day of each month or, if such day is not a business day, the next succeeding business day (each, a "Distribution Date"), beginning June 25, 1998, to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which payment is made (each, a "Record Date"). Distributions will be made to each Class as described below and on a pro rata basis among the Certificates of each Class. Distributions of principal of and interest on the Book-Entry Certificates will initially be made by the Trustee directly to Cede by wire transfer. Distributions with respect to the Class A-R, Class M, Class B-1 and Class B-2 Certificates and, upon the issuance of Definitive Certificates to persons other than Cede, distributions of principal and interest on such Definitive Certificates will be made by the Trustee directly to holders in whose names such Certificates were registered at the close of business on the related Record Date. Such distributions will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register, or, upon written request to the Trustee delivered at least ten business days prior to the first Distribution Date for which distribution by wire transfer is to be made, by a holder of an Offered Certificate having an original aggregate principal balance of at least $5,000,000, by wire transfer to such Certificateholder, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

         Principal received or advanced as part of a regularly scheduled Monthly Payment on each Mortgage Loan will be passed through monthly on the Distribution Date occurring in the month in which the related Due Date occurs. The Non-PO Class IA and Non-PO Class IIA Certificateholders will be entitled to an amount equal to the Non-PO Class IA Percentage and the Non-PO Class IIA Percentage (each as defined herein), respectively, of the applicable Non-PO Percentage (defined herein) of scheduled principal amounts due or advanced with respect to each Mortgage Loan in the related Mortgage Group. Principal prepayments and certain other unscheduled amounts of principal received during the period from the first day of any


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month to the last day of such month (each, a "Principal Prepayment Period") will be passed through on the Distribution Date occurring in the month following the month of receipt. The Non-PO Class IA and Non-PO Class IIA Certificateholders will be entitled to an amount equal to the Non-PO Class IA Prepayment Percentage and the Non-PO Class IIA Prepayment Percentage (each as defined herein), respectively, of the applicable Non-PO Percentage of such unscheduled amounts of principal.

         The aggregate amount available for distribution to Certificateholders on each Distribution Date will be the Available Distribution Amount. The "Available Distribution Amount" means, generally, with respect to each Mortgage Group (the "Group One Available Distribution Amount" and the "Group Two Available Distribution Amount," respectively) or, as the context requires, both Mortgage Groups, as of any Distribution Date, an amount equal to the amount on deposit in the Collection Account as of the close of business on the related Servicer Remittance Date with respect to the related Mortgage Group, except: (a) amounts received on Mortgage Loans in the related Mortgage Group as late payments or other recoveries of principal or interest (including liquidation proceeds and insurance proceeds) and applied to the reimbursement of unreimbursed Advances and amounts representing reimbursement for certain losses and expenses incurred by the Servicer, as described in the Agreement; (b) the Servicing Fee relating to Mortgage Loans in the related Mortgage Group, as adjusted as provided in the Agreement with respect to principal prepayments; (c) all amounts representing Monthly Payments with respect to Mortgage Loans in the related Mortgage Group due after the related Due Date; (d) all principal prepayments, liquidation proceeds, insurance proceeds, condemnation proceeds and repurchase proceeds received after the related Principal Prepayment Period; and
(e) the Trustee Fee relating to Mortgage Loans in the related Mortgage Group.

         On each Distribution Date, the Group One Available Distribution Amount will be allocated among the applicable Classes and Components of Certificates and distributed to the holders of record thereof as of the related Record Date as follows:

         first, (a) to each Class or Component of Non-PO Class IA Certificates, the sum of (i) the Interest Accrual Amount with respect to such Class or Component and (ii) any Interest Shortfall with respect to such Class or Component; provided, however, that no such distributions will be made to Class IA-1 Component Three on or before the Class IA-1 Component Three Accretion Termination Date and no such distributions will be made to the Class IA-4 Certificates on or before the Class IA-4 Accretion Termination Date, (b) on or before the Class IA-1 Component Three Accretion Termination Date, to the Class IA-3 Certificates and Class IA-1 Component Three in the manner described herein under "Principal (Including Prepayments) --Allocation of the Class IA-1 Component Three Accrual Amount and the Class IA-4 Accrual Amount," as principal, the Class IA-1 Component Three Accrual Amount (defined herein) and (c) on or before the Class IA-4 Accretion Termination Date, to the Class IA-3 and Class IA-4 Certificates and Class IA-1 Component Three in the manner described herein under "Principal (Including Prepayments) -- Allocation of the Class IA-1 Component Three Accrual Amount and the Class IA-4 Accrual Amount," as principal, the Class IA-4 Accrual Amount (defined herein);

         second, concurrently (i) to the Non-PO Class IA Certificates, up to the Non-PO Class IA Optimal Principal Amount (allocated among such Classes as described below under "--Principal (Including Prepayments) -- Allocation of the Non-PO Class IA Optimal Principal Amount") and (ii) to Class IA-1 Component Four, the applicable PO Percentage (defined herein) of all principal received on or in respect of each Discount Mortgage Loan in Mortgage Group One;


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         third, to Class IA-1 Component Four, the Class IA-1 Component Four
Shortfall Amount (defined herein); provided, however, that any amounts distributed pursuant to this clause third will not cause a further reduction in the principal balance of Class IA-1 Component Four;

         fourth, to the Subordinated Certificates, interest and then principal, as described under "--Interest" and "--Certificate Rate With Respect to the Subordinated Certificates" and "--Principal (Including Prepayments) -- Allocation of the Subordinated Optimal Principal Amount"; and;

         fifth, to the Class A-R Certificates, the remaining portion, if any (which is expected to be zero), of the Group One Available Distribution Amount for such Distribution Date.

         On each Distribution Date, the Group Two Available Distribution Amount will be allocated among the applicable Classes of Certificates and distributed to the holders of record thereof as of the related Record Date as follows:

         first, to each Class of Non-PO Class IIA Certificates, the sum of (i) the Interest Accrual Amount with respect to such Class and (ii) any Interest Shortfall with respect to such Class;

         second, concurrently (i) to the Class IIA-1 Certificates, up to the Non-PO Class IIA Optimal Principal Amount and (ii) to the Class IIA-P Certificates, the applicable PO Percentage of all principal received on or in respect of each Discount Mortgage Loan in Mortgage Group Two;

         third, to the Class IIA-P Certificates, the Class IIA-P Shortfall Amount (defined herein); provided, however, that any amounts distributed pursuant to this paragraph third will not cause a further reduction in the principal balance of the Class IIA-P Certificates; and

         fourth, to the Subordinated Certificates, interest and then principal, as described herein.

         Cross-Collateralization Provisions. In addition to the foregoing distributions, the Non-PO Class IA or Non-PO Class IIA Certificates may receive additional principal distributions on any Distribution Date prior to the Credit Support Depletion Date (defined herein) under the circumstances specified in (A) and (B) below:

                  (A) On any Distribution Date on or after the date on which the aggregate principal balance of the Non-PO Class IA Certificates or the principal balance of the Class IIA-1 Certificates has been reduced to zero, all principal (in excess of that needed to reduce such aggregate principal balance to zero) on the Mortgage Loans in the Mortgage Loan Group relating to such Class A Certificates that have been paid in full, other than the portion thereof distributable to Class IA-1 Component Four or the Class IIA-P Certificates, will be paid as principal to the remaining Class A Certificates (other than Class IA-1 Component Four or the Class IIA-P Certificates) in accordance with the order set forth under "--Principal (Including Prepayments) -- Allocation of the Non-PO Class IA Optimal Principal Amount" beginning with clause second thereof or "--Allocation of the Non-PO Class IIA Optimal Principal Amount," in reduction of the principal balances thereof, provided that on such Distribution Date either (a) the Aggregate Subordinated Percentage for such Distribution Date is less than 200% of the initial Aggregate Subordinate Percentage, or (b) the average outstanding principal balance of the Mortgage Loans in either Mortgage Group delinquent 60 days or more over the prior six months, as a percentage of the corresponding Group One or Group Two Subordinated Amount


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         (each as defined herein), is greater than or equal to 50%. For purposes of the foregoing, the "Aggregate Subordinated Percentage" for any Distribution Date is equal to the aggregate principal balance of the Subordinated Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

                  (B) If on any Distribution Date on which the aggregate principal balance of the Non-PO Class IA or Non-PO Class IIA Certificates would be greater than the Non-PO Allocated Amount with respect to the related Mortgage Group (the "Undercollateralized Group"), after giving effect to distributions to be made on such Distribution Date, the portion of the Available Distribution Amount in respect of principal on the Mortgage Loans in other Mortgage Group (the "Overcollateralized Group") otherwise allocable to the Subordinated Certificates will be distributed to the Classes of Non-PO Class A Certificates relating to the Undercollateralized Group (in accordance with the priorities set forth herein), in reduction of the principal balances thereof, until the aggregate principal balance of the Non-PO Class A Certificates included in the Undercollateralized Group is equal to the applicable Non-PO Allocated Amount. Moreover, the Available Distribution Amount with respect to the Overcollateralized Group will be further reduced (after distributions to Class IA-1 Component Four or the Class IIA-P Certificates, as the case may be, and of interest to the Non-PO Class A Certificates included in the Undercollateralized Group) in an amount equal to one month's interest on the amount by which the Undercollateralized Group is undercollateralized at 6.75% per annum (if Mortgage Group One is the Undercollateralized Group) or 6.50% per annum (if Mortgage Group Two is the Undercollateralized Group), plus any shortfall of such amounts from prior Distribution Dates, with accrued interest thereon; provided, however, that in no event will the Available Distribution Amount with respect to the Overcollateralized Group on any Distribution Date be reduced by more than the sum of (i) the overcollateralized amount with respect to the Overcollateralized Group and (ii) interest thereon at the applicable Remittance Rate. Such amounts will be distributed to the applicable Classes of Certificates in the priority of interest payable on such Distribution Date.

         In the event that Mortgage Group One is the Undercollateralized Group, the reduction in the Available Distribution Amount of the Overcollateralized Group to pay interest to the Undercollateralized Group as described above may cause a shortfall in the amount of principal and interest otherwise distributable to the Subordinated Certificates and further to the amount of principal otherwise distributable to the Class IIA Certificates because the Class IIA Certificates have a Remittance Rate which is less than that of the Class IA Certificates. Such shortfall shall be payable from amounts otherwise distributable first from the Subordinated Certificates in reverse order of their priority of payment and then from the Class IIA Certificates in respect of principal.

         "Class A Certificates" means the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6, Class IA-7, Class IA-X, Class IIA-1, Class IIA-P, Class IIA-X and Class A-R Certificates, referred to collectively.

         The Class A Certificates (exclusive of Class IA-1 Component Four and the Class IIA-P Certificates) are sometimes collectively referred to herein as the "Non-PO Class A Certificates."

         The "Class IA Certificates" are the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6, Class IA-7 and Class IA-X Certificates, referred to collectively.


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         The "Class IIA Certificates" are the Class IIA-1, Class IIA-P and Class
IIA-X Certificates, referred to collectively.

         The Class IA Certificates (exclusive of Class IA-1 Component Four) are sometimes collectively referred to as the "Non-PO Class IA Certificates."

         The Class IIA Certificates (exclusive of the Class IIA-P Certificates) are sometimes collectively referred to as the "Non-PO Class IIA Certificates."

         The Class A Certificates (exclusive of the Class IA-1 Certificates), Class M Certificates, Class B-1 Certificates and Class B-2 Certificates are sometimes collectively referred to herein as the "Offered Certificates."

         "Class B Certificates" means the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, referred to collectively.

         "Non-Offered Class B Certificates" means the Class B-3, Class B-4 and Class B-5 Certificates, referred to collectively.

         "Subordinated Certificates" means the Class M and Class B Certificates, referred to collectively.

         The Class IA-2, Class IA-6 and Class IA-7 Certificates are sometimes collectively referred to herein as the "PACs."

         The Class IA-3 Certificates and Class IA-1 Component Three are sometimes referred to herein as the "TACs."

         For any Distribution Date, with respect to each of the PACs, the "Planned Principal Balance" means the amount specified for each such Class for such Distribution Date in Appendix A hereto.

         For any Distribution Date, with respect to each of the TACs, the "Targeted Principal Balance" means the amount specified for each such Component and Class for such Distribution Date in Appendix A hereto.

         On each Distribution Date on or before the Class IA-1 Component Three Accretion Termination Date (defined herein), an amount equal to the Class IA-1 Component Three Accrual Amount (defined herein) will be added to the principal balance of Class IA-1 Component Three and distributed as principal to the Class IA-3 Certificates and Class IA-1 Component Three, in the amount and priority as described herein. On each Distribution Date on or before the Class IA-4 Accretion Termination Date (defined herein), an amount equal to the Class IA-4 Accrual Amount (defined herein) will be added to the principal balance of the Class IA-4 Certificates and distributed as principal to the Class IA-3 and Class IA-4 Certificates and Class IA-1 Component Three, in the amount and priority as described herein.

         The "Credit Support Depletion Date" is the first Distribution Date on which the aggregate outstanding principal balance of the Subordinated Certificates has been or will be reduced to zero.

         With respect to each Mortgage Loan, the "PO Percentage" will equal a fraction, expressed as a percentage (but not less than 0%), the numerator of which will equal the excess, if any, of the Remittance


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Rate with respect to the applicable Mortgage Group over the applicable Net
Mortgage Rate (defined herein) and the denominator of which will equal the applicable Remittance Rate. The PO Percentage will be 0% with respect to Mortgage Loans for which the Net Mortgage Rate is greater than or equal to the applicable Remittance Rate. The Remittance Rate with respect to Mortgage Group One (the "Group One Remittance Rate") is 6.75% per annum and the Remittance Rate with respect to Mortgage Group Two (the "Group Two Remittance Rate") is 6.50% per annum. As of the Cut-off Date, the weighted average Mortgage Rate of the Discount Mortgage Loans (defined below) in Mortgage Group One is approximately 6.95% and the weighted average Mortgage Rate of the Discount Mortgage Loans in Mortgage Group Two is approximately 6.68%.

         With respect to each Mortgage Loan, the "Non-PO Percentage" will equal a fraction, expressed as a percentage (but not greater than 100%), the numerator of which will equal the applicable Net Mortgage Rate and the denominator of which will equal the applicable Remittance Rate. The Non-PO Percentage will be 100% with respect to Mortgage Loans for which the Net Mortgage Rate is greater than or equal to the applicable Remittance Rate.

         The "Discount Mortgage Loans" are those Mortgage Loans having Net Mortgage Rates less than the applicable Remittance Rate.

         The "Non-Discount Mortgage Loans" are those Mortgage Loans having Net Mortgage Rates greater than the applicable Remittance Rate.

         Class IA-1 Component Four and the Class IIA-P Certificates will not be entitled to receive interest and will be entitled to receive principal only with respect to the Discount Mortgage Loans in the related Mortgage Group. The Class IA-X and Class IIA-X Certificates will not be entitled to receive principal and will be entitled to receive interest only with respect to the Non-Discount Mortgage Loans in the related Mortgage Group.

         With respect to each Mortgage Loan, the "Net Mortgage Rate" equals the applicable Mortgage Rate less the sum of (i) the Servicing Fee and (ii) the Trustee Fee.

         The "Non-PO Allocated Amount" with respect to each Mortgage Group or, as the context requires, both Mortgage Groups, will be calculated as of any date by (i) multiplying the outstanding principal balance of each Mortgage Loan in the related Mortgage Group as of such date (giving effect to any Advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Loan that have not been passed through to the Certificateholders) by the Non-PO Percentage with respect to such Mortgage Loan and (ii) summing the results.

INTEREST

         On each Distribution Date, interest will be payable to each Class and Component of Certificates (other than Class IA-1 Component One, Class IA-1 Component Four and the Class IIA-P Certificates) in an amount equal to the sum of (i) the Interest Accrual Amount with respect to such Class or Component and
(ii) any Interest Shortfall with respect to such Class or Component, except that
(A) interest accrued on Class IA-1 Component Three on or before the Class IA-1 Component Three Accretion Termination Date will be added to the principal balance of Class IA-1 Component Three and (B) interest accrued on the Class IA-4 Certificates prior to the Class IA-4 Accretion Termination Date will be added to the principal balance of the Class IA-4 Certificates.


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         As of any Distribution Date, the "Interest Accrual Amount" with respect to any Class or Component of Certificates (other than Class IA-1 Component One, Class IA-1 Component Four and the Class IIA-P Certificates) means generally one month's interest at the Certificate Rate on the outstanding principal balance thereof (or, in the case of Class IA-1 Component Two, Class IA-1 Component Five and the Class IA-X and Class IIA-X Certificates, on the Class IA-1 Component Two Notional Amount, the Class IA-1 Component Five Notional Amount, the Class IA-X Notional Amount and Class IIA-X Notional Amount, respectively), minus (i) any Non-Supported Interest Shortfalls allocated to such Class or Component on such Distribution Date (as described herein under "The Pooling and Servicing
Agreement -- Adjustment to Servicing Fee in connection with Prepaid Mortgage Loans") and (ii) the interest portion of any Realized Losses, allocated as described herein.

         As of any Distribution Date, the "Interest Shortfall" with respect to any Class or Component of Certificates (other than Class IA-1 Component One, Class IA-1 Component Four and the Class IIA-P Certificates) means generally any portion of the Interest Accrual Amount with respect to any previous Distribution Date which remains unpaid (before giving effect to distributions made on such Distribution Date).

         For any Class of Certificates (other than the Class IA-1, Class IIA-P and Subordinated Certificates), the "Certificate Rate" is the per annum rate of interest specified for such Class on the cover hereof. The "Certificate Rate" for each Class of Subordinated Certificates will be calculated with respect to each Distribution Date as described below.

         The "Class IA-1 Component Two Notional Amount" with respect to any Distribution Date will equal the product of (x) the aggregate outstanding principal balance of the PACs (prior to giving effect to distributions made on such Distribution Date) and (y) a fraction, the numerator of which is the difference between the Certificate Rate with respect to Class IA-1 Component Two and the Certificate Rate with respect to each of the PACs and the denominator of which is the Certificate Rate with respect to Class IA-1 Component Two. The initial Class IA-1 Component Two Notional Amount will be approximately $4,156,971.

         The "Class IA-1 Component Five Notional Amount" with respect to any Distribution Date will equal the product of (x) 64.3118638362% of the aggregate Scheduled Principal Balance of the Non-Discount Loans in Mortgage Group One having Net Mortgage Rates less than or equal to 7.74% per annum and (y) a fraction, the numerator of which is the weighted average of the Class IA-X Stripped Interest Rates for the Non-Discount Loans in Mortgage Group One having Net Mortgage Rates less than or equal to 7.74% per annum and the denominator of which is 6.75%. The initial Class IA-1 Component Five Notional Amount will be approximately $8,253,000.

         The "Class IA-X Notional Amount" with respect to any Distribution Date will equal the sum of (1) the product of (A) 35.6881361638% of the aggregate Scheduled Principal Balance of the Non-Discount Mortgage Loans in Mortgage Group One having Net Mortgage Rates less than or equal to 7.74% per annum and (B) a fraction, the numerator of which is the weighted average of the Class IA-X Stripped Interest Rates for the Non-Discount Mortgage Loans in Mortgage Group One having Net Mortgage Rates less than or equal to 7.74% per annum and the denominator of which is 6.75% and (2) the product of (A) the aggregate Scheduled Principal Balance of the Non-Discount Mortgage Loans in Mortgage Group One having Net Mortgage Rates greater than 7.74% per annum and (B) a fraction, the numerator of which is the weighted average of the Class IA-X Stripped Interest Rates for the Non-Discount Mortgage Loans in Mortgage Group


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



One having Net Mortgage Rates in excess of 7.74% per annum and the denominator of which is 6.75%. The initial Class IA-X Notional Amount will be approximately $6,793,825.

         The "Class IIA-X Notional Amount" with respect to any Distribution Date will equal the product of (x) the aggregate Scheduled Principal Balance of the Non-Discount Mortgage Loans in Mortgage Group Two and (y) a fraction, the numerator of which is the weighted average of the Class IIA-X Stripped Interest Rates for the Non-Discount Mortgage Loans in Mortgage Group Two as of such Due Date and the denominator of which is 6.50%. The initial Class IIA-X Notional Amount will be $1,899,628.

         The "Class IA-X Stripped Interest Rate" means for each Group One Mortgage Loan, the excess, if any, of the Net Mortgage Rate for such Mortgage Loan over 6.75%.

         The "Class IIA-X Stripped Interest Rate" means for each Group Two Mortgage Loan, the excess, if any, of the Net Mortgage Rate for such Mortgage Loan over 6.50%.

         The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied prepayments, the payment of principal due on such first day of the month and any reduction of the principal balance of such Mortgage Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

Certificate Rate With Respect to the Subordinated Certificates

         On any Distribution Date, the Certificate Rate on each Class of Subordinated Certificates will equal the fraction, expressed as a percentage, the numerator of which will equal the sum of (i) the product of (x) 6.75% and
(y) the excess of the aggregate Scheduled Principal Balance of the Group One Mortgage Loans over the aggregate outstanding principal balance of the Class IA Certificates (prior to giving effect to distributions to be made on such Distribution Date) (the "Group One Subordinated Amount") and (ii) the product of
(x) 6.50% and (y) the excess of the aggregate Scheduled Principal Balance of the Group Two Mortgage Loans over the aggregate outstanding principal balance of the Class IIA Certificates (prior to giving effect to distributions to be made on such Distribution Date) (the "Group Two Subordinated Amount") and the denominator of which will equal the sum of the Group One Subordinated Amount and the Group Two Subordinated Amount. The initial Certificate Rate with respect to each Class of Subordinated Certificates will be approximately 6.70%.

PRINCIPAL (INCLUDING PREPAYMENTS)

Distributions to Class IA-1 Component Four

         On each Distribution Date, Class IA-1 Component Four will receive a portion of the Group One Available Distribution Amount attributable to principal received on or with respect to any Discount Mortgage Loan in Mortgage Group One equal to the amount of such principal so attributable multiplied by the PO Percentage with respect to such Discount Mortgage Loan. In addition, on each Distribution Date prior to and including the Credit Support Depletion Date, Class IA-1 Component Four also will be allocated principal, to the extent of amounts available to pay the Subordinated Optimal Principal Amount (without


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regard to clause (2) of the definition of such term) on such Distribution Date, in an amount (the "Class IA-1 Component Four Shortfall Amount") generally equal to (i) the applicable PO Percentage of any Realized Loss with respect to a Discount Mortgage Loan in Mortgage Group One other than an Excess Loss and (ii) the sum of amounts, if any, by which the amounts specified in clause (i) with respect to each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Date and not subsequently distributed to Class IA-1 Component Four; provided, however, that such payments in respect of the Class IA-1 Component Four Shortfall Amount will not cause a further reduction in the principal balance of Class IA-1 Component Four. The aggregate of the amounts payable to Class IA-1 Component Four described in this paragraph are referred to herein as the "Class IA-1 Component Four Distribution Amount."

Allocation of the Class IA-1 Component Three Accrual Amount and the Class IA-4 Accrual Amount

         CLASS IA-1 COMPONENT THREE ACCRUAL AMOUNT. The "Class IA-1 Component Three Accretion Termination Date" is the earlier to occur of (i) the Distribution Date following the Distribution Date on which the principal balance of the Class IA-3 Certificates has been reduced to zero and (ii) the Distribution Date following the Credit Support Depletion Date. On each Distribution Date prior to the Class IA-1 Component Three Accretion Termination Date, an amount (the "Class IA-1 Component Three Accrual Amount") equal to the accrued interest that would otherwise be distributable in respect of Class IA-1 Component Three on such Distribution Date will be added to the principal balance of Class IA-1 Component Three (such amount to thereafter accrue interest at the Certificate Rate) and such amount will be distributed as principal as follows:

         first, to the Class IA-3 Certificates, to the extent necessary to reduce the principal balance of such Class to its Targeted Principal Balance for such Distribution Date; and

         second, 10.00% to Class IA-1 Component Three and 90.00% to the Class IA-3 Certificates, without regard to their respective Targeted Principal Balances, until the principal balance of the Class IA-3 Certificates has been reduced to zero; and

         third, to Class IA-1 Component Three.

         CLASS IA-4 ACCRUAL AMOUNT. The "Class IA-4 Accretion Termination Date" is the earlier to occur of (i) the Distribution Date following the Distribution Date on which the principal balance of Class IA-1 Component Three has been reduced to zero and (ii) the Distribution Date following the Credit Support Depletion Date. On each Distribution Date prior to the Class IA-4 Accretion Termination Date, after the Class IA-1 Component Three Accrual Amount has been distributed as described above, an amount (the "Class IA-4 Accrual Amount") equal to the accrued interest that would otherwise be distributable in respect of the Class IA-4 Certificates on such Distribution Date will be added to the principal balance of the Class IA-4 Certificates (such amount to thereafter accrue interest at the Certificate Rate) and such amount will be distributed, as principal, as follows:

         first, to the Class IA-3 Certificates, to the extent necessary to reduce the principal balance of such Class to its Targeted Principal Balance for such Distribution Date;

         second, to Class IA-1 Component Three, to the extent necessary to reduce the principal balance of such Component to its Targeted Principal Balance for such Distribution Date; and

         third, to the Class IA-4 Certificates.


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Allocation of the Non-PO Class IA Optimal Principal Amount

         Except after the Credit Support Depletion Date, distributions in respect of principal will be made on each Distribution Date to the Non-PO Class IA Certificates as described below. On each Distribution Date, the Non-PO Class IA Optimal Principal Amount (defined herein) will be distributed to the Non-PO Class IA Certificateholders as follows:

         first, to the Class IA-5 Certificates, up to the Lockout Principal Distribution Amount (defined below), until the principal balance of such Class has been reduced to zero; and

         second, to the Class A-R Certificate, until the principal balance of such Class has been reduced to zero;

         third, (A) 3.5714290601% of the amount distributable pursuant to this clause third to Class IA-1 Component One until the principal balance of such Component has been reduced to zero; and

         (B) 96.4285709399% of the amount distributable pursuant to this clause third sequentially as follows:

                  (1) first, to the Class IA-2, Class IA-7 and Class IA-6 Certificates, sequentially, in each case until the principal balance of each such Class has been reduced to its Planned Principal Balance;

                  (2) second, to the Class IA-3 Certificates and Class IA-1 Component Three, sequentially, in each case until the principal balance of such Class and such Component has been reduced to its Targeted Principal Balance;

                  (3) third, to the Class IA-4 Certificates, until the principal balance of such Class has been reduced to zero;

                  (4) fourth, 90.00% to the Class IA-3 Certificates and 10.00% to Class IA-1 Component Three, without regard to their respective Targeted Principal Balances, until the principal balance of the Class IA-3 Certificates has been reduced to zero;

                  (5) fifth, to Class IA-1 Component Three, without regard to the Targeted Principal Balance of such Component, until the principal balance of such Component has been reduced to zero; and

                  (6) sixth, to the Class IA-2, Class IA-7 and Class IA-6 Certificates, sequentially, without regard to their respective Planned Principal Balances, until the principal balances of such Classes have been reduced to zero; and

         fourth, to the Class IA-5 Certificates, until the principal balance of such Class has been reduced to zero.


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         On any Distribution Date after the Credit Support Depletion Date, distributions among the Classes of Non-PO Class IA Certificates then outstanding will be made pro rata in accordance with their respective outstanding principal balances and not in accordance with the priorities set forth above.

Distributions to the Class IIA-P Certificateholders

         On each Distribution Date, the Class IIA-P Certificates will receive a portion of the Available Distribution Amount attributable to principal received on or with respect to any Discount Mortgage Loan in Mortgage Group Two equal to the amount of such principal so attributable multiplied by the PO Percentage with respect to such Discount Mortgage Loan. In addition, on each Distribution Date prior to and including the Credit Support Depletion Date, the Class IIA-P Certificates also will be allocated principal, to the extent of amounts available to pay the Subordinated Optimal Principal Amount (without regard to clause (2) of the definition of such term) on such Distribution Date, in an amount (the "Class IIA-P Shortfall Amount") generally equal to (i) the applicable PO Percentage of any Realized Loss with respect to a Discount Mortgage Loan in Mortgage Group Two other than an Excess Loss and (ii) the sum of amounts, if any, by which the amounts specified in clause (i) with respect to each prior Distribution Date exceeded the amount actually distributed in respect thereof on such prior Distribution Date and not subsequently distributed to the Class IIA-P Certificates; provided, however, that such payments in respect of the Class IIA-P Shortfall Amount will not cause a further reduction in the principal balance of the Class IIA-P Certificates. The aggregate of the amounts payable to the Class IIA-P Certificates described in this paragraph are referred to herein as the "Class IIA-P Distribution Amount."

Allocation of the Non-PO Class IIA Optimal Principal Amount

         On each Distribution Date, the Non-PO Class IIA Optimal Principal Amount (defined herein) will be distributed to the Class IIA-1
Certificateholders.

         "Liquidation Principal" is the principal portion of liquidation proceeds received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the calendar month preceding the month of the Distribution Date, exclusive of the portion thereof attributable to the Class IA-1 Component Four Distribution Amount. A "Liquidated Mortgage Loan" is a Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, liquidation proceeds or otherwise have been recovered.

         The "Lockout Principal Distribution Amount" for any Distribution Date will equal the sum of (i) the Adjusted Lockout Percentage (defined below) of the applicable Non-PO Percentage of the principal portion of all Monthly Payments, whether or not received, which were due on the related Due Date on outstanding Group One Mortgage Loans as of such Due Date, (ii) the Lockout Prepayment Percentage (defined herein) of the applicable Non-PO Percentage of the principal portion of principal prepayments, insurance proceeds, condemnation awards and any other cash proceeds from sources other than Mortgagors, and repurchase proceeds, in each case received with respect to the Group One Mortgage Loans during the related Principal Prepayment Period and (iii) the Lockout Liquidation Amount (defined below).

         The "Adjusted Lockout Percentage" will equal (i) for any Distribution Date prior to the Distribution Date in June 2003, 0% and (ii) for any Distribution Date on or after the Distribution Date in June 2003, the Lockout Percentage.


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         The "Lockout Percentage" for any Distribution Date will equal the outstanding principal balance of the Class IA-5 Certificates divided by the Non-PO Allocated Amount with respect to Mortgage Group One, in each case immediately prior to such Distribution Date. The Lockout Percentage as of the Cut-Off Date will be approximately 9.64%.

         The "Lockout Liquidation Amount" is the aggregate, for each Group One Mortgage Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Lockout Percentage of the applicable Non-PO Percentage of the Scheduled Principal Balance of such Mortgage Loan and (ii) the Lockout Percentage on any Distribution Date occurring prior to the fifth anniversary of the first Distribution Date, and the Lockout Prepayment Percentage (as defined herein) on any Distribution Date thereafter, in each case, of the Liquidation Principal with respect to such Mortgage Loan.

         The "Lockout Prepayment Percentage" will equal the product of (a) the Lockout Percentage and (b) the Step Down Percentage.

         The "Step Down Percentage" for any Distribution Date will be the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                           STEP DOWN PERCENTAGE
------------------------------                           --------------------
June 1998 through May 2003...............................         0%
June 2003 through May 2004...............................        30%
June 2004 through May 2005...............................        40%
June 2005 through May 2006...............................        60%
June 2006 through May 2007...............................        80%
June 2007 and thereafter.................................       100%

         Principal distributions made on each Class of Certificates will be paid pro rata among the Certificates of such Class in accordance with their respective outstanding principal balances.

         The "Non-PO Class IA Optimal Principal Amount" and the "Non-PO Class IIA Optimal Principal Amount" (each, a "Non-PO Class A Optimal Principal Amount") mean generally as of any Distribution Date, an amount, not in excess of the applicable Non-PO Class A Principal Balance equal to the sum of: (a) an amount equal to the applicable Non-PO Class A Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments whether or not received, which were due on the related Due Date on outstanding Mortgage Loans in the related Mortgage Group as of such Due Date; (b) an amount equal to the applicable Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments on Mortgage Loans in the related Mortgage Group received during the related Principal Prepayment Period; (c) with respect to each Mortgage Loan in the related Mortgage Group not described in (d) below, an amount equal to the applicable Non-PO Class A Percentage of the applicable Non-PO Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account, which were received during the related Principal Prepayment Period, net of related unreimbursed servicing advances and net of any portion thereof which, as to any Mortgage Loan in the related Mortgage Group, constitutes a late collection with respect to which an Advance has previously been made; (d) with respect to each Mortgage Loan in the related Mortgage Group which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, an amount equal to the lesser of (i) the applicable


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Non-PO Class A Percentage of the applicable Non-PO Percentage of an amount equal to the principal balance of such Mortgage Loan (net of Advances with respect to principal) as of the Due Date immediately preceding the date on which it became a Liquidated Mortgage Loan and (ii) the applicable Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of the net liquidation proceeds, if any, with respect to such Liquidated Mortgage Loan (net of any unreimbursed Advances); (e) with respect to each Mortgage Loan in the related Mortgage Group repurchased during the related Principal Prepayment Period, an amount equal to the applicable Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been made to the applicable Non-PO Class A Certificateholders); and (f) while none of the Subordinated Certificates remains outstanding, the excess of the outstanding principal balance of the applicable Non-PO Class A Certificates (calculated after giving effect to reductions thereof on such Distribution Date with respect to amounts described in (a) - (e) above) over the applicable Non-PO Allocated Amount.

         As of any Distribution Date, the "Non-PO Class IA Percentage" and the "Non-PO Class IIA Percentage" (each, a "Non-PO Class A Percentage") will equal a fraction, expressed as a percentage, the numerator of which is the applicable Non-PO Class A Principal Balance and the denominator of which is the applicable Non-PO Allocated Amount immediately prior to the Due Date in the month of such Distribution Date.

         The "Non-PO Class IA Principal Balance" and the "Non-PO IIA Principal Balance" (each, a "Non-PO Class A Principal Balance") means, generally, as of any Distribution Date, (a) the applicable Non-PO Class A Principal Balance for the preceding Distribution Date less (b) amounts distributed to the applicable Non-PO Class A Certificateholders on such preceding Distribution Date allocable to principal (including Advances) and any losses allocated to the applicable Non-PO Class A Certificates; provided that the Non-PO Class IA Principal Balance on the first Distribution Date will be the initial Non-PO Class IA Principal Balance, which is expected to be approximately $203,166,467; and the Non-PO Class IIA Principal Balance on the first Distribution Date will be the initial Non-PO Class IIA Principal Balance, which is expected to be approximately $44,832,074.

         The "Non-PO Class IA Prepayment Percentage" and the "Non-PO Class IIA Prepayment Percentage" (each, a "Non-PO Class A Prepayment Percentage") mean, generally, as of any Distribution Date up to and including the Distribution Date in May 2003, 100%; as of any Distribution Date in the first year thereafter, the applicable Non-PO Class A Percentage plus 70% of the applicable Subordinated Percentage for such Distribution Date; as of any Distribution Date in the second year thereafter, the applicable Non-PO Class A Percentage plus 60% of the applicable Subordinated Percentage for such Distribution Date; as of any Distribution Date in the third year thereafter, the applicable Non-PO Class A Percentage plus 40% of the applicable Subordinated Percentage for such Distribution Date; as of any Distribution Date in the fourth year thereafter, the applicable Non-PO Class A Percentage plus 20% of the applicable Subordinated Percentage for such Distribution Date; and as of any Distribution Date after the fourth year thereafter, the applicable Non-PO Class A Percentage; provided that, if either applicable Non-PO Class A Percentage as of any such Distribution Date is greater than the initial applicable Non-PO Class A Percentage, each Non-PO Class A Prepayment Percentage shall be 100%; and provided further, however, that no reduction of either Non-PO Class A Prepayment Percentage below the level in effect for the most recent period shall occur with respect to any Distribution Date unless, as of the last day of the month preceding such Distribution Date,
(i) the aggregate outstanding principal balance of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage


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Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) does not exceed 50% of the aggregate principal balance of the Subordinated Certificates as of such date and (ii) cumulative Realized Losses do not exceed (a) 30% of the aggregate principal balance of the Subordinated Certificates as of the date of issuance of the Certificates (the "Original Subordinated Principal Balance") if such Distribution Date occurs between and including June 2003 and May 2004, (b) 35% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including June 2004 and May 2005, (c) 40% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including June 2005 and May 2006, (d) 45% of the Original Subordinated Principal Balance if such Distribution Date occurs between and including June 2006 and May 2007, and (e) 50% of the Original Subordinated Principal Balance if such Distribution Date occurs during or after June 2007.

         As of any Distribution Date, the "Mortgage Group One Subordinated Percentage" means the difference between 100% and the Non-PO Class IA Percentage, the "Mortgage Group Two Subordinated Percentage" means the difference between 100% and the Non-PO Class IIA Percentage, and each is a "Subordinated Percentage." As of any Distribution Date, the "Mortgage Group One Subordinated Prepayment Percentage" means the difference between 100% and the Non-PO Class IA Prepayment Percentage, the "Mortgage Group Two Subordinated Prepayment Percentage" means the difference between 100% and the Non-PO Class IIA Prepayment Percentage, and each is a "Subordinated Prepayment Percentage."

Allocation of the Subordinated Optimal Principal Amount

         On each Distribution Date, distributions in respect of principal will be made to each Class of Subordinated Certificates up to an amount equal to the portion of the Subordinated Optimal Principal Distribution Amount (defined below) allocable to such Class, calculated as described below.

         The "Subordinated Optimal Principal Amount" means generally as of any Distribution Date, an amount, not in excess of the aggregate outstanding principal balance of the Subordinated Certificates, equal to (1) the sum of: (a) an amount equal to the applicable Subordinated Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments whether or not received, which were due on the related Due Date on outstanding Mortgage Loans as of such Due Date; (b) an amount equal to the applicable Subordinated Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments received during the related Principal Prepayment Period; (c) with respect to each Mortgage Loan not described in (d) below, an amount equal to the applicable Subordinated Percentage of the applicable Non-PO Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account, which were received during the related Principal Prepayment Period, net of related unreimbursed servicing advances and net of any portion thereof which, as to any Mortgage Loan, constitutes a late collection with respect to which an Advance has previously been made; (d) with respect to each Mortgage Loan which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, an amount equal to the portion (if any) of the net liquidation proceeds with respect to such Liquidated Mortgage Loan (net of any unreimbursed Advances) that was not included in the Class IA-1 Component Four Distribution Amount, the Class IIA-P Distribution Amount, the Non-PO Class IA Optimal Principal Amount or the Non-PO Class IIA Optimal Principal Amount with respect to such Distribution Date and
(e) with respect to each Mortgage Loan repurchased during the related Principal Prepayment Period, an amount equal to the applicable Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been


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made to the Subordinated Certificateholders) minus (2) the sum of the Class IA-1
Component Four Shortfall Amount and the Class IIA-P Shortfall Amount with respect to such Distribution Date; provided, however, that the Subordinated Optimal Principal Amount for any Distribution Date will be reduced to the extent of any amounts required to be distributed to the Class A Certificates pursuant to the provisions described under "--Distributions to Certificateholders --
Cross Collateralization Provisions." Any reduction in the Subordinated Optimal Principal Amount pursuant to clause (2) above or the proviso in the immediately preceding sentence will be applied in reduction of the Subordinated Optimal Principal Amount as follows: first, by the amounts described in clause (a) of the definition thereof, second, by the amounts described in clause (d) of the definition thereof, third, by the amounts described in clause (c) of the definition thereof, fourth, by the amounts described in clause (e) of the definition thereof, and fifth, by the amounts described in clause (b) of the definition thereof. Any reduction in the Subordinated Optimal Principal Amount pursuant to clause (2) above will result in a corresponding reduction in the principal balance of the Class of Subordinated Certificates with the highest numerical class designation then outstanding.

         On each Distribution Date, the Subordinated Optimal Principal Amount will be allocated among the outstanding Classes of Subordinated Certificates pro rata in accordance with their respective outstanding principal balances; provided, however, that the portion of the Subordinated Optimal Principal Amount consisting of the Subordinated Lock-out Amount will be allocated only among those Classes of Subordinated Certificates entitled to receive distributions in respect of the Subordinated Lock-Out Amount on such Distribution Date, as described in the second succeeding sentence. With respect to any Distribution Date, the "Subordinated Lock-out Amount" means the amounts described in clause
(b) of the definition of Subordinated Optimal Principal Amount (after any adjustment thereto as described in the preceding paragraph). On each Distribution Date, the Subordinated Lock-out Amount will be allocated among the following Classes of Certificates: (i) any Class of Subordinated Certificates which has current Credit Support (defined herein) (before giving effect to any distribution of principal thereon on such Distribution Date) greater than or equal to the original Credit Support for such Class; (ii) the Class of Subordinated Certificates having the lowest numerical class designation of any outstanding Class of Subordinated Certificates which does not meet the criteria in (i) above; and (iii) the Class B-5 Certificates if all other outstanding Classes of Subordinated Certificates meet the criteria in (i) above or if no other Class of Subordinated Certificates is outstanding; provided, however, that no Class of Subordinated Certificates will receive any distribution in respect of the Subordinated Lock-out Amount on any Distribution Date if on such Distribution Date any Class of Subordinated Certificates having a lower numerical class designation than such Class fails to meet the criteria in (i) above. For the purposes of (ii) above and the last sentence of the immediately preceding paragraph, the Class M Certificates will be deemed to have a lower numerical class designation than each Class of Class B Certificates.

         Each Class of Subordinated Certificates (other than the Class B-5 Certificates) will have the benefit of a level of credit support, expressed as a percentage of the aggregate outstanding principal balance of the Certificates ("Credit Support"). Credit Support for such Classes of Certificates will equal in each case the percentage obtained by dividing the aggregate outstanding principal balance of all Classes of Subordinated Certificates having higher numerical class designations than such Class by the aggregate outstanding principal balance of all outstanding Classes of Certificates (other than the Class A-P Certificates) (for this purpose, the Class M Certificates shall be deemed to have a lower numerical class designation than each Class of Class B Certificates). Generally, the level of Credit Support for any Class will decrease to the extent Realized Losses are allocated to any Class of Subordinated Certificates having a higher numerical class designation and will increase to the extent that any Class or Classes of Certificates not subordinated to such


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Class receives a disproportionate portion of payments (including prepayments) of principal on the Mortgage Loans.

ADDITIONAL RIGHTS OF THE CLASS A-R CERTIFICATEHOLDER

         The Class A-R Certificate will remain outstanding for so long as the Trust Fund shall exist, whether or not such Certificate is receiving current distributions of principal or interest. In addition to distributions of principal and interest distributable as described under "Distributions on the Certificates," the holder of the Class A-R Certificate will be entitled to receive (i) the amounts, if any, of the Available Distribution Amount remaining in the Certificate Account on any Distribution Date after distributions of principal and interest on the Certificates on such date and (ii) the proceeds of the assets of the Trust Fund, if any, remaining in either REMIC on the final Distribution Date for the Certificates, after distributions in respect of any accrued and unpaid interest on such Certificates, and after distributions in respect of principal have reduced the Certificate Principal Balances of the Certificates to zero. It is not anticipated that there will be any material assets remaining in the Trust Fund at any such time or that any material distributions will be made with respect to the Class A-R Certificate at any time. See "Federal Income Tax Consequences--Residual Certificates" in the Prospectus.

SUBORDINATED CERTIFICATES AND SHIFTING INTERESTS

         The rights of the Class M Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the Class A Certificateholders, the rights of the holders of each Class of Class B Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Class A Certificates, the Class M Certificates, and each Class of Class B Certificates having a lower numerical class designation than such Class of Class B Certificates, each to the extent described below. The subordination provided by the Class M and Class B Certificates is intended to enhance the likelihood of regular receipt by the Class A Certificateholders of the full amount of monthly distributions due them and to protect the Class A Certificateholders against losses. The subordination provided by each Class of Class B Certificates is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates, the Class M Certificates, and each Class of Class B Certificates having a lower numerical class designation than such Class of Class B Certificates of the full amount of monthly distributions due them and to protect such Certificateholders against losses.

         On each Distribution Date payments to the Class A Certificateholders will be made prior to payments to the Class M and Class B Certificateholders, payments to the Class M Certificateholders will be made prior to payments in the Class B Certificateholders, payments to the Class B-1 Certificateholders will be made prior to payments to the Class B-2 Certificateholders and the Non-Offered Class B Certificateholders and payments to the Class B-2 Certificateholders will be made prior to payments to the Non-Offered Class B Certificateholders. If on any Distribution Date on which the aggregate outstanding principal balance of the Class M and Class B Certificates is greater than zero the Non-PO Class A Certificateholders are paid less than the Non-PO Class A Optimal Principal Amount for such date, the interest of the Non-PO Class A Certificateholders in the Trust Fund will vary so as to preserve the entitlement of the Non-PO Class A Certificateholders to unpaid principal of the Mortgage Loans and interest thereon. This may have the effect of increasing the proportionate interest of the Non-PO Class A Certificateholders in the Trust Fund.

         "Mortgage Pool Principal Balance" means, generally, as of any Distribution Date, the sum of the principal balances of all Mortgage Loans as to which no prepayment in full, cash liquidation or foreclosure


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and sale of the related Mortgaged Property has taken place and as to which no determination of the Servicer has been made that all recoverable amounts have been received.

         The Non-PO Class A Certificateholders will be entitled to receive the Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of the amount of principal prepayments and certain other unscheduled amounts of principal received on the Mortgage Loans as described above. This will have the effect of initially accelerating principal payments to the Non-PO Class A Certificateholders (other than the Class IA-5 Certificateholders) and reducing their proportionate interest in the Trust Fund and correspondingly increasing (in the absence of offsetting Realized Losses) the Credit Support of each Class of Subordinated Certificates having Credit Support. See "Description of the Certificates -- Distributions of Principal and Interest." Increasing the interest of the Class M and Class B Certificates in the Trust Fund relative to that of the Class A Certificates is intended to preserve the availability of the benefits of the subordination provided by the Class M and Class B Certificates.

         All Realized Losses on the Mortgage Loans (other than Excess Losses (defined below)) generally will be allocated first, to the Non-Offered Class B Certificates until the principal balance of the Non-Offered Class B Certificates has been reduced to zero; second, to the Class B-2 Certificates until the principal balance of the Class B-2 Certificates has been reduced to zero; third, to the Class B-1 Certificates until the principal balance of the Class B-1 Certificates has been reduced to zero; fourth, to the Class M Certificates until the principal balance of the Class M Certificates has been reduced to zero; and fifth, (A) to the Non-PO Class IA Certificates pro rata based upon their respective outstanding principal balances until the principal balance of the Non-PO Class IA Certificates has been reduced to zero (if the Realized Loss occurred with respect to a Group One Mortgage Loan) or (B) to the Class IIA-1 Certificates (if the Realized Loss occurred with respect to a Group Two Mortgage
Loan); provided, however, that if a Realized Loss occurs with respect to a Discount Mortgage Loan (A) the amount of such Realized Loss equal to the product of (i) the amount of such Realized Loss and (ii) the PO Percentage with respect to such Discount Mortgage Loan will be allocated to Class IA-1 Component Four (if the Realized Loss occurred with respect to a Discount Mortgage Loan in Mortgage Group One) or to the Class IIA-P Certificates (if the Realized Loss occurred with respect to a Discount Mortgage Loan in Mortgage Group Two) and (B) the remainder of such Realized Loss will be allocated as described above.

         A "Realized Loss" is generally the amount, if any, with respect to any defaulted Mortgage Loan which has been liquidated in accordance with the Agreement, by which the unpaid principal balance and accrued interest thereon at a rate equal to the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of certain expenses) at the time such defaulted Mortgage Loan was liquidated.

         Investors in the Class A Certificates should be aware that because the Subordinated Certificates represent interests in both Mortgage Groups, the principal balances of the Subordinated Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in one Mortgage Group. Therefore, notwithstanding that Realized Losses on the Mortgage Loans in one Mortgage Group may only be allocated to the related Class A Certificates (except for Excess Losses), the allocation to the Subordinated Certificates of Realized Losses on the Mortgage Loans in the other Mortgage Group will increase the likelihood that Realized Losses may be allocated to such Class A Certificates.

         Excess Fraud Losses, Excess Bankruptcy Losses and Excess Special Hazard Losses (collectively, "Excess Losses") will be allocated without priority among
(i) all Classes of Subordinated Certificates and


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(ii) (a) the Classes or Components of Non-PO Class IA Certificates (if the
Excess Loss occurred with respect to a Group One Mortgage Loan), or (b) the Class IIA-1 Certificates (if the Excess Loss occurred with respect to a Group Two Mortgage Loan), pro rata based upon their respective outstanding principal balances; provided, however, that (i) the applicable PO Percentage of any Excess Losses on the Discount Mortgage Loans in Mortgage Group One will be allocated to Class IA-1 Component Four and (ii) the applicable PO Percentage of any Excess Losses on the Discount Mortgage Loans in Mortgage Group Two will be allocated to the Class IIA-P Certificates. For purposes of the foregoing, each Class of Subordinated Certificates will be deemed to have a principal balance (and to accrue interest thereon) equal to the actual principal balance thereof times a fraction, the numerator of which is the Group One Subordinated Amount (for a loss on a Group One Mortgage Loan) or the Group Two Subordinated Amount (for a loss on a Group Two Mortgage Loan), and the denominator of which is the aggregate of the Group One Subordinated Amount and the Group Two Subordinated Amount.

         The aggregate amount of Realized Losses that may be allocated in connection with Special Hazard Losses (defined below) on the Mortgage Loans (the "Special Hazard Amount") to the Subordinated Certificates will initially be equal to approximately $2,571,105. As of each anniversary of the Cut-off Date, the Special Hazard Amount generally will be reduced, but not increased, to an amount equal to the lesser of (i) the Special Hazard Amount as of the previous anniversary of the Cut-off Date less the sum of all amounts allocated to the Certificates in respect of Special Hazard Losses on the Mortgage Loans since such previous anniversary and (ii) the Adjustment Amount. The "Adjustment Amount" with respect to each anniversary of the Cut-off Date will be equal to the greatest of (i) 1.00% multiplied by the aggregate outstanding principal balance of the Mortgage Loans, (ii) the aggregate outstanding principal balance of the Mortgage Loans secured by Mortgaged Properties located in the California postal zip code area in which the highest percentage of the Mortgage Loans are located and (iii) twice the outstanding principal balance of the Mortgage Loan having the largest outstanding principal balance, in each case as of such anniversary of the Cut-off Date.

         A "Special Hazard Loss" is a loss incurred in respect of any defaulted Mortgage Loan as a result of direct physical loss or damage to the Mortgage Property, which is not insured against under the standard hazard insurance policy or blanket policy insuring against hazard losses which the Servicer is required to cause to be maintained on each Mortgage Loan. See "Servicing of the Mortgage Loans--Hazard Insurance" in the Prospectus.

         "Excess Special Hazard Losses" are Special Hazard Losses in excess of the Special Hazard Amount.

         The aggregate amount of Realized Losses incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan ("Fraud Losses") which may be allocated to the Subordinated Certificates (the "Fraud Loss Amount") will initially be equal to approximately $2,571,105. As of any date of determination after the Cut-off Date, the Fraud Loss Amount generally will equal (X) prior to the third anniversary of the Cut-off Date an amount equal to 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Mortgage Loans up to such date of determination and (Y) from the third to the fifth anniversary of the Cut-off Date, an amount equal to (1) 0.50% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus
(2) the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Mortgage Loans since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount will be zero.


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         "Excess Fraud Losses" are Fraud Losses in excess of the Fraud Loss
Amount.

         The aggregate amount of Realized Losses which may be allocated in connection with Bankruptcy Losses on the Mortgage Loans (the "Bankruptcy Amount") to the Subordinate Certificates will initially be equal to approximately $100,000. As of any date of determination, the Bankruptcy Amount will equal approximately $100,000 less the sum of any amounts allocated to the Certificates for such losses up to such date of determination.

         A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, A "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgage Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

         "Excess Bankruptcy Losses" are Bankruptcy Losses in excess of the Bankruptcy Amount.

         Amounts actually paid at any time to the Class M and Class B Certificateholders in accordance with the terms of the Agreement will not be subsequently recoverable from the Class M and Class B Certificateholders.

         Investors in the Class A Certificates should be aware that the applicable coverage for Realized Losses cover Mortgage Loans in both Loan Groups. Therefore, in the event Mortgage Loans in a Loan Group suffer a high level of Special Hazard Losses, Fraud Losses or Bankruptcy Losses, it will reduce the available coverage for the Class A Certificates relating to both Loan Groups and may cause the Class A Certificates relating to the other Loan Group to suffer losses in the event Mortgage Loans in either Loan Group suffer Realized Losses after the available coverage has been exhausted.

                        FEDERAL INCOME TAX CONSIDERATIONS

         An election will be made to treat the segregated pool comprising the assets of the Trust Fund (the "Subsidiary REMIC") as a REMIC for federal income tax purposes. An election will be made to treat the pool of assets represented by the regular interests in the Subsidiary REMIC as a separate REMIC (the "Master REMIC").

         The Offered Certificates (other than the Class A-R Certificate) will represent regular interests in the Master REMIC and will be treated as newly originated debt instruments. The Class A-R Certificate will represent the residual interest in each REMIC. All Certificateholders will be required to use the accrual method of accounting with respect to interest income on the Certificates, regardless of their normal method of accounting. Holders of Offered Certificates that have original issue discount will be required to include amounts in income with respect to such Certificates in advance of the receipt of cash attributable to such income. It is anticipated that the Class IA-4, Class IA-X, Class IIA-P and Class IIA-X Certificates will be issued with original issue discount in an amount equal to the excess of their initial principal balances over their respective issue prices (including (except with respect to the Class IIA-P Certificates) accrued interest). It is also anticipated that the Class IA-2, Class IA-3, Class IA-6 and Class IA-7 Certificates will be issued at a premium, and that the Class IA-5, Class IIA-1, Class M, Class B-1 and Class B-2 Certificates


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will be issued with de minimis original issue discount for federal income tax purposes. The prepayment assumption that will be used in computing the amount and rate of accrual of original issue discount includible periodically will be 250% of the Prepayment Model set forth herein. See "Prepayment and Yield Considerations." No representation is made that payments on the Offered Certificates will occur at that rate or any other rate.

         The Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code and (ii) "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, in each case to the extent described herein and in the Prospectus. Interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Offered Certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.

CLASS A-R CERTIFICATE

         The holder of the Class A-R Certificate must include the taxable income or loss of each REMIC in determining its federal taxable income. The Class A-R Certificate will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE CLASS A-R CERTIFICATEHOLDER'S REMIC TAXABLE INCOME AND THE TAX LIABILITY THEREON MAY EXCEED, AND MAY SUBSTANTIALLY EXCEED, CASH DISTRIBUTIONS TO SUCH HOLDER DURING CERTAIN PERIODS, IN WHICH EVENT, THE HOLDER THEREOF MUST HAVE SUFFICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. Furthermore, it is anticipated that all or a substantial portion of the taxable income of each REMIC includible by the holder of the Class A-R Certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from such REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S.
investors, with no exemption or treaty reduction.

         The Class A-R Certificate will be considered a "noneconomic residual interest," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfer of the Class A-R Certificate will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class A-R Certificate as such taxes become due and (iv) will not transfer the Class A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Additionally, the Class A-R Certificate generally may not be transferred to certain persons who are not U.S. Persons (as defined herein). See "Description of the Certificates -- Restrictions on Transfer of the Class A-R, Class M and Offered Class B Certificates" herein and "Federal Income Tax Consequences -- REMIC Certificates; -- Income from Residual Certificates; Taxation of Certain Foreign Investors; -- Transfers of Residual Certificates" in the Prospectus.

         An individual, trust or estate that holds the Class A-R Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Trust Fund in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class A-R Certificate may not be recovered until termination of the Trust Fund. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class A-R Certificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service anticipates providing guidance with respect to the federal tax treatment of such consideration. Any transferee receiving consideration with respect to the Class A-R Certificate should consult its tax advisors.

         DUE TO THE SPECIAL TAX TREATMENT OF RESIDUAL INTERESTS, THE EFFECTIVE AFTER-TAX RETURN OF THE CLASS A-R CERTIFICATE MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS A-R CERTIFICATE WERE TAXED AS A DEBT INSTRUMENT, OR MAY BE NEGATIVE.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.

                              ERISA CONSIDERATIONS

         A fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or section 4975 of the Code, including an individual retirement account (each, a "Plan"), or any other person investing "plan assets" of any Plan, should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" in the Prospectus.

         The Class A-R Certificate may not be purchased by or transferred to a Plan or any other person investing "plan assets" of any Plan. Accordingly, the following discussion does not purport to discuss any considerations under ERISA with respect to the purchase, acquisition or resale of the Class A-R Certificate and for purposes of the following discussion all references to the Offered Certificates are deemed to exclude the Class A-R Certificate.

         The U.S. Department of Labor ("DOL") has issued Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") exempting certain transactions involving mortgage pool investment entities holding mortgages on certain residential property from the prohibited transaction provisions of ERISA and the Code. See "ERISA Considerations" in the Prospectus for a discussion of PTCE 83-1 and the prohibited transaction provisions of ERISA and the Code.

         Prohibited transaction exemptions granted by the DOL to each Underwriter (collectively, the "Exemption"), exempts the purchase and holding of the Class A Certificates by or with "plan assets" of a Plan from the prohibited transaction provisions of section 406(a) of ERISA (and the excise taxes imposed by section 4975(c)(1)(A) of the Code) provided that certain conditions are met. Among the conditions are the following: (i) the applicable Underwriter is the sole underwriter, or the manager or co-manager of the underwriting syndicate for such Class A Certificates, (ii) the Class A Certificates are rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S & P"), Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. ("Fitch"),
(iii) the Class A Certificates are collateralized by, among other things, obligations that bear interest or are purchased at a discount and are secured by single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on commercial real property), or fractional undivided interests in such obligations, (iv) the Class A Certificates are not subordinated to other Certificates of the Trust Fund, (v) the Plan is an "accredited investor" (as defined under Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended (the "Act")), (vi) the acquisition of the Class A Certificates by a Plan is on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated third party, and (vii) the compensation to the Underwriter represents reasonable compensation, the proceeds to the Seller represent not more than the fair market value of the obligations securing such Class A Certificates and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith. It is expected that the Class A Certificates will satisfy the conditions of the corresponding Exemption set forth above in clauses (i), (iii), (iv) and (vii). Whether the remaining conditions of the exemption will be satisfied with respect to the Class A Certificates will depend on the circumstances at the time "plan assets" of a Plan are used to acquire such Certificates. In that connection, the Class A Certificates will, on the date of their original issue, satisfy the condition set forth in clause (ii). In addition, if certain additional conditions specified in the Exemption are met, the Exemption would provide an exemption from the prohibited transaction provisions of ERISA section 406(b) (and the excise taxes imposed by section 4975(c)(1)(E) of the Code) relating to possible self-dealing transactions by fiduciaries who have discretionary authority, or render investment advice, with respect to Plan assets used to purchase Class A Certificates where the fiduciary (or its affiliate) is an obligor on the obligations or receivables held in the Trust Fund. The Exemption would not apply to certain otherwise prohibited transactions with respect to Plans sponsored by the following entities (or any affiliate of any such entity): (a) the Seller,
(b) the applicable Underwriter, (c) the Trustee, (d) the Servicer or (e) any obligor with respect to obligations or receivables included in the Seller constituting more than five percent of the aggregate unamortized principal balance of the assets in the Seller.

         Before purchasing a Class A Certificate, a fiduciary of a Plan or any other person investing "plan assets" of any Plan, should itself confirm that (a) the Class A Certificates constitute "certificates" for the purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase a Certificate on behalf or with "plan assets" of a Plan.

         Neither the Exemption nor PTCE 83-1 will apply to the Class M Certificates, the Class B-1 Certificates or the Class B-2 Certificates; therefore, the purchase or holding of a Class M Certificate, a Class B-1 Certificate or a Class B-2 Certificate by or with "plan assets" of a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Accordingly, transfer of the Class M, Class B-1 or Class B-2 Certificates will not be made unless the transferee (i) executes a representation letter in form and substance satisfactory to the Trustee and the Seller stating that (a) it is not, and is not acting on behalf of, any such Plan or using the "plan assets" of any such Plan to effect such purchase or (b) if it is an insurance company, that the source of funds used to purchase the Class M, Class B-1 or Class B-2 Certificates is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995) and there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTCE 95-60 or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section 1(a) of PTCE 95-60) at the date of acquisition or (ii) provides an opinion of counsel in form and substance satisfactory to the Trustee and the Seller that the purchase or holding of the Class M, Class B-1 or Class B-2 Certificates by or on behalf of such Plan will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Seller, the Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement. The Class M, Class B-1 and Class B-2 Certificates will contain a legend describing such restrictions on transfer and the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the Exemption or other exemptions, and the potential consequences to their specific circumstances prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of Certificates to a Plan is in no respect a representation by the Seller or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                            LEGAL INVESTMENT MATTERS

         The Class A and Class M Certificates offered hereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, are legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or federal or state banking, insurance or other regulatory authorities should review applicable rules, supervisory policies and guidelines, since certain restrictions may apply to investments in such classes. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether, and to what extent the Class A and Class M Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

         The Class B-1 and Class B-2 Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Class B-1 and Class B-2 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class B-1 and Class B-2 Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Class B-1 and Class B-2 Certificates will constitute legal investments for them.

         Except as to the status of the Class A and Class M Certificates as "mortgage related securities", the Seller makes no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristic of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Seller to the purchase price of the Mortgage Loans.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement dated January 28, 1998 and the terms agreement dated May 26, 1998 (collectively, the "Underwriting Agreement") each among the Seller, HomeSide Lending and the Underwriter, the Seller has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Seller, all of the Offered Certificates.

         The Underwriting Agreement provides that the Underwriter's obligations thereunder are subject to certain conditions precedent and that the Underwriter will be obligated to purchase all of the Offered Certificates if any are purchased.

         The distribution of the Offered Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agents, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of the Offered Certificates positioned by them, may be deemed to be underwriting discounts and commissions under the Act.

         The Underwriting Agreement provides that the Seller or HomeSide Lending will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Seller by Morgan, Lewis & Bockius LLP, New York, New York and for the Underwriter by Thacher Proffitt & Wood, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Seller by Morgan, Lewis & Bockius LLP.

                                     RATINGS

         It is a condition to the issuance of the Offered Certificates that the Class A Certificates (other than the Class IIA-P, Class IA-X and Class IIA-X Certificates) be rated "AAA" by each of Fitch and S&P, that the Class IIA-P, Class IA-X and Class IIA-X Certificates be rated "AAA" by Fitch and "AAAr" by S&P, and that the Class M, Class B-1 and Class B-2 Certificates be rated at least "AA", "A" and "BBB", respectively, by Fitch.

         The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. Fitch's ratings address the structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield.

         S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of payments required under the operative agreements. S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payment required under the certificates. S&P's ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's ratings do not address the possibility that investors may suffer a lower than anticipated yield.

         The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The Seller has not requested a rating of the Offered Certificates by any rating agency other than Fitch and S&P and the Seller has not provided information relating to the Certificates offered hereby or the Mortgage Loans to any rating agency other than Fitch and S&P. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if another rating agency rates such Certificates, what rating would be assigned to such Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Offered Certificates may be lower than the rating assigned to such Certificates by either, or both, of Fitch and S&P.

               GLOSSARY OF DEFINED TERMS IN PROSPECTUS SUPPLEMENT

                                                                            Page
                                                                            ----

Accounts....................................................................S-24
Act.........................................................................S-87
Adjusted Lockout Percentage.................................................S-76
Adjustment Amount...........................................................S-83
Advances....................................................................S-17
Aggregated Subordinated Percentage..........................................S-69
Agreement....................................................................S-8
Available Distribution Amount...............................................S-67
Bankruptcy Amount...........................................................S-84
Bankruptcy Loss.............................................................S-84
Book-Entry Certificates.....................................................S-63
Cede........................................................................S-63
Certificate Account.........................................................S-60
Certificate Owner............................................................S-8
Certificate Rate............................................................S-15
Certificateholders...........................................................S-8
Certificates...............................................................Cover
Class IA-4 Accretion Termination Date.......................................S-74
Class IA-4 Accrual Amount...................................................S-74
Class A Certificates.......................................................Cover
Class IA Certificates......................................................Cover
Class IIA Certificates.....................................................Cover
Class IA-1 Component Two Notional Amount....................................S-72
Class IA-1 Component Four Distribution Amount...............................S-74
Class IA-1 Component Five Notional Amount...................................S-72
Class IA-1 Component Three Accretion Termination Date.......................S-74
Class IA-1 Component Three Accrual Amount...................................S-74
Class IIA-P Distribution Amount.............................................S-76
Class IA-X Notional Amount..................................................S-72
Class IIA-X Notional Amount.................................................S-73
Class A Percentage..........................................................S-62
Class IA Percentage.........................................................S-62
Class IIA Percentage........................................................S-62
Class IA-X Stripped Interest Rate...........................................S-73
Class IIA-X Stripped Interest Rate..........................................S-73
Class B Certificates.......................................................Cover
Code........................................................................S-18
Collection Account..........................................................S-60
Commission...................................................................S-4
Component....................................................................S-6
Corporate Trust Office......................................................S-61
Credit Support..............................................................S-80
Credit Support Depletion Date...............................................S-70
Cut-off Date................................................................S-24

Debt Service Reduction......................................................S-84
Defaulted Mortgage Loan.....................................................S-61
Deficient Valuation.........................................................S-84
Definitive Certificates.....................................................S-64
Discount Mortgage Loans.....................................................S-71
Distribution Date...........................................................S-15
DOL.........................................................................S-86
DTC..........................................................................S-8
Due Date.....................................................................S-8
ERISA.......................................................................S-19
Excess Bankruptcy Losses....................................................S-84
Excess Fraud Losses.........................................................S-84
Excess Losses...............................................................S-82
Excess Special Hazard Losses................................................S-83
Exemption...................................................................S-86
FHLMC.......................................................................S-25
FICO Scores.................................................................S-25
Fitch........................................................................S-3
FNMA........................................................................S-25
Fraud Loss Amount...........................................................S-83
Fraud Losses................................................................S-83
Group One Available Distribution Amount.....................................S-67
Group Two Available Distribution Amount.....................................S-67
Group One Mortgage Loans...................................................Cover
Group Two Mortgage Loans...................................................Cover
Group One Remittance Rate...................................................S-71
Group Two Remittance Rate...................................................S-71
Group One Subordinated Amount...............................................S-73
Group Two Subordinated Amount...............................................S-73
HomeSide Lending...........................................................Cover
HomeSide Mortgage Securities.................................................S-7
Indirect Participants.......................................................S-64
Interest Accrual Amount.....................................................S-72
Interest Shortfall..........................................................S-72
Liquidated Mortgage Loan....................................................S-76
Liquidation Principal.......................................................S-76
Lockout Liquidation Amount..................................................S-77
Lockout Percentage..........................................................S-77
Lockout Prepayment Percentage...............................................S-77
Lockout Principal Distribution Amount.......................................S-76
Master REMIC.................................................................S-4
Modeling Assumptions........................................................S-12
Monthly Payments.............................................................S-8
Mortgage Group.............................................................Cover
Mortgage Group One.........................................................Cover
Mortgage Group Two.........................................................Cover
Mortgage Group One Subordinated Percentage..................................S-78

Mortgage Group Two Subordinated Percentage..................................S-78
Mortgage Group One Subordinated Prepayment Percentage.......................S-78
Mortgage Group Two Subordinated Prepayment Percentage.......................S-78
Mortgage Loans.............................................................Cover
Mortgage Loan Schedule......................................................S-58
Mortgage Note...............................................................S-24
Mortgage Pool..............................................................Cover
Mortgage Pool Principal Balance.............................................S-81
Mortgaged Properties........................................................S-24
Mortgage Rates..............................................................S-26
Net Mortgage Rate...........................................................S-71
Non-Discount Mortgage Loans.................................................S-71
Non-Offered Class B Certificates...........................................Cover
Non-Offered Class B Percentage..............................................S-62
Non-PO Allocated Amount.....................................................S-71
Non-PO Class A Certificates..................................................S-5
Non-PO Class IA Certificates.................................................S-5
Non-PO Class IIA Certificates................................................S-5
Non-PO Class A Optimal Principal Amount.....................................S-77
Non-PO Class IA Optimal Principal Amount....................................S-77
Non-PO Class IIA Optimal Principal Amount...................................S-77
Non-PO Class A Percentage...................................................S-78
Non-PO Class IA Percentage..................................................S-78
Non-PO Class IIA Percentage.................................................S-78
Non-PO Class A Prepayment Percentage........................................S-78
Non-PO Class IA Prepayment Percentage.......................................S-78
Non-PO Class IIA Prepayment Percentage......................................S-78
Non-PO Class A Principal Balance............................................S-78
Non-PO Class IA Principal Balance...........................................S-78
Non-PO Class IIA Principal Balance..........................................S-78
Non-PO Percentage...........................................................S-71
Non-recoverable Advance.....................................................S-61
Non-Supported Interest Shortfall............................................S-59
Offered Certificates.......................................................Cover
Original Subordinated Principal Balance.....................................S-79
Overcollateralization Group.................................................S-69
PACs.........................................................................S-5
Participant.................................................................S-63
Plan........................................................................S-19
Planned Principal Balance...................................................S-70
PO Percentage...............................................................S-70
Prepayment Interest Shortfall...............................................S-17
Prepayment Model............................................................S-45
Principal Prepayment Period.................................................S-15
Prospectus.................................................................Cover
PTCE 83-1...................................................................S-86
Realized Loss...............................................................S-82

Record Date.................................................................S-14
REMIC........................................................................S-4
Rules.......................................................................S-64
S & P........................................................................S-3
Scheduled Principal Balance.................................................S-73
Seller.....................................................................Cover
Servicer...................................................................Cover
Servicer Remittance Date....................................................S-60
Servicing Fee...............................................................S-59
SMMEA.......................................................................S-20
Special Hazard Amount.......................................................S-83
Special Hazard Loss.........................................................S-83
Step Down Percentage........................................................S-77
Stripped Interest Rate......................................................S-61
Subordinated Certificates....................................................S-6
Subordinated Lock-out Amount................................................S-80
Subordinated Optimal Principal Amount.......................................S-79
Subordinated Percentage.....................................................S-79
Subordinated Prepayment Percentage..........................................S-79
Subservicers................................................................S-24
Subsidiary REMIC............................................................S-17
TACs.........................................................................S-5
Targeted Principal Balance..................................................S-70
Trustee......................................................................S-7
Trustee Fee.................................................................S-61
Trust Fund.................................................................Cover
Undercollateralized Group...................................................S-69
Underwriting Agreement......................................................S-89
Underwriter................................................................Cover
U.S. Person.................................................................S-65

                                                    APPENDIX A

                            Class IA-1
                          Component Three       Class IA-3         Class IA-2          Class IA-7          Class IA-6
                        Targeted Principal  Targeted Principal  Planned Principal   Planned Principal  Planned Principal
                              Balance             Balance            Balance             Balance            Balance
                              -------             -------            -------             -------            -------
Initial Balance            $51,838,295.00      $62,400,000.00     $13,800,000.00      $13,397,588.00      $31,000,000.00
June 1998                   52,140,685.05       61,674,784.46      13,800,000.00       13,397,588.00       31,000,000.00
July 1998                   52,444,839.05       60,861,767.49      13,800,000.00       13,397,588.00       31,000,000.00
August 1998                 52,750,767.28       59,961,221.31      13,800,000.00       13,397,588.00       31,000,000.00
September 1998              53,058,480.09       58,973,430.79      13,800,000.00       13,397,588.00       31,000,000.00
October 1998                53,367,987.89       57,898,790.20      13,800,000.00       13,397,588.00       31,000,000.00
November 1998               53,679,301.15       56,737,803.25      13,800,000.00       13,397,588.00       31,000,000.00
December 1998               53,992,430.41       55,491,082.96      13,800,000.00       13,397,588.00       31,000,000.00
January 1999                54,307,386.25       54,159,351.24      13,800,000.00       13,397,588.00       31,000,000.00
February 1999               54,624,179.34       52,743,438.32      13,800,000.00       13,397,588.00       31,000,000.00
March 1999                  54,942,820.38       51,244,281.85      13,800,000.00       13,397,588.00       31,000,000.00
April 1999                  55,263,320.17       49,662,925.83      13,800,000.00       13,397,588.00       31,000,000.00
May 1999                    55,585,689.54       48,000,519.28      13,800,000.00       13,397,588.00       31,000,000.00
June 1999                   55,909,939.39       46,258,314.71      13,800,000.00       13,397,588.00       31,000,000.00
July 1999                   56,236,080.71       44,437,666.30      13,800,000.00       13,397,588.00       31,000,000.00
August 1999                 56,564,124.51       42,540,027.90      13,800,000.00       13,397,588.00       31,000,000.00
September 1999              56,894,081.90       40,566,950.80      13,800,000.00       13,397,588.00       31,000,000.00
October 1999                57,225,964.05       38,520,081.23      13,800,000.00       13,397,588.00       31,000,000.00
November 1999               57,559,782.17       36,401,157.77      13,800,000.00       13,397,588.00       31,000,000.00
December 1999               57,895,547.57       34,212,008.34      13,800,000.00       13,397,588.00       31,000,000.00
January 2000                58,233,271.59       31,954,657.37      13,800,000.00       13,397,588.00       31,000,000.00
February 2000               58,572,965.68       29,631,097.89      13,800,000.00       13,397,588.00       31,000,000.00
March 2000                  58,914,641.31       27,243,603.94      13,800,000.00       13,397,588.00       31,000,000.00
April 2000                  59,258,310.05       24,794,642.35      13,800,000.00       13,397,588.00       31,000,000.00
May 2000                    59,603,983.53       23,284,491.48      12,802,539.55       13,397,588.00       31,000,000.00
June 2000                   59,951,673.43       21,746,334.59      11,777,162.02       13,397,588.00       31,000,000.00
July 2000                   60,301,391.53       20,182,251.61      10,724,474.62       13,397,588.00       31,000,000.00
August 2000                 60,653,149.64       18,598,060.16       9,647,688.42       13,397,588.00       31,000,000.00
September 2000              61,006,959.68       17,004,536.08       8,553,582.95       13,397,588.00       31,000,000.00
October 2000                61,362,833.62       15,415,540.72       7,451,338.13       13,397,588.00       31,000,000.00
November 2000               61,720,783.48       13,844,101.53       6,349,879.31       13,397,588.00       31,000,000.00
December 2000               62,080,821.38       12,296,874.79       5,253,979.98       13,397,588.00       31,000,000.00
January 2001                62,442,959.51       10,773,437.97       4,163,611.83       13,397,588.00       31,000,000.00
February 2001               62,807,210.10        9,273,374.29       3,078,746.67       13,397,588.00       31,000,000.00
March 2001                  63,173,585.50        7,796,272.62       1,999,356.48       13,397,588.00       31,000,000.00
April 2001                  63,542,098.08        6,341,727.36         925,413.35       13,397,588.00       31,000,000.00
May 2001                    63,912,760.32        4,909,338.45               0.00       13,254,477.57       31,000,000.00
June 2001                   64,285,584.75        3,498,711.22               0.00       12,191,345.53       31,000,000.00
July 2001                   64,660,584.00        2,109,456.32               0.00       11,133,577.78       31,000,000.00
August 2001                 65,037,770.74          741,189.71               0.00       10,081,147.01       31,000,000.00
September 2001              64,810,690.22                0.00               0.00        9,034,026.07       31,000,000.00
October 2001                63,864,868.72                0.00               0.00        7,992,187.93       31,000,000.00
November 2001               62,941,140.13                0.00               0.00        6,955,605.72       31,000,000.00
December 2001               62,039,153.70                0.00               0.00        5,924,252.70       31,000,000.00

                            Class IA-1
                          Component Three       Class IA-3         Class IA-2          Class IA-7          Class IA-6
                        Targeted Principal  Targeted Principal  Planned Principal   Planned Principal  Planned Principal
                              Balance             Balance            Balance             Balance            Balance
                              -------             -------            -------             -------            -------
January 2002                61,158,563.65                0.00               0.00        4,898,102.28       31,000,000.00
February 2002               60,299,029.09                0.00               0.00        3,877,127.98       31,000,000.00
March 2002                  59,460,214.01                0.00               0.00        2,861,303.51       31,000,000.00
April 2002                  58,641,787.15                0.00               0.00        1,850,602.67       31,000,000.00
May 2002                    57,843,421.97                0.00               0.00          844,999.43       31,000,000.00
June 2002                   57,064,796.56                0.00               0.00                0.00       30,844,467.89
July 2002                   56,305,593.62                0.00               0.00                0.00       29,848,982.26
August 2002                 55,565,500.33                0.00               0.00                0.00       28,858,516.92
September 2002              54,844,208.37                0.00               0.00                0.00       27,873,046.37
October 2002                54,141,413.77                0.00               0.00                0.00       26,892,545.25
November 2002               53,456,816.92                0.00               0.00                0.00       25,916,988.32
December 2002               52,790,122.47                0.00               0.00                0.00       24,946,350.49
January 2003                52,141,039.29                0.00               0.00                0.00       23,980,606.78
February 2003               51,509,280.42                0.00               0.00                0.00       23,019,732.38
March 2003                  50,894,562.97                0.00               0.00                0.00       22,063,702.57
April 2003                  50,296,608.10                0.00               0.00                0.00       21,112,492.77
May 2003                    49,715,140.98                0.00               0.00                0.00       20,166,078.56
June 2003                   49,215,332.12                0.00               0.00                0.00       19,288,153.36
July 2003                   48,730,952.07                0.00               0.00                0.00       18,414,960.56
August 2003                 48,261,739.09                0.00               0.00                0.00       17,546,476.43
September 2003              47,807,435.20                0.00               0.00                0.00       16,682,677.35
October 2003                47,367,786.13                0.00               0.00                0.00       15,823,539.83
November 2003               46,942,541.26                0.00               0.00                0.00       14,969,040.52
December 2003               46,531,453.58                0.00               0.00                0.00
January 2004                46,134,279.64                0.00               0.00                0.00       13,273,863.70
February 2004               45,750,779.49                0.00               0.00                0.00       12,433,140.10
March 2004                  45,380,716.63                0.00               0.00                0.00       11,596,962.51
April 2004                  45,023,857.97                0.00               0.00                0.00       10,765,308.20
May 2004                    44,663,318.59                0.00               0.00                0.00        9,954,809.76
June 2004                   44,255,509.72                0.00               0.00                0.00        9,241,951.07
July 2004                   43,837,280.83                0.00               0.00                0.00        8,556,094.85
August 2004                 43,409,270.08                0.00               0.00                0.00        7,896,363.40
September 2004              42,972,091.90                0.00               0.00                0.00        7,261,906.04
October 2004                42,526,337.77                0.00               0.00                0.00        6,651,898.26
November 2004               42,072,576.95                0.00               0.00                0.00        6,065,540.97
December 2004               41,611,357.21                0.00               0.00                0.00        5,502,059.72
January 2005                41,143,205.54                0.00               0.00                0.00        4,960,703.96
February 2005               40,668,628.80                0.00               0.00                0.00        4,440,746.31
March 2005                  40,188,114.39                0.00               0.00                0.00        3,941,481.87
April 2005                  39,702,130.90                0.00               0.00                0.00        3,462,227.55
May 2005                    39,211,128.70                0.00               0.00                0.00        3,002,321.38
June 2005                   38,660,285.70                0.00               0.00                0.00        2,677,501.14
July 2005                   38,108,012.86                0.00               0.00                0.00        2,367,029.76
August 2005                 37,554,632.52                0.00               0.00                0.00        2,070,392.22
September 2005              37,000,452.78                0.00               0.00                0.00        1,787,090.41
October 2005                36,445,767.99                0.00               0.00                0.00        1,516,642.59

                            Class IA-1
                          Component Three       Class IA-3         Class IA-2          Class IA-7          Class IA-6
                        Targeted Principal  Targeted Principal  Planned Principal   Planned Principal  Planned Principal
                              Balance             Balance            Balance             Balance            Balance
                              -------             -------            -------             -------            -------
November 2005               35,890,859.29                0.00               0.00                0.00        1,258,582.91
December 2005               35,335,994.99                0.00               0.00                0.00        1,012,460.87
January 2006                34,781,431.08                0.00               0.00                0.00          777,840.85
February 2006               34,227,411.63                0.00               0.00                0.00          554,301.65
March 2006                  33,674,169.22                0.00               0.00                0.00          341,436.05
April 2006                  33,121,925.35                0.00               0.00                0.00          138,850.31
May 2006                    32,517,054.64                0.00               0.00                0.00                0.00
June 2006                   31,838,749.52                0.00               0.00                0.00                0.00
July 2006                   31,170,025.19                0.00               0.00                0.00                0.00
August 2006                 30,510,736.66                0.00               0.00                0.00                0.00
September 2006              29,860,740.95                0.00               0.00                0.00                0.00
October 2006                29,219,897.14                0.00               0.00                0.00                0.00
November 2006               28,588,066.25                0.00               0.00                0.00                0.00
December 2006               27,965,111.28                0.00               0.00                0.00                0.00
January 2007                27,350,897.15                0.00               0.00                0.00                0.00
February 2007               26,745,290.68                0.00               0.00                0.00                0.00
March 2007                  26,148,160.59                0.00               0.00                0.00                0.00
April 2007                  25,559,377.41                0.00               0.00                0.00                0.00
May 2007                    24,978,813.52                0.00               0.00                0.00                0.00
June 2007                   24,453,252.56                0.00               0.00                0.00                0.00
July 2007                   23,934,365.38                0.00               0.00                0.00                0.00
August 2007                 23,422,054.69                0.00               0.00                0.00                0.00
September 2007              22,916,224.52                0.00               0.00                0.00                0.00
October 2007                22,416,780.19                0.00               0.00                0.00                0.00
November 2007               21,923,628.28                0.00               0.00                0.00                0.00
December 2007               21,436,676.62                0.00               0.00                0.00                0.00
January 2008                20,955,834.27                0.00               0.00                0.00                0.00
February 2008               20,481,011.51                0.00               0.00                0.00                0.00
March 2008                  20,012,119.82                0.00               0.00                0.00                0.00
April 2008                  19,549,071.87                0.00               0.00                0.00                0.00
May 2008                    19,091,781.48                0.00               0.00                0.00                0.00
June 2008                   18,640,163.62                0.00               0.00                0.00                0.00
July 2008                   18,194,134.43                0.00               0.00                0.00                0.00
August 2008                 17,753,611.11                0.00               0.00                0.00                0.00
September 2008              17,318,512.02                0.00               0.00                0.00                0.00
October 2008                16,888,756.59                0.00               0.00                0.00                0.00
November 2008               16,464,265.30                0.00               0.00                0.00                0.00
December 2008               16,044,959.71                0.00               0.00                0.00                0.00
January 2009                15,630,762.44                0.00               0.00                0.00                0.00
February 2009               15,221,597.11                0.00               0.00                0.00                0.00
March 2009                  14,817,388.38                0.00               0.00                0.00                0.00
April 2009                  14,418,061.88                0.00               0.00                0.00                0.00
May 2009                    14,023,544.27                0.00               0.00                0.00                0.00
June 2009                   13,633,763.16                0.00               0.00                0.00                0.00
July 2009                   13,248,647.11                0.00               0.00                0.00                0.00
August 2009                 12,868,125.66                0.00               0.00                0.00                0.00

                            Class IA-1
                          Component Three       Class IA-3         Class IA-2          Class IA-7          Class IA-6
                        Targeted Principal  Targeted Principal  Planned Principal   Planned Principal  Planned Principal
                              Balance             Balance            Balance             Balance            Balance
                              -------             -------            -------             -------            -------
September 2009              12,492,129.26                0.00               0.00                0.00                0.00
October 2009                12,120,589.29                0.00               0.00                0.00                0.00
November 2009               11,753,438.04                0.00               0.00                0.00                0.00
December 2009               11,390,608.69                0.00               0.00                0.00                0.00
January 2010                11,032,035.32                0.00               0.00                0.00                0.00
February 2010               10,677,652.86                0.00               0.00                0.00                0.00
March 2010                  10,327,397.13                0.00               0.00                0.00                0.00
April 2010                   9,981,204.76                0.00               0.00                0.00                0.00
May 2010                     9,639,013.24                0.00               0.00                0.00                0.00
June 2010                    9,300,760.90                0.00               0.00                0.00                0.00
July 2010                    8,966,386.84                0.00               0.00                0.00                0.00
August 2010                  8,635,831.00                0.00               0.00                0.00                0.00
September 2010               8,309,034.11                0.00               0.00                0.00                0.00
October 2010                 7,985,937.64                0.00               0.00                0.00                0.00
November 2010                7,666,483.89                0.00               0.00                0.00                0.00
December 2010                7,350,615.86                0.00               0.00                0.00                0.00
January 2011                 7,038,277.34                0.00               0.00                0.00                0.00
February 2011                6,729,412.84                0.00               0.00                0.00                0.00
March 2011                   6,423,967.60                0.00               0.00                0.00                0.00
April 2011                   6,121,887.57                0.00               0.00                0.00                0.00
May 2011                     5,823,119.43                0.00               0.00                0.00                0.00
June 2011                    5,527,610.54                0.00               0.00                0.00                0.00
July 2011                    5,235,308.94                0.00               0.00                0.00                0.00
August 2011                  4,946,163.37                0.00               0.00                0.00                0.00
September 2011               4,660,123.22                0.00               0.00                0.00                0.00
October 2011                 4,377,138.56                0.00               0.00                0.00                0.00
November 2011                4,097,160.08                0.00               0.00                0.00                0.00
December 2011                3,820,139.15                0.00               0.00                0.00                0.00
January 2012                 3,546,027.75                0.00               0.00                0.00                0.00
February 2012                3,274,778.47                0.00               0.00                0.00                0.00
March 2012                   3,006,344.55                0.00               0.00                0.00                0.00
April 2012                   2,740,679.80                0.00               0.00                0.00                0.00
May 2012                     2,477,738.66                0.00               0.00                0.00                0.00
June 2012                    2,217,476.13                0.00               0.00                0.00                0.00
July 2012                    1,959,847.82                0.00               0.00                0.00                0.00
August 2012                  1,704,809.90                0.00               0.00                0.00                0.00
September 2012               1,452,319.09                0.00               0.00                0.00                0.00
October 2012                 1,202,332.69                0.00               0.00                0.00                0.00
November 2012                  954,808.54                0.00               0.00                0.00                0.00
December 2012                  709,705.02                0.00               0.00                0.00                0.00
January 2013                   466,981.05                0.00               0.00                0.00                0.00
February 2013                  226,596.07                0.00               0.00                0.00                0.00
March 2013                           0.00                0.00               0.00                0.00                0.00

===================================================================             ===========================================
   NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO
GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN
THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE,                        HOMESIDE MORTGAGE
SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING                       SECURITIES, INC.
BEEN AUTHORIZED BY THE SELLER OR ANY UNDERWRITER. THIS PROSPECTUS                               SELLER
SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR
A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED CERTIFICATES IN
ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH                           $196,664,528
OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF                      MULTI-CLASS MORTGAGE
THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY                          PASS-THROUGH CERTIFICATES,
CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS                         SERIES 1998-2
CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE
HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER SINCE SUCH DATE.

                         TABLE OF CONTENTS                                                       [LOGO]

                       PROSPECTUS SUPPLEMENT
                                                               Page
                                                               ----
Terms of the Certificates.......................................S-5
Risk Factors...................................................S-22
The Mortgage Pool..............................................S-24                      HOMESIDE LENDING, INC.
Prepayment and Yield Considerations............................S-42                             SERVICER
HomeSide Mortgage Securities, Inc..............................S-56
HomeSide Lending, Inc..........................................S-56
Delinquency and Foreclosure Experience of the Servicer.........S-57
The Pooling and Servicing Agreement............................S-58
Description of the Certificates................................S-62
Federal Income Tax Considerations..............................S-84             -------------------------------------------
ERISA Considerations...........................................S-86
Legal Investment Matters.......................................S-88
Use of Proceeds................................................S-89                       PROSPECTUS SUPPLEMENT
Underwriting...................................................S-89
Legal Matters..................................................S-89             -------------------------------------------
Ratings........................................................S-89
Glossary.......................................................S-91
Appendix A.....................................................S-95

                                                                                      DONALDSON, LUFKIN & JENRETTE
                            PROSPECTUS                                                   SECURITIES CORPORATION

Prospectus Supplement............................................ii
Available Information............................................ii
Incorporation of Certain Documents by Reference..................ii
Reports to Certificateholders...................................iii
Summary of Prospectus.............................................1                           May 26, 1998
Risk Factors......................................................6
Description of the Certificates...................................8
The Mortgage Pools...............................................11
Credit Support...................................................13
Yield, Maturity and Weighted Average Life Considerations.........18
HomeSide Mortgage Securities, Inc................................19
HomeSide Lending, Inc............................................19
Servicing of the Mortgage Loans..................................23
The Pooling and Servicing Agreement..............................27
Certain Legal Aspects of the Mortgage Loans......................33
Legal Investment Matters.........................................40
ERISA Considerations.............................................41
Federal Income Tax Consequences..................................43
Plan of Distribution.............................................56
Use of Proceeds..................................................57
Financial Information............................................57
Legal Matters....................................................58
===================================================================             ===========================================